                                                                     Exhibit 4.9


                           Second Priority
                           Credit Facility


                           for an amount not exceeding
                           USD 60,000,000



                           dated 11 October 2002




                           Golar Gas Holding Company, Inc.
                           as Borrower




                           The Financial Institutions
                           listed in Schedule 1
                           as Banks




                           Nordea Bank Norge ASA
                           as Agent



                           Nordea Bank Norge ASA, Den norske Bank ASA and Fortis Bank (Nederland) N.V.
                           as Arrangers






                           VOGT & WIIG AS

                                      INDEX

1        Interpretation.................................................4
2        Commitment....................................................13
3        Purpose and utilisation.......................................13
4        Conditions precedent..........................................13
5        Facility .....................................................14
6        Security .....................................................14
7        Interest .....................................................15
8        Interest periods..............................................15
9        Substitute basis..............................................16
10       Repayment.....................................................17
11       Prepayment....................................................18
13       Payments .....................................................19
14       Increased costs...............................................20
15       Illegality....................................................21
16       Representations and Warranties................................22
17       Undertakings..................................................28
18       Default ......................................................34
19       The Agent.....................................................37
20       Fees and Commission...........................................41
21       Expenses .....................................................42
22       Indemnities...................................................42
23       Amendments....................................................43
24       Assignment....................................................43
25       Sharing of payments...........................................44
26       Tax Lease Option..............................................45
27       Severability..................................................46
28       Notices ......................................................46
29       Conflicting provisions........................................47
30       Jurisdiction..................................................47
31       Governing law.................................................47
32       Service of process............................................47

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Schedule   1  Banks and commitments....................................48
Schedule   2  Conditions precedent documents...........................49
Schedule   3  Form of Drawdown Notice..................................52
Schedule   4  Form of Renewal Notice...................................53
Schedule   5  Form of Deed of Assignment ..............................54
Schedule   6  Form of Pledge of Accounts...............................69
Schedule   7  Form of Pledge of Borrower Shares........................76
Schedule   8  Form of Subsidiary Pledge................................84
Schedule   9  Form of Compliance Certificate...........................93
Schedule  10A Form of Guarantee........................................94
Schedule  10B Form of Guarantee.......................................101
Schedule   11 Form of Mortgage........................................108
Schedule   12 List of Charters and Management Agreements..............124
Schedule   13 Form of Co-ordination Agreement.........................128

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THIS AGREEMENT (the "Agreement") dated 11 October 2002 is made between:

(1) GOLAR GAS HOLDING COMPANY, INC., a company incorporated in the Republic of Liberia, having its registered office at 80 Broad Street, Monrovia, Liberia, as borrower (the "Borrower");

(2)       THE  FINANCIAL  INSTITUTIONS  LISTED  IN  SCHEDULE  1  as  banks  (the
          "Banks");

(3) NORDEA BANK NORGE ASA, P.O.Box 1166 Sentrum, Middelthunsgt. 17, 0368 Oslo, Norway, as agent (the "Agent"); and

(4) NORDEA BANK NORGE ASA, P.O.Box 1166 Sentrum, Middelthunsgt. 17, 0368 Oslo, Norway, DEN NORSKE BANK ASA, Stranden 21, 0021 Oslo, Norway and FORTIS BANK (NEDERLAND) N.V., Blaak 555, 3011 GB Rotterdam, The Netherlands acting through its Oslo Branch office, Munkedamsveien 53B, 0250 Oslo, Norway, as arrangers (the "Arrangers").

WHEREAS

The Banks have agreed to grant the Borrower a second priority credit facility for an amount not exceeding USD 60,000,000, subject to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:


1       Interpretation

1.1     Definitions

        In this Agreement and the preambles hereof;

        "Annualised EBITDA" means, at any relevant time, the EBITDA for the three month period ending on such date multiplied by four (4).

        "Borrowed Money" means Indebtedness incurred in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non recourse basis), (v) deferred payments for assets or services acquired (other than assets or services acquired on normal commercial terms in the ordinary course of business where payment is deferred by no more than 180 days), (vi) Capitalised Lease Obligations, (vii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money, (viii) guarantees in respect of Indebtedness of any person falling within any of (i) to (vii) above and
        (ix) preference share capital in the Borrower or any member of the Golar Gas Group which is or may be redeemable prior to the Maturity Date and/or the full and final discharge of all Indebtedness and liabilities of the Borrower under this Agreement.

        "Business Day" means a day upon which banks and foreign exchange markets are open for business of the nature required by this Agreement in Oslo, Amsterdam, London and New York.

        "Capitalised Lease Obligation" of any person means the obligation to pay rent or other payment amounts under a lease of (or other Borrowed Money arrangements conveying the right to use) real or personal property which is required to be classified and accounted for as a capitalised lease or a liability on the face of a balance sheet of such person in accordance with GAAP.

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        "Charter"  means,  in  relation to a Vessel as at the date  hereof,  the charterparty in respect of such Vessel (if any), details of which are specified in Schedule 12 and any future charters of any of the Vessels.

        "Charterer" means, in relation to a Vessel, the person or company or entity who is the charterer or employer of such Vessel.

        "Charter Guarantee" means, in relation to a Vessel:

        (a) as at the date hereof, any guarantee in respect of the current Charter of the Vessel which is specified in Schedule 12; and

        (b) any other guarantee, letter of credit, Encumbrance or other security given by any person to the relevant Owning Company in respect of the obligations of the Charterer under the Charter of that Vessel.

        "Charter Guarantor" means, in relation to a Vessel, any person who has given a Charter Guarantee to the Owning Company of that Vessel.

        "Commitment" means, in relation to a Bank, the principal amount set opposite its name in Schedule 1, constituting the total commitment of such Bank in relation to the Facility, to the extent not cancelled, reduced or transferred under this Agreement.

        "Commitment Period" means the period from the date of this Agreement until the date 12 months prior to the Maturity Date.

        "Compliance  Certificate"  means a  certificate  in the  form set out in
        Schedule 9.

        "Co-ordination Agreement" means the agreement dated 11 October 2002 entered into between the Security Agent, the Borrower and the Agent (on behalf of the Banks), substantially in the form set out in Schedule 13.

        "Current Assets" mean, on a consolidated basis, the current assets (as determined in accordance with GAAP) of the Golar Gas Group (excluding for this purpose, Oxbow, Golar Maritime, Faraway and Aurora Management Inc.).

        "Current Liabilities" mean, on a consolidated basis, the current liabilities (as determined in accordance with GAAP) of the Golar Gas Group (excluding for this purpose, Oxbow, Golar Maritime, Faraway and Aurora Management Inc.).

        "Deeds of Assignment" means each of the general assignments in favour of the Agent (on behalf of the Banks) on second priority (subject always to the First Deeds of Assignment) of (i) the Charters of the Vessels, (ii) the Earnings and any of the Owning Companies' present and future interest therein, (iii) the Charter Guarantees, (iv) the insurance proceeds in respect of all insurances of any of the Vessels and (v) any other moneys payable to any of the Owning Companies in relation to any of the Vessels or otherwise, as security for the Borrower's obligations under this Agreement, substantially in the form as set out in Schedule 5.

        "Default" means each Event of Default and each event that, with the giving of notice, lapse of time, or fulfilment or non-fulfilment (as the case may be) of any other applicable condition (or any combination of the foregoing), would become such an Event of Default.

        "Drawdown Date" means the date of an advance of a Drawing as specified by the Borrower in a Drawdown Notice.

        "Drawdown Notice" means a request made by the Borrower for the drawdown and advance of a Drawing, substantially in the form set out in Schedule 3.

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        "Drawing"  means the advance in the minimum amount of USD 10,000,000 and in integral multiples of USD 5,000,000, to be made in accordance with Clause 5.

        "Earnings" means, in relation to any Vessel, all moneys whatsoever from time to time due and payable to the relevant Owning Company during the Security Period arising out of the use or operation of such Vessel including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to the relevant Owning Company in the event of requisition of such Vessel for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or any payments for variation or termination) of any charterparty or other contract for the employment of such Vessel and any sums recoverable under any loss of earnings insurance.

        "EBITDA" means, for any period, the earnings before interest, taxes, depreciation and amortisation (calculated as income from operations plus any depreciation and amortisation, Interest Expense and Taxes on Overall Net Income deducted in calculating income from operations in respect of such period) of the Golar Gas Group (excluding for this purpose Oxbow, Golar Maritime, Faraway and Aurora Management Inc.) determined in accordance with GAAP on a consolidated basis.

        "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security deposit arrangement, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation, conditional sale or title transfer and/or retention arrangements having a similar effect).

        "Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts, applicable to any vessel or its operation required under any Environmental Law.

        "Environmental Claim" means any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any vessel.

        "Environmental Laws" mean all national, international and state laws, rules, regulations, treaties and conventions applicable to any vessel, pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants.

        "Event of Default"  means any of the events  specified as such in Clause
        18.1 (Events of Default).

        "Facility" means the credit facility available to the Borrower under Clause 5.1 of this Agreement.

        "Facility Amount" means an amount not exceeding USD 60,000,000.

        "Faraway" means Faraway Maritime Shipping Company Limited, a company incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia.

        "Faraway Documents" mean (i) the Faraway Shareholders Agreement being the shareholders agreement dated 14 June 1997 between Oxbow, Chinese Petroleum Corporation and Golar Maritime, (ii) the Golar Mazo Management Agreement being the management agreement dated 28 October 1997 in respect of Golar Mazo between Faraway and Aurora Management Inc. and
        (iii) the Faraway Loan Agreement.

        "Faraway Loan Agreement" means a loan agreement dated 26 November 1997 for a secured loan facility of up to USD 214,500,000 made between i.a. Bank of Taiwan (lead arranger), the banks and financial institutions referred to therein as lenders, Indosuez Asia Shipfinance Services Limited (agent) and Faraway (borrower).

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        "First  Deeds of  Assignment"  means the  general  assignments  on first priority of i.a. the Earnings, the Charters and the Insurances of each Vessel executed by each of the Owning Companies under the USD 325 mill. Facility Agreement.

        "First Mortgages" means the first priority mortgage over each of the Vessels executed by each of the Owning Companies and the Security Agent under the USD 325 mill. Facility Agreement.

        "First Pledge of Accounts" means the first priority pledges and assignments of the Borrower's accounts executed by the Borrower and the Security Agent under the USD 325 mill. Facility Agreement.

        "First Security Documents" means the security documents in favour of the Security Agent under the USD 325 mill. Facility Agreement.

        "First Subsidiary Pledge" means, in relation to each of the Owning Companies, Oxbow and Golar Maritime, the pledge of all of the issued shares of such companies, on first priority entered into by the Borrower in favour of the Security Agent as security for the Borrower's obligations under the USD 325 mill. Facility Agreement.

        "Free Available Cash" means, at any relevant time, the amount of the cash balances (being at any relevant time, an amount equal to the aggregate amount which is, at such time, credited to and/or invested in the accounts of the Borrower and the Owning Companies), freely available for use by the Borrower and/or any of the Owning Companies which may, notwithstanding any Encumbrance, right of set-off or agreement with any other party, be withdrawn and/or encashed and used by it for any lawful purposes without restriction (save for any pledge of accounts pursuant to the Security Documents and the First Security Document).

        "GAAP" means generally accepted accounting principles in the United States, consistently applied.

        "Golar Gas Group" means the Borrower and its Subsidiaries.

        "Golar LNG Group" means the Ultimate Owner and its Subsidiaries.

        "Golar Mazo" means M/V "GOLAR MAZO" registered under Liberian flag in the ownership of Faraway under Official Number 11170.

        "Golar Mazo Charter" means the time charterparty relative to M/V Golar Mazo dated 2 July 1997 made between Faraway (as owner) and Pertamina (as charterer), which is scheduled to expire on 31 December 2017.

        "Golar   Maritime"   means  Golar   Maritime   (Asia)  Inc.,  a  company
        incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia.

        "Guarantees" means the on demand guarantees issued or (as the context may require) to be issued by (i) the Ultimate Owner and (ii) the Subsidiary Guarantors (acting jointly and severally), respectively, in favour of the Agent (on behalf of the Banks) as security for the Borrower's obligations under this Agreement substantially in the form set out in Schedule 10A (to be issued by the Subsidiary Guarantors) and
        Schedule 10B (to be issued by the Ultimate Owner) and a "Guarantee" means any one of them.

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        "Guarantors" mean the Ultimate Owner, and the Subsidiary  Guarantors and a "Guarantor" means any of them.

        "Indebtedness" means any payment obligations or commitments of any nature for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent, hereunder any payment obligation incurred in respect of or resulting from any Borrowed Money, including but not limited to, subordinated debt and other equity contributions as accepted by the Agent (on behalf of the Banks).

        "Insurances" mean, in relation to any Vessel, all policies and contracts of insurance (which expression includes all entries of such Vessel in a protection and indemnity or war risk association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the relevant Owning Company (whether in the sole name of such Owning Company or in the joint names of such Owning Company and any other person) in respect of such Vessel or otherwise howsoever in connection with such Vessel and all benefits thereof (including claims of whatsoever nature and return of premiums).

        "Interest Expense" means, for any period, interest charges and related expenses for such period of the Golar Gas Group determined (excluding for this purpose Oxbow, Golar Maritime, Faraway and Aurora Management Inc.) in accordance with GAAP.

        "Interest Payment Date" means the last day of each Interest Period, and in respect of Interest Periods exceeding three months, also the date falling three months after the commencement thereof, and each date falling at three-monthly intervals thereafter.

        "Interest Period" means each period ascertained in accordance with Clause 8 (Interest Periods) of this Agreement.

        "ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A.741 (18) of the International Maritime Organisation and incorporated into the Safety of Life on Sea Convention and includes any amendments or extensions of it and any regulation issued pursuant to it.

        "LIBOR" means for any Interest Period:

        (a) the rate per annum equal to the offered quotation for deposits in USD ascertained by the Agent to be the rate established by the British Bankers' Association and appearing on the Reuter page LIBOR, published or reported by Reuter through its monitor service or any equivalent successor to such service at or about 11:00 hours a.m. (London time) on the applicable Quotation Date; or

        (b) if no such rate is available, the rate per annum at which the Agent is able to acquire the relevant currency for the relevant Interest Period in the London Interbank Euro-currency Market at about 11:00 hours a.m. (London time) on the applicable Quotation Date, as conclusively certified by the Agent to the Borrower.

        "Loan" means the principal amount from time to time outstanding under the Facility.

        "Loss Payable Clauses" mean the provisions regulating the manner payment of sums receivable under the Insurances of a Vessel which are to be incorporated in the relevant insurance documents, such Loss Payable Clauses to be in the form as set out in Appendix 2A to the Deeds of Assignment or in such other form as may from time to time be agreed in writing by the Agent.

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        "Management   Agreement"  means,  in  relation  to  a  Vessel;  (a)  the management agreement between the relevant Owning Company and the Manager thereof, providing (inter alia) for the Manager to provide technical management of (inter alia) such Vessel and (b) any future management agreement relative (inter alia) to that Vessel entered into by the relevant Owning Company with a Manager on terms previously approved by the Agent (such approval not to be unreasonably withheld) or in relation to Golar Mazo, the management agreement between Faraway and Aurora Management Inc. and the "Management Agreements" means all of such agreements.

        "Manager" means, in relation to a Vessel: (a) such manager as set out in
        Schedule 12, being approved by the Agent (on behalf of the Banks) (including, but not limited to, any other manager or sub-manager to whom such manager may delegate its management of such Vessel on terms, inter alia, that such manager remains wholly responsible as principal to the relevant Owning Company for the due performance of the relevant management obligations; or (b)any other entity appointed with the prior written consent of the Agent as manager of such Vessel, and in relation to Golar Mazo, Aurora Management Inc.

        "Margin" means 2.0% (two point zero per cent) per annum, increasing by 0.25% (zero point twenty five per cent) per annum on 30 November 2004 and 30 November 2005.

        "Market Value" means the fair market value of each of the Vessels and Golar Mazo in USD determined as the arithmetic average of independent valuations of the Vessels and Golar Mazo obtained (at the cost of the Borrower) from two independent and well reputed shipbrokers experienced in the valuation of this kind of vessels, one nominated by the Agent and the other nominated by the Borrower from a list of independent firms of shipbrokers from time to time approved in writing by the Agent or, failing such nomination (within 7 days of a request from the Agent to nominate a firm) or approval, appointed by the Agent in its sole discretion. Such valuations to be made on the basis of a sale for prompt delivery for cash at arms length on commercial terms as between a willing buyer and willing seller taking into account the benefit of any Charter or the Golar Mazo Charter or any other charterparty or other engagement concerning each vessel and, if the Agent requires, such valuation to be made after physical inspection, with such physical inspection having been carried out. Unless one such valuations is for an amount which is 110% or more of the other, the mean of such valuations shall constitute the value of the relevant Vessel. If one such valuation is for such amount, the Agent shall appoint (as the cost of the Borrower) a third independent firm of shipbrokers to value such Vessel on the same basis and in the same manner and the mean of all three such valuations shall constitute the value of the relevant Vessel.

        "Master Agreement" means the master agreement dated 12 August 1999 as amended by addendum no 1 thereto dated 5 January 2000 between Golar Khannur Inc., Golar Freeze Inc., Golar Gimi Inc., Golar Hilli Inc., Osprey Maritime and Methane Services Limited.

        "Maturity Date" means 31 May 2007.

        "Mortgage" means a second priority mortgage of each of the Vessels in the principal amount of USD 60,000,000 plus interest (including default interests) and costs, executed or (as the context may require) to be executed by the relevant Owning Company in favour of the Agent (on behalf of the Banks) as security for the Borrower's obligations under this Agreement, substantially in the form set out in Schedule 11 hereto, and being registered against each of the Vessels in the Liberian Ship Registry and "Mortgages" mean all of such mortgages.

        "Net Debt" means, on a consolidated basis, an amount equal to the aggregate of all Borrowed Money of the Golar Gas Group (excluding for this purpose Oxbow, Golar Maritime, Faraway and Aurora Management Inc.) other than subordinated debt less Free Available Cash.

        "Omnibus Agreement" means the agreement dated 25 October 2001 entered into between Methane Services Ltd., BG International Ltd., BG Asia Pacific Pte. Ltd., Osprey Maritime Ltd., Golar Management Ltd., the Utlimate Owner, Golar Kahnnur Inc., Golar Freeze Inc., Golar Gimi Inc., Golar Hilli Inc., Golar LNG 2215 Corporation and Poten & Partners Inc.

        "Owning Company" means each of (i) Golar Gas Cryogenics Inc. a company incorporated in the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia being the owner of M/V "GOLAR SPIRIT", (ii) Golar Hilli Inc. a company incorporated in the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia being the owner of M/V "HILLI", (iii) Golar Gimi Inc. a company incorporated in the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia being the owner of M/V "GIMI", (iv) Golar Khannur Inc. a company incorporated in the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia being the owner of M/V "KHANNUR" and (v) Golar Freeze Inc. a company incorporated in the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia being the owner of M/V "GOLAR FREEZE" and "Owning Companies" mean all of such companies.

        "Oxbow" means Oxbow Holdings Inc., a company incorporated in the British Virgin Islands whose registered address is at P.O. Box 3321, Road Town, Tortola, British Virgin Islands.

        "Parent"   means   Gotaas-Larsen   Shipping   Corporation.,   a  company
        incorporated in the Republic of Liberia whose registered address is at 80 Broad Street, Monrovia, Liberia.

        "Party" means a party to this Agreement.

        "Permitted Encumbrances" means (i) any Encumbrance created pursuant to the First Security Documents and (ii) any Encumbrance created pursuant to the Security Documents.

        "Pertamina" means Perusahaan Pertambangan Minyak Dan Gas Bumi Negara of Patra Jasa Building, 2nd Floor, Jl. Jend. Gatot Soebroto Kav. 32-34, Jakarta 12950, Indonesia.

        "Pledge of Accounts" means a second priority pledge of the Borrower's account no. 6018.04.41444 with the Agent and such other account or accounts which may later be agreed between the Borrower and the Agent to be executed by the Borrower and the Agent (on behalf of the Banks) and the Account Bank (as defined therein) as security for the Borrower's obligations under this Agreement, substantially in the form set out in
        Schedule 6.

        "Pledge of Borrower Shares" means, in relation to the Borrower, the pledge of all of the issued shares of such company, on first priority to be entered into between the Parent and the Agent (on behalf of the Banks), as security for the Borrower's obligations under this Agreement, substantially in the form set out in Schedule 7.

        "Pollutant" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollutant Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980.

        "Quotation Date" means the second Business Day before the first day of an Interest Period.

        "Renewal Notice" means a request made by the Borrower for renewal of the Loan, substantially in the form set out in Schedule 4.

        "Security Agent" means Den norske Bank ASA in its capacity as security agent under the USD 325 mill. Facility Agreement.

        "Security Documents" means the Mortgages, the Deeds of Assignment, the Pledge of Accounts, the Pledge of Borrower Shares, the Subsidiary Pledges and the Guarantees.

        "Security Interest" means any mortgage, pledge, lien, charge (whether fixed or floating), assignment by way of security, finance lease, sale-and-repurchase or sale-and-leaseback arrangement, sale of receivables on a recourse basis or security interest or any other agreement or arrangement having the effect of conferring security, except for liens arising solely by operation of law and/or in the ordinary course of business securing amounts not more than 30 days overdue.

        "Security Period" means the period commencing on the date of this Agreement and so long as any moneys are owning, actually or contingently under the Security Documents and while all or any part of the Loan or Commitments remain outstanding.

        "Subsidiary Guarantors" means the Owning Companies, Oxbow and Golar Maritime.

        "Subsidiary" of a person means any company or entity directly or indirectly controlled by such person and any sub-subsidiaries thereof.

        "Subsidiary Pledge" means, in relation to each of the Owning Company, Oxbow and Golar Maritime, the pledge of all of the issued sharers of such companies, with second priority after the First Subsidiary Pledge, to be entered into between the Borrower and the Agent (on behalf of the Banks) as security for the Borrower's obligations under this Agreement, substantially in the form set out in Schedule 8 and "Subsidiary Pledges" means all of such pledges.

        "Taxes" includes any present or future taxes, levies, duties, imposts, withholdings, deductions, fees or charges of any nature, together with interest thereon and penalties in respect thereof, and "tax" and "taxation" shall be construed accordingly.

        "Tax Lease Option" means the option referred to in Clause 26.

        "Tax on Overall Net Income" of a Bank shall be construed as a reference to tax imposed on that Bank by the jurisdiction under the laws of which it has been incorporated or in which it is located on (i) the net income, profits or gains of that Bank world wide or (ii) such of the net income, profits or gains of that Bank as are considered to arise in or to relate to or are taxable in that jurisdiction.

        "Total  Loss"  means any event  which  will  entitle  any of the  Owning
        Companies to claim payment of the insured value under any of the Insurances pursuant to Clause 17.14 (Insurances), which shall include actual, constructive, compromised or arranged total loss or compulsory acquisition of any of the Vessels.

        "Transaction Documents" means this Agreement, the Security Documents, the Co-ordination Agreement, the Faraway Documents, the Charters, the Omnibus Agreement, the Charter Guarantees, the Master Agreement, the Golar Mazo Charter, the USD 325 mill. Facility Agreement, the First
        Security Documents, the Management Agreements and the agreements or documents contemplated herein or therein.

        "Ultimate Owner" means Golar LNG Ltd., a company incorporated in Bermuda whose registered address is Par-la Ville Place, 4th Floor, 14 Par-la Ville Road, Hamilton HM08, Bermuda, being the owner of the Parent.

        "USD" means the lawful currency for the time being of the United States of America.

        "USD 325 mill. Facility" means the term loan facility granted to the Borrower under the USD 325 mill. Facility Agreement.

        "USD 325 mill. Facility Agreement" means the USD 325 mill. term loan facility dated 31 May 2001 entered into between (i) the Borrower (as borrower), (ii) the banks and financial institutions listed therein,
        (iii) Christiania Bank og Kreditkasse ASA (now Nordea Bank Norge ASA), Den norske Bank ASA, Citibank N.A. and Fortis Bank (Nederland) N.V. as lead arrangers, (iv) Den norske Bank ASA and Christiania Bank og Kreditkasse ASA as swap banks, (v) Christiania Bank og Kreditkasse ASA as administrative agent and (vi) Den norske Bank ASA as security agent.

        "Vessels" means each of M/V "GOLAR SPIRIT", M/V "HILLI", M/V "GIMI", M/V "KHANNUR" and M/V "GOLAR FREEZE" owned by the relevant Owning Company and a "Vessel" means any of the Vessels.

1.2     Construction

        In this Agreement, unless the context or any express provisions of this Agreement otherwise requires:

        (a) words importing the singular shall include the plural and vice versa;

        (b) the index to and the headings in this Agreement are for convenience only and shall be ignored in construing this Agreement;

        (c) reference to any Party shall, subject to Clause 24, be deemed to be a reference to or include, as appropriate, such Party's permitted successors and assignees or transferees;

        (d) references to Clauses and sub-Clauses and the Schedules are references to, respectively, the Clauses and sub-Clauses of, and the Schedules to, this Agreement;

        (e) all references to statutes and other legislation include all modifications, re-enactments and amendments thereof; and

        (f) a reference to this Agreement, the Transaction Documents or to another agreement or document shall be construed as including a reference to all permitted amendments or variations thereof or supplements thereto from time to time in force, but without prejudice to the Borrower's obligations to obtain necessary consent in respect of such amendment or supplement.

2       Commitment

2.1     Facility

        Subject to the terms of this Agreement, each Bank agrees to make available to the Borrower the Facility in an aggregate principal amount not exceeding its Commitment.

2.2     Obligations several

        The obligations of the Banks under this Agreement are several, to the effect that;

        (a) failure of a Bank to carry out its obligations under this Agreement shall not relieve any other party hereto of any of its obligations under this Agreement; and

        (b) no Bank shall be responsible for the obligations of any other Bank hereunder.

3       Purpose and utilisation

3.1     Facility

        The purpose of the Facility is to provide the Borrower with funds for the purpose of financing the payment of dividends to the Parent and, subsequently to the Ultimate Owner and/or the provision of a loan to the Ultimate Owner which the Ultimate Owner will use to finance its newbuilding program.

3.2     No inquiry

        Without prejudice to the foregoing and to the remaining provisions of this Agreement, neither the Agent nor any Bank shall be bound to inquire as to, nor shall any of them be responsible for, the application by the Borrower of the Facility Amount.

4       Conditions precedent

4.1     Initial conditions

        The obligations of the Agent and each Bank hereunder are subject to the condition that the Agent (on behalf of the Banks) has received all the documents set out in Schedule 2 in a form and substance satisfactory to it no less than five Business Days prior to the first Drawdown Date hereunder.

        If the documents set out in Schedule 2 are not submitted as originals, photocopies of the original documents must be certified by a lawyer before submittal to the Agent.

4.2     Specific conditions

        The obligations of the Agent and each Bank hereunder in respect of the Facility are further subject to the specific conditions that for any Drawing, on both the date of the Drawdown Notice and the Drawdown Date:

        (a) the representations and warranties in Clause 16 (Representations and Warranties) deemed to be repeated on those dates are true, correct and not misleading and will be true, correct and not misleading immediately after advance of the Drawing under this Agreement with reference to the facts and circumstances then prevailing, unless otherwise informed to the Agent in writing and, if not permitted under this Agreement, waived by the Banks prior to such dates; and

        (b) no Default has occurred or is threatening or would result from the advance of the Drawing.

5       Facility

        Subject to the terms of this Agreement, the Facility Amount will be made available to the Borrower to be drawn in the Commitment Period in up to three Drawings.

5.1.1   Drawdown Notice

        The Borrower shall, not later than 10:00 a.m. (London time) five Business Days prior to the requested Drawdown Date, or on such earlier or later date as may be agreed with the Agent by the Banks, serve to the Agent the Drawdown Notice which, once received by the Agent, shall be irrevocable.

5.1.2   Effect

        The giving of each Drawdown Notice by the Borrower shall be deemed to constitute a representation and warranty by the Borrower that all the representations and warranties set forth in Clause 16 (Representations and Warranties) are true, correct and not misleading as of such date as if made on such date, that the conditions specified in Clause 4 have been or will upon each Drawdown Date be fully performed, and that no Event of Default or any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred or is threatening.

5.1.3   Participation

        The Banks shall upon confirmation from the Agent that the Agent has received a duly completed Drawdown Notice and subject to the terms and conditions of this Agreement, and provided that no Event of Default has occurred or is threatening, make their Commitments in respect of the relevant Drawing available to the Borrower in one disbursement on the requested Drawdown Date.

5.1.4   Availability

        Each Drawing shall be made available to the Borrower by the Agent who shall promptly transfer all amounts received by it from the Banks to the Borrower to the account specified in the Drawdown Notice in the same funds as they have been received by the Agent.

6       Security

6.1     Security

        The Borrower's obligations towards the Banks and the Agent under or in connection with this Agreement and the Facility, including without limitation the obligation to repay the Loan together with all unpaid interest, default interest, commissions, charges, fees and expenses, or any liability whatsoever derived therefrom, shall be secured by the Security Documents.

6.2     Set-off

        In the event of non-payment of any amount hereunder when due, the Agent (acting on its own behalf and on behalf of the Banks) and each of the Banks individually (acting on its own behalf and on behalf of the Agent and the other Banks) shall, to the extent permitted by applicable law and always subject to the Co-ordination Agreement, have a separate right of set-off in respect of any credit balance, in any currency, on any account the Borrower might have with either the Agent or any of the Banks (branches included), from time to time towards satisfaction of any sum due to the Agent or any of the Banks hereunder.

7       Interest

7.1     Rate

        The rate of interest applicable to the Loan for each Interest Period shall be the rate per annum determined by the Agent to be the aggregate of:

        (a)     the Margin; and

        (b)     LIBOR for the relevant Interest Period.

7.2     Payment

        Except as otherwise provided herein, accrued interest in relation to the Loan for each Interest Period is payable by the Borrower on each Interest Payment Date, and in relation to any amount prepaid, on the date of such prepayment as set out in Clause 11.4.

7.3     Accrual

        Interest shall accrue from day to day and on the basis of a year of 360 days and for the actual number of days elapsed and shall be paid in USD.

7.4     Default interest

        In the event of any payments hereunder not being received on the due date therefore, interest is payable by the Borrower from the due date until such payment is received, at a rate to be determined by the Agent to be the aggregate sum of 2.0 per cent per annum, the Margin and the costs the Banks will incur in financing the Loan for such periods as the Banks shall determine (each such period referred to as a "Designated Interest Period"), such interest being payable by the Borrower upon the Agent's written demand.

7.5     Notification

        The Agent shall without undue delay notify each relevant Party of the determination of a rate of interest under this Agreement.

7.6     Effective Annual Interest Rate

        The Borrower has acknowledged and agreed to the calculation of effective annual interest payable by the Borrower under the Facility as set out in a letter from the Agent (on behalf of the Banks) to the Borrower of even date herewith.

8       Interest periods

8.1     Selection

        (a) The Borrower shall select the first Interest Period for the first Drawing in the Drawdown Notice such Interest Period commencing on the Drawdown Date, and each subsequent Interest Period will commence forthwith upon expiry of the immediately preceding Interest Period;

        (b)     each  subsequent  Drawing  shall be  consolidated  with previous
                Drawings;

        (c) the Borrower shall, by serving the Renewal Notice to the Agent not later than 10:00 hours a.m. (London time) two Business Days before the beginning of each Interest Period, specify the duration of that Interest Period. The Renewal Notice shall constitute a representation and warranty to the effect that, on the date of that notice, the representations and warranties in Clause 16 (Representations and Warranties) remain true, correct and not misleading and that no Event of Default has occurred or is threatening.

8.2     Duration

        Subject to the provisions of this Clause 8, each Interest Period is to be for a period of one, three or six months, subject always to availability to all the Banks, and provided that the number of one month Interest Periods in one calendar year never shall exceed three.

8.3     Deemed Selection

        If the Borrower fails to select an Interest Period in accordance with the preceding provisions, or if the Agent after consultation with the Banks shall certify to the Borrower that the funds requested are not available for an Interest Period of the length requested by the Borrower, there shall be deemed to have been selected an Interest Period of three months.

8.4     Non-Business Days

        If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next Business Day in that calendar month, or if the next Business Day would fall in the next calendar month, the Interest Period shall be shortened to the preceding Business Day.

8.5     Notification

        The Agent shall notify the Banks of the duration of each Interest Period promptly after ascertaining the same.

9       Substitute basis

9.1     Suspension

        If, on or prior to a Quotation Date:

        (a) the Agent reasonably determines that adequate and fair means do not exist for ascertaining LIBOR; or

        (b) prior to 2:00 p.m. (London time) on the Quotation Date the Agent receives notification from any Bank (the "Affected Bank") that:

                (i) matching deposits are not available to them in the London interbank market in sufficient amounts to fund their participation in the relevant Drawing for the relevant Interest Period; or

                (ii) the cost to them of obtaining matching deposits in the London interbank market to fund their respective participation in the relevant Drawing would be in excess of LIBOR for the relevant Interest Period, the Agent shall immediately give written notice (the "Suspension Notice") of such determination or notification to the Borrower and the Banks.

9.2     Before utilisation

        If a Suspension Notice relates to a Drawing before it has been advanced then the Banks shall not be obliged to advance the Drawing and each Affected Bank shall not be obliged to participate in the Drawing until written notice to the contrary is given by the Banks or such Affected Bank to the Borrower. In such case, during the period of 30 days from such Suspension Notice, each Bank or Affected Bank and the Agent shall negotiate in good faith with the Borrower with a view to agreeing to an alternative basis for the borrowing of the Drawing or of such Affected Bank's participation in the Drawing. If such alternative basis is agreed between the Borrower and the Banks or such Affected Bank, it shall apply in accordance with its terms.

9.3     Following utilisation

        If a Suspension Notice relates to a Drawing or the Loan after it has been advanced, the Banks or such Affected Bank shall, during the period of 30 days from such Suspension Notice, in consultation with the Agent and the Borrower, certify to the Agent and the Borrower such alternative basis as the Banks or such Affected Bank in their sole and absolute discretion shall determine (in this Agreement referred to as their "Substitute Basis") for maintaining the participation of the Banks or such Affected Bank in the Drawing or the Loan. Without limitation, such Substitute Basis may be retroactive to the beginning of such Interest Period (being the Interest Period commencing at or around the date of the Suspension Notice), and may include an alternative method of fixing the interest rate (which shall reflect the cost to the Banks or such Affected Bank of funding its participation in the Drawing or the Loan from other sources plus the Margin and alternative Interest Periods). Each Substitute Basis so certified shall be binding upon the Borrower and the Banks or Affected Bank and shall be treated as part of this Agreement.

9.4     Consultation

        So long as any Substitute Basis is in force the Agent (in consultation with the Borrower and each Bank certifying a Substitute Basis) shall from time to time, but not less often than monthly, review whether or not the circumstances referred to in Clause 9.1 still prevail with a view to returning to the normal provisions of this Agreement.

10      Repayment

        The Borrower shall repay the Loan in quarterly consecutive instalments of USD 4,000,000, the first instalment being payable on 30 November 2003. The Loan shall be repaid in full on the Maturity Date.

11      Prepayment

11.1    Voluntary prepayment

        The Borrower may (subject to the payment of applicable breakage costs) upon fifteen Business Days' written notice to the Agent (on behalf of the Banks), on the last Business Day of an Interest Period, prepay the Loan by minimum amounts of USD 5,000,000 and integral multiples of USD 1,000,000.

11.2    Mandatory prepayment

        To the extent that the Borrower is obliged to make a mandatory prepayment pursuant to Clause 4 of the USD 325 mill. Facility Agreement, the balance between the proceeds received by the Borrower and the prepayment made under the 325 mill. Facility Agreement shall be used as prepayment hereunder.

11.3    Effect of prepayment

        Any amount prepaid pursuant to this Clause 11 shall be applied against the remaining instalments in inverse order of maturity and may not be drawn again.

11.4    Additional right of prepayment

        If:

        (a) the Borrower is required to pay to a Bank any additional amounts under Clause 13.6 (Taxes); or

        (b) the Borrower is required to pay to a Bank any amount under Clause 14 (Increased costs);

        then, without prejudice to the obligations of the Borrower under those Clauses, the Borrower may, subject to Clause 11.5 (Conditions), whilst the circumstances continue, serve a notice of prepayment on that Bank through the Agent. On the date falling five Business Days after the date of service of the notice:

                (i) the Borrower shall prepay that Bank's participation in the Loan; and

                (ii) any undrawn part of that Bank's Commitment in respect of the Facility Amount shall be cancelled.

11.5    Conditions

        (a) Any notice of prepayment under this Agreement is irrevocable and shall specify the date on which the prepayment is to become effective and the amount is to be prepaid. The Agent shall notify the Banks promptly of receipt and contents of any such notice.

        (b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and any amounts due in respect of such prepayment under Clause 22 (Indemnities).

12      Cancellation

        The Borrower may, upon ten Business Days' written notice to the Banks which shall be irrevocable, cancel the Facility Amount (in whole or in part) in multiples of minimum USD 10,000,000 and in integral multiples of USD 5,000,000 without premium of penalty. Any amount so cancelled, will not be reinstated.

13      Payments

13.1    Place

        All payments by the Borrower or a Bank under this Agreement shall be made to the Agent to its account at such office or bank as the Agent may from time to time designate.

13.2    Funds

        Payments under this Agreement to the Agent shall be made for value on the due date at such times and in such amounts as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

13.3    Distribution

        Each payment received by the Agent under this Agreement for another Party shall be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency as it may notify to the Agent for this purpose by not less than five Business Days prior written notice.

13.4    Currency

        (a) Any amount payable under this Agreement is, except as otherwise provided for herein, payable in USD.

        (b) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

13.5    Set-off and counterclaims

        All payments made by the Borrower under this Agreement shall be made without set-off or counterclaim.

13.6    Taxes

        All payments by the Borrower under this Agreement shall be made free and clear of and without deduction for or on account of any Taxes, except to the extent that the Borrower is required by law to make payment subject to any Taxes. If by requirement of law any Tax or amounts in respect of Tax must be deducted or withheld from any amounts payable or paid by the Borrower, or paid or payable by the Agent to a Bank, under this Agreement, the Borrower (or the Agent, if required) shall pay such Tax to the relevant authority and the Borrower shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives (free from any liability in respect of any such deduction or withholding) a net amount equal to the full amount which it would have received had payment not been made subject to Tax or other deduction. The Borrower shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts paid or payable in respect of any deduction or withholding as aforesaid.

13.7    Non-Business Days

        If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall be extended to the next Business Day in the same calendar month provided that if the next Business Day would fall in the next calendar month, the due date for that payment shall instead be the preceding Business Day.

13.8    Partial payments

        If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under this Agreement and the Security Documents, the Agent shall apply that payment towards the discharge of the obligations of the Borrower under this Agreement in the following order:

        (a) firstly, in or towards payment pro rata of any unpaid costs and expenses of the Agent and the Banks;

        (b) secondly, in or towards payment pro rata of any accrued fees due but unpaid under Clause 20 (Fees);

        (c) thirdly, in or towards payment pro rata of any accrued interest unpaid;

        (d) fourthly, in or towards payment pro rata of any principal due from the Borrower but unpaid; and

        (e) fifthly, in or towards payment pro rata of any other sum due but unpaid.

14      Increased costs

14.1    Recovery

        (a) Subject to Clause 14.2 (Exceptions) and the relevant Bank notifying the Borrower of any event referred to below promptly upon becoming aware thereof, the Borrower shall, promptly after demand by a Bank, pay to that Bank the amount of any increased cost relating to this Agreement incurred by it as a result of:

                (i) any change in, or any change in the interpretation or application by any competent authority of, any relevant law or regulation after the date of this Agreement; or

                (ii) compliance with any regulation made by a competent authority of the jurisdiction in which it is incorporated and/or in which its principal office is located after the date of this Agreement, including any law or regulation relating to taxation, or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

        (b)     In this Agreement "increased cost" means:

                (i) a reduction in any amount payable to a Bank or the effective return to a Bank on its capital which would not have occurred had that Bank not entered into this Agreement; or

                (ii) the amount of any payment made by a Bank, or the amount of any interest or other return foregone by a Bank, calculated by reference to any amounts received or receivable by that Bank from the Agent or the Borrower under this Agreement, all as certified by the relevant Bank, such certificate to set out in reasonable detail the circumstances giving rise to the claim for payment of increased costs and the calculations of the amount claimed and shall be conclusive evidence, save for manifest error, of the amount due from the Borrower.

14.2    Exceptions

        Clause 14.1 (Increased costs) does not apply to any increased cost:

        (a)     provided for by the operation of Clause 13.6 (Taxes); or

        (b) attributable to any change in the rate of Tax on Overall Net Income of a Bank.

15      Illegality

        If any  change  in or  introduction  of  any  law,  regulation,  treaty, official directive or official request, or any change in the interpretation or application thereof, makes it unlawful (or contrary to such directive or request) hereunder or in any jurisdiction applicable to a Bank for any Bank to make available or fund or maintain the Facility or to give effect to its obligations as contemplated hereby, such Bank may, by written notice thereof to the Borrower through the Agent, declare that such Bank's obligations shall be terminated forthwith whereupon the Borrower will prepay that Bank's participation in the Facility through the Agent within ten Business Days thereafter without penalty.

16      Representations and Warranties

16.1    Initial warranties

        The Borrower represents and warrants to the Agent and each Bank that:

16.1.1 Status The Borrower is a limited liability company duly incorporated in the Republic of Liberia, validly existing and registered under the laws of the Republic of Liberia, with an authorised share capital of 1.000 shares of no par value each of which 500 shares have been issued and fully paid and is outstanding in registered form and the legal title and beneficial ownership of all such shares is held by the Parent, and has the power to own its assets and carry on its business as presently being conducted.

        The Parent is a limited company duly incorporated in the Republic of Liberia, validly existing and registered under the laws of the Republic of Liberia, with an authorised share capital of 44,000,000 shares of USD
        1.00 par value each of which 1 share has been issued and fully paid and is outstanding in registered form and the legal title and beneficial ownership of all such shares is held by the Ultimate Owner, and has the power to own its assets and carry on its business as presently being conducted.

        Each of Golar Maritime, Golar Gimi Inc., Golar Hilli Inc. and Golar Khannur Inc. is a limited company duly incorporated in the Republic of Liberia, validly existing and registered under the laws of the Republic of Liberia, with an authorised share capital of 1.000 shares of no par value each of which 1.000 Class A share have been issued and fully paid and is outstanding in registered form and the legal title and beneficial ownership of all such shares is held by the Borrower, and has the power to own its assets and carry on its business as presently being conducted.

        Golar Freeze Inc. is a limited company duly incorporated in the Republic of Liberia, validly existing and registered under the laws of the Republic of Liberia, with an authorised share capital of 1.000 shares of no par value each of which 500 Class A shares have been issued and fully paid and is outstanding in registered form and the legal title and beneficial ownership of all such shares is held by the Borrower, and has the power to own its assets and carry on its business as presently being conducted.

        Golar Gas Cryogenics Inc. is a limited company duly incorporated in the Republic of Liberia, validly existing and registered under the laws of the Republic of Liberia, with an authorised share capital of 1.000 shares of no par value each of which 1.000 Class A shares have been issued and fully paid and is outstanding in registered form and the legal title and beneficial ownership of all such shares is held by the Borrower, and has the power to own its assets and carry on its business as presently being conducted.

        Oxbow is a limited company duly incorporated in the British Virgin Islands, validly existing and registered under the laws of the British Virgin Islands, with an authorised share capital of 50.000 shares of USD
        1.00 par value each of which 100 shares have been issued and fully paid and is outstanding in registered form and the legal title and beneficial ownership of all such shares is held by the Borrower, and has the power to own its assets and carry on its business as presently being conducted.

        The Ultimate Owner is a limited company duly incorporated in Bermuda, validly existing and registered under the laws of Bermuda, with a share capital divided into 56,012,000 shares of USD 1.00 of which approximately 50% of all such shares are ultimately owned by Greenwich Holdings Ltd., and has the power to own its assets and carry on its business as presently being conducted.

16.1.2  Powers and Authority

        Each of the Borrower, the Parent and the Guarantors has the power to enter into and perform, and has taken all necessary corporate actions to authorise the entry into, performance and delivery of, this Agreement and/or the Transaction Documents to which it is a party, and the transactions contemplated herein and therein and no limitation on the powers of any of the Guarantors to borrow will be exceeded as a result of the obligations of the Guarantors under the Security Documents.

16.1.3  Legal Validity and Enforceability

        This Agreement and each of the Transaction Documents will when executed by the respective parties thereto (and, in the case of the Security Documents which require registration, when duly registered) constitute a legal, valid and binding obligation of the respective party, enforceable in accordance with its terms and no registration, filing, payment of tax or fees or other formalities are necessary or desirable to render this Agreement and/or any of the Transaction Documents enforceable against the parties thereto, and for the Security Documents to constitute valid and enforceable security documents and Security Interest with the priority as contemplated therein or herein.

16.1.4  Non-conflict with laws etc.

        The entry into and performance by each of the Borrower, the Parent and the Guarantors of this Agreement and the Transaction Documents to which they are a party, and the transactions contemplated herein and therein, do not and will not conflict with:

        (a) any present law or regulation or judicial or official order (including the Directive 91/308/EEC of the Council of the European Communities implemented to combat "money laundering");

        (b) any provisions of the Memorandum and Articles of Association, by-laws or similar corporate documents of the Borrower or any of the Guarantors or the Parent; or

        (c) any document or agreement which is binding upon the Borrower, the Parent or any of the Guarantors or any of their assets.

16.1.5  No Default

        (a) No Default has occurred or is threatening or might result from the utilisation of the Facility by the Borrower; and

        (b) no other event has occurred which (with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition, or any combination of the foregoing), might constitute an event of default under any document which is binding on the Borrower, the Parent or any of the Guarantors or any member of the Golar LNG Group or any of their assets, and which may result in a material effect on the business or condition of the Borrower, the Parent or any of the Guarantors or any member of the Golar LNG Group or a material effect on the Borrower's, the Parent's or any of the Guarantors' or any member of the Golar LNG Group's ability to perform their respective obligations under this Agreement or the Security Documents (as the case may be) or any agreement relating to Indebtedness to which it is a party or by which it may be bound; and

        (c) no amendments or waivers have been made under any of the Transaction Documents, and no event of default has occurred or is threatening thereunder.

16.1.6  Authorisations/consents

        All authorisations, approvals, consents and other matters required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement and each of the Transaction Documents have been obtained or effected and are in full force and effect and there are no circumstances which indicate that any of the same are likely to be revoked in whole or in part.

16.1.7  Financial Information

        (a) The audited accounts of the Borrower, the Parent and the Guarantors most recently delivered to the Agent:

                (i) represent a true and fair view of the financial position of the Borrower, the Parent and the Guarantors at the date of such accounts; and

                (ii) have (save as stated therein) been prepared in accordance with GAAP consistently applied; and there has been no material adverse change in the financial condition of any of the Borrower, the Parent or the Guarantors since the date of such accounts, which might be expected to have a material adverse effect on the ability of any of the Borrower, the Parent or the Guarantors to perform their respective obligations under this Agreement and the Transaction Documents to which they are a party.

        (b) All financial documents and information relating to the Borrower, the Parent or the Guarantors or otherwise relevant to the matters contemplated by this Agreement which have been supplied to the Agent or the Banks (as the case may be) are complete and correct in all material respects, and none of the Borrower, the Parent or the Guarantors have omitted to disclose to the Agent or the Banks (as the case may be) any information, documents or agreements which, if disclosed, could reasonably be expected to affect the decision of the Banks to enter into this Agreement.

16.1.8  Litigation

        No litigation, arbitration or administrative proceedings are current, pending or threatened against any of the Borrower or the Guarantors or any other member of the Golar LNG Group which might, if adversely determined, be reasonably expected to have a material adverse effect on the ability of any of the Borrower, the Parent or the Guarantors to perform their respective obligations under this Agreement or any of the Transaction Documents.

16.1.9  Compliance with Environmental Laws and Approvals

        Except as may already have been disclosed by the Borrower prior to the date of this Agreement in writing to, and acknowledged in writing by, the Agent:

        (a) to the best of the Borrower's knowledge and belief after due enquiry, all members of the Golar LNG Group have complied in all respects with the provisions of all applicable Environmental Laws;

        (b) to the best of the Borrower's knowledge and belief after due enquiry, all members of the Golar LNG Group have obtained all Environmental Approvals and are in compliance in all respects with all such applicable Environmental Approvals; and

        (c) no member of the Golar LNG Group has received any notice of any Environmental Claim pending or, to the best of the Borrower's knowledge and belief after due enquiry, threatened against any member of the Golar LNG Group, Faraway, any Vessel or Golar Mazo.

16.1.10 No Environmental Claims

        Except as may already have been disclosed by the Borrower prior to the date of this Agreement in writing to and acknowledged by the Agent, to the best of the Borrower's knowledge and belief after due enquiry, there is no Environmental Claim pending or, to the best of the Borrower's knowledge and belief after due enquiry, threatened against any member of the Golar LNG Group, Faraway, any Vessel or Golar Mazo.

16.1.11 No Environmental incidents

        Except as may already have been disclosed by the Borrower prior to the date of this Agreement in writing to, and acknowledged by, the Agent, to the best of the Borrower's knowledge and belief after due enquiry, there has been no emission, spill, release or discharge of a Pollutant from any Vessel or Golar Mazo.

16.1.12 No Environmental problems

        Except as may already have been disclosed by the Borrower prior to the date of this Agreement in writing to, and acknowledged by, the Agent, to the best of the knowledge and belief of the Borrower and its directors and officers (having made due enquiry), there are no circumstances arising from any breach of Environmental Laws or which may give rise to an Environmental Claim which constitutes, or may give rise to, an Event of Default.

16.1.13 Compliance with ISM Code

        Each of the Owning Company and the Managers has complied at all times in all respects with the ISM Code.

16.1.14 No Taxes

        No Taxes are imposed by withholding or otherwise on any payment to be made by the Borrower under the Agreement or any of the Security Documents or by any of the Guarantors or the Parent under the Security Documents or are imposed on or by virtue of the execution or delivery by the Borrower under the Agreement or any of the Security Documents or any of the Guarantors or the Parent under the Security Documents or any other document or instrument to be executed or delivered under the Agreement or any of the Security Documents.

16.1.15 Tax compliance

        All tax returns required to be filed in all jurisdictions in which the Borrower or any other member of the Golar LNG Group are situated or carry on business or are otherwise subject to taxation, have been filed and all Taxes shown to be due and payable on such returns or any assessments made against such company has been paid (other than those being contested in good faith where such payment may be lawfully withheld) and adequate reserves have been made for such payments should it be found to be payable.

16.1.16 No material adverse change

        There has been no material adverse change in the consolidated financial position of the Golar LNG Group from that set out in the financial statements referred to in Clause 16.1.7.

16.1.17 The Vessels

        Each Vessel is, and will on a Drawdown Date be:

                (i) in the sole, legal and beneficial ownership of the relevant Owning Company free and clear of all Encumbrances other than crew wages and the relevant First Mortgages;

                (ii) registered in the name of the relevant Owning Company in the Liberian Ship Registry as a ship under the laws and flag of the Republic of Liberia;

                (iii)   operationally   seaworthy  and  in  every  way  fit  for
                        service;

                (iv) classed with the relevant classification free of all overdue requirements and recommendations of the relevant classification company;

                (v) managed by the relevant Manager under the relevant Management Agreement; and

                (vi) continuing in the service of the relevant Charterer under its Charter (if any).

16.1.18 Golar Mazo

        Golar Mazo is, and will on a Drawdown Date be:

                (i)     in the sole, legal and beneficial ownership of Faraway ;

                (ii) registered in the name of Faraway in the Liberian Ship Registry as a ship under the laws and flag of the Republic of Liberia;

                (iii)   operationally   seaworthy  and  in  every  way  fit  for
                        service;

                (iv)    classed with the  classification  +100A1,  Liquified Gas
                        Carrier,   free   of  all   overdue   requirements   and
                        recommendations of Lloyd's Register of Shipping;

                (v) managed by the relevant Manager under the relevant Management Agreement; and

                (vi) continuing in the service of Pertamina under the Golar Mazo Charter.

16.1.19 Faraway ownership and Faraway Borrowed Money

        40% of the issued share capital of Faraway is legally and beneficially owned by Oxbow and 20% is legally and beneficially owned by Golar Maritime and the remaining 40% of such share capital is legally and beneficially owned by Chinese Petroleum Corporation.

        Faraway is not liable for, and has not incurred, any Borrowed Money except pursuant to the Faraway Loan Agreement.

16.2    Repetition

        The representations and warranties in Clause 16.1 (Representations and Warranties) are made by the Borrower on the date of this Agreement and shall be deemed to be repeated by the Borrower at the date of each Drawdown Notice, Drawdown Date and Renewal Notice as well as the first day in each Interest Period, with reference to the facts and circumstances then existing, unless otherwise notified to the Agent in writing, and if not permitted under this Agreement, waived by the Banks prior to such dates.

17      Undertakings

17.1    Duration and extent

        The undertakings in this Clause 17 remain in force from the date of this Agreement and for so long as any amount is outstanding under this Agreement.

17.2    Notification

        The Borrower shall immediately notify and procure that each of the Owning Companies and Faraway immediately notifies the Agent of:

                (i) any Default (and the steps, if any, being taken to remedy it) upon its occurrence;

                (ii) any accident to any of the Vessels or Golar Mazo involving repairs the cost of which is likely to exceed USD 500,000;

                (iii) any requirement or recommendation made in relation to any of the Vessels or Golar Mazo by any insurer or its classification society or by any competent authority which is not complied with in accordance with its terms;

                (iv)    any Total Loss  relevant  to any of the Vessels or Golar
                        Mazo;

                (v)     any arrest or  detention  of any of the Vessels or Golar
                        Mazo or the accounts pledged under the Deeds of Assignment and the Pledge of Accounts or the exercise or purported exercise of any lien on any of the Vessels or Golar Mazo or any of the accounts pledged under the Deeds of Assignment and the Pledge of Accounts; or

                (vi) the occurrence of any material Environmental Claim against an Owning Company or Faraway, any Vessel or Golar Mazo or any member of the Golar LNG Group or any other vessel from time to time owned, technically managed or crewed by, or bareboat chartered to, any member of the Golar LNG Group or any incident, event or circumstances which may give rise to any such Environmental Claim or Event of Default specified in Clause 17.18.

17.3    Financial information

        The Borrower shall supply to the Agent,  in a form  satisfactory  to the
        Agent:

        (a) as soon as reasonably practicable after the same are available (and in any event within 120 days of the end of each of its financial years) the audited accounts (prepared in accordance with GAAP consistently applied) of the Borrower and the Golar LNG Group; and

        (b) as soon as reasonably practicable after the same are available (and in any event within 60 days of the end of each quarter), the unaudited accounts and any other financial reports of the Borrower and the Golar LNG Group for such three months.

17.4    Financial covenants

        The Borrower undertakes that its and the Owning Companies' financial condition (on a consolidated basis) throughout the Security Period shall be such that:

        (a) Free Available Cash: at all times shall be not less than USD 25,000,000;

        (b) Working Capital: as at the end of each quarterly period during and at the end of each financial year of the Borrower, the ratio of Current Assets to Current Liabilities (excluding the current portion of long term debt) shall not be less than 1.50:1.00; and

        (c) Leverage: as at 31 December 2002 and as at the end of each subsequent quarterly period and during and at the end of each financial year of the Borrower, the ratio of Net Debt as at the end of such period to Annualised EBITDA calculated by reference to such quarter shall not exceed: : (i) 6,5 to 1 for quarterly periods ending during or at the end of 2002 and 2003, (ii) 6,0 to 1 for quarterly periods ending during or at the end of 2004 and (iii) 5,0 to 1 for all subsequent quarterly periods to the Maturity Date.

        The financial covenants set out in this Clause 17.4 are subject to evaluation each quarter upon presentation of the quarterly results of the Borrower and as set out in the relevant Compliance Certificate.

17.5    Compliance Certificate

        The Borrower undertakes to provide the Agent (on behalf of the Banks) with a Compliance Certificate in the form set out in Schedule 9 as soon as possible and in any event within five Business Days after the presentation of the Borrower's quarterly financial results, first time at 31 December 2002, enabling the Agent to observe the compliance with the financial covenants set out in Clause 17.4.

17.6    Information - Miscellaneous

        The Borrower shall supply to the Agent:

        (a) promptly, such specific financial or other information regarding the financial condition and operations of the Borrower, the Parent or the Guarantors or such other information as the Agent may reasonably request;

        (b) promptly upon becoming aware of them, relevant details of any material litigation, arbitration or administrative proceedings which are current or, to its knowledge, threatened or pending against the Borrower, the Parent or any of the Guarantors and which might, if adversely determined, be reasonably expected to have a material adverse effect on the ability of the Borrower, the Parent or any of the Guarantors to perform their respective obligations under the Transaction Documents (as the case may
                be),  and  further  details  of  any  such  matters   previously
                disclosed  to  the  Agent,  if  the  likelihood  of  an  adverse determination has increased, as the Agent may reasonably request; and

        (c) promptly upon becoming aware of the same, relevant details of any Event of Default.

17.7    Transaction Documents

        The Borrower shall not make or agree and shall procure that none of the Guarantors, the Parent or Faraway makes or agrees to any changes to any of the Transaction Documents or waive any of the terms thereof or release any other party from any of its material obligations under the Transaction Documents.

17.8    Negative Pledge and no further borrowings or investments

        Except as contemplated by this Agreement and the Transaction Documents, the Borrower shall not and shall procure that none of the Guarantors, the Parent or (in respect of Golar Mazo) Faraway does not:

        (a) create, incur or assume any Security Interest on any of the Vessels or Golar Mazo or any of their other assets (including the shares in the Guarantors, the shares in the Parent, the shares in the Borrower, the shares in Faraway and the Borrower's accounts with the Agent, but for the sake of clarity, excluding the assets of any Subsidiary of the Parent which is not mentioned in this Clause 17.8), and not make any assignment of right to receive any earnings or monies in relation to any of the Vessels or Golar Mazo or any of their other assets, except for the Permitted Encumbrances; or

        (b) make any investment of any nature except as required by the relevant class society or any other relevant authorities in respect of the operation of any of the Vessels or Golar Mazo or capital expenditure in upgrading a Vessel or Golar Mazo to meet the requirements of a third party charterer or on upgrading or improving any Vessel or Golar Mazo for other operational purposes provided that such expenditure on any Vessel or Golar Mazo does not in any period of 30 consecutive months exceed USD 5,000,000; or

        (c) incur any Indebtedness of any nature or incur any other debt or obligations; or

        (d) incur or permit to exist any Borrowed Money of any member of the Golar Gas Group except for Borrowed Money pursuant to the Security Documents, Borrowed Money owing by the Borrower or a wholly owned subsidiary of the Borrower to the Borrower or another wholly owned subsidiary of the Borrower (other than Oxbow and Golar Maritime) and subordinated debt.

        without the prior written consent of the Banks.

17.9    Dividends/distributions

        The  Borrower   undertakes  not  to  pay  any  dividends  or  any  other
        distributions (including group contributions and cash pooling arrangements) or make any loans to its shareholder(s) or guarantee or otherwise secure any indebtedness thereof or reduce its equity in order to make any distributions thereof to its shareholder(s), and the Borrower shall procure that no dividends are paid by the Parent until the Loan has been repaid in full without the prior written consent of the Banks.

        Regardless of the above, dividends or other distributions received from Faraway in respect of Golar Mazo may be distributed freely by the Borrower as dividends or otherwise, subject to the compliance by the Borrower with all of the terms of this Agreement and the USD 325 mill. Facility Agreement.

17.10   Shareholders

        The Borrower shall not and shall procure that the Parent does not agree to any transfer of shares, the granting of options of ownership, issuance of further shares or change in ultimate ownership of the Borrower, without the prior written consent of the Agent (on behalf of the Banks).

17.11   Ownership, class or flag

        The Borrower shall procure that each of the Vessels are registered in the Liberian Ship Registry, and that no change of flag, class or ship registry of any of the Vessels take place without the prior written consent of the Agent (on behalf of the Banks).

17.12   Operation of the Vessels etc.

        (a) Unless otherwise agreed with the Agent (on behalf of the Banks), the Vessels shall be employed under the relevant Charter and Golar Mazo shall be employed under the Golar Mazo Charter.

        (b) The Borrower shall procure that no amendment or supplement is made to, or any waiver of any of the terms of the Charters, the Management Agreements or the Golar Mazo Charter are made or agreed to, save for immaterial amendments, supplements and waivers considered to be necessary for the ordinary operation of the Vessels or Golar Mazo and which will have no negative impact of the earnings attributable to any of the Vessels under the relevant Charters or of Golar Mazo under the Golar Mazo Charter.

        (c) The Borrower shall procure that no change of Manager takes place without the prior written approval of the Agent.


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

        (d) The Borrower undertakes that no other agreement related to the chartering and operation of any of the Vessels or Golar Mazo exceeding twelve months or any pooling arrangement related to the Earnings of any of the Vessels or Golar Mazo are entered into without the prior written consent of the Agent (on behalf of the Banks). The Borrower shall procure that such agreements are entered into and such notifications given as may be required to perfect the assignment of such contracts of employment to the Agent (on behalf of the Banks).

        (e) The Borrower undertakes not to charter in any tonnage from any person and shall procure that none of the Owning Companies or (in respect of Golar Mazo) Faraway charters in any additional tonnage from any person save for the Vessels or Golar Mazo (as the case may be).

17.13   Accounts

        The Borrower shall maintain all its bank accounts with the Agent.

17.14   Insurances

        (a) The Borrower shall procure that each of the Owning Companies keep each of the Vessels fully insured against such risks (including, but not limited to, Hull and Machinery, Hull Interest, Protection & Indemnity (including a maximum cover for Excess Oil Pollution and Pollution & Indemnity term cover as amended effective from 20 February 2000), War Risk and Offhire), in all cases in such amount, on such terms (always applying Norwegian law or such other law as the Agent may approve in writing and including terms of the Norwegian Marine Insurance Plan of 1996 or equivalent terms in relation to losses payable thereunder) and with such insurance brokers and with such insurers as the Agent may approve with the agreement of the Security Agent.

        (b) The insurance value against Total Loss of the Vessels shall at all times be equal to or higher than the higher of the total Market Value of the Vessels and 120% of the aggregate outstanding amount at any time under the USD 325 mill. Facility Agreement and this Agreement. The Offhire insurance of the Vessels shall furthermore, at all times cover up to 180 days per claim less a 14 day deductible period at rates at least as high as due under the Charters (as appropriate).

        (c) Not later than two Business Days prior to the first Drawdown Date hereunder, the Borrower shall deliver to the Agent a certificate from an insurance broker acceptable to the Agent evidencing that all the insurances required under this Clause
                17.14 have been effected as set out herein and are in full force and effect.

        (d) Not later than fourteen days prior to the expiry date of the relevant insurances, the Borrower shall deliver to the Agent a certificate from the insurance broker(s) through whom the insurances relevant to each of the Vessels have been placed, evidencing that all insurances referred to under (a) and (b) above have been renewed and taken out in respect of each of the Vessels with insurance values as required under (a) and (b) above, that such insurances are in full force and effect and that the Agent's and the Banks' interest therein (as second loss payees) have been noted by the relevant insurers.

        (e) The Borrower shall procure that each of the Vessels always is employed in conformity with the terms of the instruments of insurances (including any warranties expressed or implied therein) and complies with such requirements as to extra premium or otherwise as the insurers may prescribe.

        (f) The Borrower shall make no change to the insurances as described under (a) and (b) above without the prior written consent of the Agent (on behalf of the Banks).

        (g) If any of the insurances referred to above form part of a fleet cover, the Borrower shall procure that the insurance broker(s) shall (if required by the Agent) undertake to the Agent that they shall neither set off against any claims in respect of any Vessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for the other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of each Vessel is and when so requested by the Agent.

17.15   Total Loss

        In the event that any of the Vessels shall suffer a Total Loss, the Borrower shall, and procure that each of the Owning Companies within a period of 90 days after the Total Loss, obtain and present to the Agent, a written confirmation from the relevant insurers that the claim relating to the Total Loss has been accepted in full, and the insurance proceeds shall as soon as they have been released be paid to the Agent (on behalf of the Banks) and subject to the First Deeds of Assignment.

17.16   Tax filings and payment of Taxes

        The Borrower undertakes to file or cause to be filed all tax returns required to be filed in all jurisdictions in which it and any other member of the Golar LNG Group are situated or carry on business or are otherwise subject to taxation and pay all Taxes shown to be due and payable on such returns or any assessments made against it (other than those being contested in good faith where such payment may be lawfully withheld) and adequate reserves have been made for such payments should it be found to be payable.

17.17   No merger etc.

        The Borrower will not enter into, and procure that none of the Owing Companies enters into any form of amalgamation, merger, de-merger, split-up, consolidate with any other person or company or any form of reconstruction or reorganisation without the prior written consent of the Banks and it will not enter into any sales or sale / and leaseback arrangements without the prior written approval of the Banks.

17.18   Compliance with Environmental Laws

        The Borrower shall procure the compliance by the companies in the Golar LNG Group in all material respects with all Environmental Laws applicable to such company or any of the Vessels or Golar Mazo, including without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with all Environmental Approvals applicable to such company and/or any of the Vessels or Golar Mazo.

17.19   Laws and regulations

        The Borrower shall procure that the business of the companies in the Golar Gas Group shall at all times be conducted in a manner consistent with then applicable statutory and regulatory requirements, including without limitation any Environmental Laws.

17.20   No prepayments under the USD 325 mill. Facility Agreement

        The Borrower undertakes that it will not make any prepayments under the USD 325 mill. Facility Agreement other than mandatory prepayments in accordance with the terms of the USD 325 mill. Facility Agreement.

17.21   Interest Rate Hedging

        The Borrower shall, at any time upon the written request of the Agent (on behalf of the Banks), enter into such interest rate hedging instruments in respect of the Loan at such terms and conditions as are satisfactory to the Banks.

17.22 Business of the Borrower and the Owning Companies, transactions with affiliates

        The Borrower and each of the Owning Companies shall maintain their business as carried out at the date hereof and shall not undertake any other business.

        Further, the Borrower shall ensure that any transactions with any affiliated party is carried out on commercial terms and subject to arms length principles.

17.23   Undertakings concerning Faraway and Golar Mazo

        The Borrower undertakes that it will, throughout the Security Period, use its best efforts to cause Faraway to ensure the following, which best efforts shall include, without limitation, giving instructions to directors of Faraway elected or appointed by Oxbow or Golar Maritime and otherwise voting its Faraway shares in order to ensure that:

        (a) Faraway does not create, incur, assume or suffer to exist or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of any Borrowed Money secured by an Encumbrance over Golar Mazo other than Borrowed Money under the Faraway Loan Agreement and any refinancing as contemplated under (d);

        (b) Faraway does not create, incur, assume or suffer to exist any Encumbrance of any kind upon the Golar Mazo, her Earnings, Insurances or requisition compensation or the Golar Mazo Charter (other than Permitted Encumbrances);

        (c) Faraway does not merge or consolidate with any other person save with the prior written consent of the Banks (not to be unreasonably withheld if such merger or consolidation will have no material adverse effect on the overall value of the security constituted by the Security Documents at such time); and

        (e) not refinance the existing Indebtedness under the Faraway Loan Agreement in respect of Golar Mazo without the prior written consent of the Banks (not to be unreasonably withheld) provided that it shall be reasonable for the Banks to refuse their consent if such refinancing will have a material adverse effect on the overall value of the security constituted by the Security Documents at such time.

17.24   Disposals

        The Borrower shall not and shall procure that none of the Guarantors, the Parent or Faraway does not, sell, transfer, lease or otherwise dispose of all or a substantial part of the assets of the Borrower or of the Golar Gas Group taken as a whole (whether by one transaction or a series of transactions and whether related or not) without the prior written consent of the Agent.

18      Default

18.1    Events of Default

        Each of the events set out below is an Event of Default (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person):

18.1.1  Non-payment

        The Borrower does not pay on the due date an amount payable by it under this Agreement at the place at, and in the currency in which it is expressed to be payable, provided that if such failure to pay has arisen as a consequence of an administrative or technical error only then such event shall not be an Event of Default unless such failure continues for a period in excess of five Business Days.

18.1.2  Breach of other obligations

        The Borrower does not comply with (i) any provision of this Agreement (other than Clause 18.1.1) or (ii) any of the provisions of the USD 325 mill. Facility Agreement (or under any of the First Security Documents) provided that such default has been declared under the USD 325 mill. Facility or any of the First Security Documents, - and such non-compliance is considered by the Majority Banks (as defined in Clause 19.15) to be material and provided that if such non-compliance is, in the opinion of the Majority Banks, capable of remedy:

                (i)     the Agent notifies the Borrower of such  non-compliance;
                        and

                (ii)    such  non-compliance  remains unremedied for a period of
                        fifteen    Business    Days   after   such   notice   of
                        non-compliance has been sent.

18.1.3  Misrepresentation

        A representation, warranty or statement made or repeated in or in connection with this Agreement or in any document delivered by or on behalf of the Borrower in connection with this Agreement was incorrect or misleading in any respect when made or deemed to be made or repeated, unless such misrepresentation is remedied within seven days after notice from the Agent.

18.1.4  Cross-default

        An event of default howsoever described (or any event which with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition or any combination of the foregoing would constitute such an event of default) occurs under any of the Transaction Documents, or under any other agreement related to the Indebtedness of the Borrower and/or the Parent and/or the Guarantors and/or Faraway.

18.1.5  Liens

        A maritime or other lien, arrest, distress or similar charge is levied upon, or against, any of the Vessels, the earnings or any other part of the assets of the Borrower, the Parent or any of the Guarantors and is not discharged and satisfactory security for the release of such lien, arrest, distress or charge is not given within ten Business Days after the Borrower, the Parent or any of the Guarantors became aware of the same.

18.1.6  Insolvency

        An order of a competent court or an event analogous thereto shall be made or any effective resolution passed with a view to the bankruptcy, commencement of composition proceedings, debt negotiations, liquidation, winding-up or similar event of the Borrower, the Parent or any of the Guarantors.

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

18.1.7  Admittance of non-payment

        The Borrower is unable or admits in writing its inability to pay its lawful debts as they fall due.

18.1.8  Termination of business

        The Borrower, the Parent or any of the Guarantors ceases or threatens to cease to carry on its business, engages in any business other than i.a. the ownership, operation, chartering or other use of the Vessels and activities related thereto (as the case may be), including the ownership of stock companies involved in the shipping business or effectuate any mergers, splits or de-mergers without the prior written consent of the Agent (on behalf of the Banks).

18.1.9  Permits

        Any licence, consent, permission or approval required in order to enforce, complete or perform the Agreement and/or the Transaction Documents is revoked, terminated or modified in a manner unacceptable to the Agent, and is not remedied within fourteen days after notice from the Agent.

18.1.10 Impossibility or illegality

        It becomes impossible or unlawful for the Borrower to fulfil any of the terms of the Transaction Documents to which it is a party, for the Agent to exercise any right or power vested in the Agent under the Security Documents, or the security created by any of the Security Documents is imperilled, or for any reason whatsoever ceases to be valid and enforceable with its intended priority, and is not remedied within fourteen days after notice from the Agent.

18.1.11 Transaction Documents

        Any of the Transaction Documents are materially amended or terminated without the prior written consent of the Agent (on behalf of the Banks), or any waivers of any material terms thereof are agreed thereunder.

18.1.12 Material adverse change

        Any event or series of events occurs which, in the opinion of the Agent (on behalf of the Banks), may have a material adverse effect on the ability of any of the Borrower and/or the Parent and/or the Guarantors and/or Faraway to comply with their respective obligations under any of the Transaction Documents unless such adverse effect is remedied within fourteen days after notice from the Agent.

18.1.13 Ownership

        (a) The existing ultimate shareholder of the Ultimate Owner, Greenwich Holdings Ltd., not maintaining a minimum 25% shareholding and corresponding voting rights in the Ultimate Owner.

        (b) Any change in control of the ownership of any of the Borrower, the Parent or the Subsidiary Guarantors.

        (c) the Ultimate Owner is not maintaining its status as a listed company at the Oslo Stock Exchange, Nasdaq and/or the New York Stock Exchange.

18.1.14 Technical condition of the Vessels

        Any class recommendation for any of the Vessels or Golar Mazo is not complied with when due and the same has not been remedied within fourteen days from the date the Borrower, any of the Owning Companies or Faraway was notified or otherwise aware of such non-compliance.

18.1.15 Breach or cancellation of any Charter etc.

        Any Charter of any Vessel or the Golar Mazo Charter is cancelled or terminated by the relevant Charterer by reason of the Owning Companies' or Faraway's breach.

18.2    Remedies

        On and at any time after the occurrence of an Event of Default and whilst such Event of Default is continuing unremedied and unwaived, the Agent may, and shall if so directed by the Majority Banks (as defined in Clause 19.15), by notice to the Borrower:

        (a)     cancel the Facility if the Facility Amount is not drawn.

        (b) demand that all or part of the Loan, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable.

        (c) without prejudice to any of the Banks' other rights, with or without notice to the Borrower, take such other action as is available to the Banks under the Agreement and the Security Documents.

19      The Agent

19.1    Authorisation

        Each Bank irrevocably authorises the Agent on its behalf to perform such duties and to exercise such rights, powers and discretion that are specifically delegated to the Agent by the terms of this Agreement and the Security Documents, together with such rights, powers and discretion that are incidental hereto. The Agent shall have only those duties that are expressly specified in this Agreement and the Security Documents. Without prejudice to the binding nature of such duties, they are solely of a mechanical and administrative nature.

19.2    Relationship

        The relationship between the Agent and the Banks is that of agent and principal only. Except as regards it holding title to the Mortgages as security trustee for the Banks; nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys. With respect to the Mortgages each of the Banks hereby appoints the Agent as its security trustee/mortgage holder with full power to receive, hold, administer and enforce the Mortgage for the benefit of the Banks.

19.3    Directions

        The Agent will be fully protected if it acts in accordance with the instructions of the Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in this Agreement. Any such instructions given by the Banks will be binding on all of the Banks. In the absence of such instructions, the Agent may act in relation thereto as it considers being in the best interests of all of the Banks. The Agent may not commence legal proceedings in a Bank's name without such Bank's consent.

19.4    Responsibility

        Neither the Agent, nor any of their officers, employees or agents is responsible to any other Party for:

        (a)     the  execution,   genuineness,   validity,   enforceability   or
                sufficiency of this Agreement or the Security Documents or any other document;

        (b)     the collectability of amounts payable under this Agreement; or

        (c) the accuracy of any statements (whether written or oral) made in or in connection with this Agreement.

19.5    Default

        (a) The Agent shall not be required to ascertain or inquire as to the performance of the Borrower of the terms of this Agreement or whether or not a Default has occurred. The Agent shall not be deemed to have knowledge of the occurrence of a Default unless the Agent has received a written notice from a Party, describing such Default and stating that the event is a Default. The Agent shall refrain from taking such action with respect to such Default as shall be reasonably directed by the Banks.

                Until the Agent shall have received such directions, the Agent may (but shall not be obliged to) take or refrain from such action with respect to such Default as it shall see fit.

        (b) The Agent may require the receipt of security satisfactory to it from any Bank, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with this Agreement before it commences those proceedings or takes that action.

19.6    Liability

        Neither the Agent nor any of its employees or agents shall be liable to any Bank for any action taken or omitted under or in connection with this Agreement, unless caused by gross negligence or wilful misconduct.

19.7    Reliance

        The Agent may:

        (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

        (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

        (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

19.8    Independent Evaluation

        Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with this Agreement, each Bank severally represents and warrants to the Agent that:

        (a) it has made its own independent evaluation of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent in connection herewith; and

        (b) it shall continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while any amount is or may be outstanding under this Agreement or its Commitment is in force.

19.9    Notices and information

        (a) The Agent shall without undue delay forward to the individual concerned the original or a copy of any document which is delivered to the Agent by a Party for that individual.

        (b) The Agent shall supply each Bank with a copy of each document received by the Agent under Clause 4 (Conditions precedent).

        (c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

19.10   No Accounting

        The Agent shall, for as long as it is a Bank, have the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not, as the case may be, the Agent. The Agent may carry on any business with the Borrower or its related entities, act as agent or trustee for, or in relation to any financing involving, the Borrower or its related entities and retain any profits or remuneration in connection with their activities under this Agreement or in relation to any of the foregoing.

19.11   Indemnity

        (a) Without limiting the liability of the Borrower under this Agreement, the Banks agree to indemnify the Agent on demand for their proportion of any and all liabilities or losses incurred by or asserted against the Agent in any way relating to or arising out of its acting as Agent, except to the extent that the liabilities or losses have arisen from the Agent's gross negligence or wilful misconduct.

        (b) A Bank's proportion of the liabilities or losses set out in paragraph (a) above will be the proportion which its participation in the Facility bears on the date of the demand. If, however, there is no part of the Facility outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Commitments of all the Banks at the date of demand or, if the Commitment has then been cancelled, bore to the Commitments immediately before being cancelled.

        (c) The Borrower shall forthwith on demand reimburse each Bank for any payment made by it under paragraph (a) above provided that the Borrower shall not thereby be liable for any additional costs for which it would not otherwise be liable.

        (d) Without prejudice to the liability of the Borrower, each Bank shall reimburse the Agent the amount of such Bank's pro rata share of charges and expenses covered under, but not reimbursed by the Borrower under, Clause 21 (Expenses) below.


19.12   Compliance

        (a) The Agent may refrain from doing anything which would or might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

        (b) Without limiting paragraph (a) above, the Agent does not need to disclose any information relating to the Borrower or any of its related entities if the disclosure might, in the reasonable opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

19.13   Resignation

        (a) If the Banks so direct, due to a default by the Agent hereunder, or due to a conflict of interest between the Agent's duties hereunder and other interests the Agent may have which involve the Borrower, the Agent shall resign by giving notice to the Banks and the Borrower, in which case the Banks may, with the Borrower's prior written approval, such approval not to be unreasonably withheld, appoint a successor Agent.

        (b) The Agent may, with the consent of the Borrower (not to be unreasonably withheld or delayed), resign by giving notice thereof to the Banks and the Borrower. In that event, the Banks may, with the consent of the Borrower (not to be unreasonably withheld or delayed), appoint a successor Agent. If the Banks have not, within sixty days after such notice of resignation, appointed a successor Agent which shall have accepted such appointment, the retiring Agent shall have the right to appoint a successor Agent. The resignation of the retiring Agent and the appointment of any successor Agent shall both become effective upon the successor Agent, subject as provided below, notifying all the parties hereto in writing that it accepts such appointment, whereupon the successor Agent shall succeed to the position of the retiring Agent and the term Agent herein shall mean the successor Agent. This Clause shall continue to benefit a retiring Agent in respect of any action taken or omitted by it hereunder while it was Agent.

19.14   Banks

        The Agent may treat each Bank as a Bank, entitled to payments under this Agreement until it has received not less than five Business Days' prior notice from that Bank to the contrary. The Agent shall maintain a list of the Banks and their respective addresses for notices, and shall, promptly upon request from any Party from time to time, supply a copy of that list to that Party.

19.15   Votes

        Any decision proposed to be made by and between the Banks is adopted if Banks representing 66,66% or more of the Loan (the "Majority Banks") or (to the extent not drawn) the Facility Amount have voted in favour of such decision, always provided that a decision to make any amendment, variation or waiver in respect of the following requires unanimous agreement by and between all Banks:

        (a) the dates, or the amount of, payment of principal, interest, fees or other sums payable hereunder;

        (b)     the currency in which any payment hereunder is to be made;

        (c)     the definition of the Margin;

        (d)     a change to a Bank's  participation  in accordance with Schedule
                1;

        (e) where this Agreement expressly provides for the consent of all Banks;

        (f)     any change to or release of any Security Document; and

        (g)     any change to this Clause 19.15.

20      Fees and Commission

20.1    Arrangement fee

        The Borrower shall pay to the Agent a non-refundable  arrangement fee of
        (i) 1% of the Facility Amount, payable at the day of the signing of this Agreement and (ii) 0.25% of the available Facility Amount payable on 30 November 2004.

20.2    Agency fee

        The Borrower shall pay to the Agent an annual non-refundable agency fee of USD 22,000, being payable at the first Drawdown Date and thereafter in advance on each anniversary of this Agreement.

20.3    Commitment fee

        The Borrower shall pay to the Agent (for distribution among the Banks as separately agreed) a commitment fee of 1.0% per annum of the undrawn Facility Amount accruing from 19 September 2002 and increasing to 1.25% per annum from 30 November 2004 and until the expiry of the Commitment Period, being payable quarterly in arrears by reference to successive periods each ending at successive three-monthly intervals.

21      Expenses

21.1    Initial Expenses

        The Borrower shall forthwith upon demand reimburse the Agent for the charges and expenses (including internal and external legal fees) incurred by it in connection with:

        (a) the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement;

        (b)     the execution and registration of the Security Documents;

        (c) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested (or, in the case of a proposal, made) by or on behalf of the Borrower and relating to this Agreement or a document referred to in this Agreement; and

        (d) any other matter, not of an ordinary administrative nature, arising out of or in connection with this Agreement.

21.2    Enforcement Expenses

        The Borrower shall forthwith upon demand reimburse the Agent and/or a Bank (as the case may be) for the charges and expenses (including internal and external legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, this Agreement and the Security Documents.

22      Indemnities

22.1    General Indemnity

        The Borrower shall forthwith upon demand indemnify the Agent and each Bank against any loss or expenses (including funding breakage costs) which the Agent or that Bank properly incurs and which the Agent or the Bank certifies (in a certificate containing reasonable detail) that it has incurred as a consequence of:

        (a)     the occurrence of any Event of Default;

        (b)     the operation of Clause 18.2 (Remedies);

        (c) any repayment or prepayment of principal or payment of an overdue amount being made otherwise than on the last day of a relevant Interest Period or Designated Interest Period (as defined in Clause 7.4 (Default interest)) relative to the amount so repaid, prepaid or paid; and

        (d) a Drawing not being advanced after the Borrower has delivered a Drawdown Notice or the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment.

        The liability of the Borrower in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under this Agreement, but the Borrower's liability shall in no circumstances extend to any loss or expense to the extent that it arises as a consequence of any gross negligence or wilful default of a Bank.

22.2    Currency Indemnity

        If:

        (a) any amount payable by the Borrower hereunder in connection herewith is received by the Agent or any Bank in a currency (the "Payment Currency") other than that agreed to be payable hereunder (the "Agreed Currency"), whether as a result of any judgement or order or the enforcement thereof, the liquidation of the Borrower or otherwise howsoever; and

        (b) the amount procured by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency,

        then, the Borrower shall indemnify the Agent and each Bank for the deficiency and in respect of any loss sustained as a result. For this purpose, such conversion shall be made at such rate of exchange, on such date and in such market as is determined by the Agent as being most appropriate for such conversion. The Borrower shall in addition pay the costs of such conversion.

23      Amendments

23.1    Procedure

        (a) Any term of this Agreement and the Security Documents may only be amended or waived with the written agreement of the Borrower and, if authorised by the Banks and the Agent, the Agent shall effect, on behalf of the Banks, any amendment or waiver to which they have agreed.

        (b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above and any such amendment or waiver shall be binding on all the Parties. All communication related to amendments and/or waivers hereunder shall be made between the Borrower and the Agent (on behalf of the Banks).

23.2    Waivers and remedies cumulative

        The rights of each Bank under this Agreement:

        (a)     may be exercised as often as necessary;

        (b) are cumulative and not exclusive of its rights under the general law; and

        (c)     may be waived only in writing and specifically.

        Delay in exercising or non-exercise of any such right is not a waiver of that right.

24      Assignment

24.1    Assignment by the Borrower

        The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights and obligations under this Agreement.

24.2    Assignment by the Banks

        Any Bank (the "Assignor") may at any time at its own expense (and provided that there shall be no additional or increased costs to the Borrower) assign, transfer or novate any of its rights and obligations in respect of an amount of at least USD 500,000 (or, if less, its Commitment in full or its proportional part of the Loan) under this Agreement to any of its or its holding company's subsidiaries, or with the prior written consent of the Agent, such consent not to be unreasonably withheld, and in consultation with the Borrower, to another bank or financial institution (such subsidiary or bank or institution being the "Assignee"), provided however that:

        (a) transfer of obligations will be effective only if the Assignee confirms to the Agent and the Borrower that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Assignor shall be relieved of its obligations under this Agreement to the extent that they are transferred to the Assignee.

        (b)     The Assignor is not responsible to the Assignee for;

                (i) the execution, genuineness, validity, enforceability or sufficiency of this Agreement or any other document;

                (ii)    the   collectability   of  amounts  payable  under  this
                        Agreement; or

                (iii) the accuracy of any statements (whether written or oral) made in or in connection with this Agreement.

        (c) The Assignee shall confirm to the Assignor and the other Banks that it;

                (i) has made its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Assignor in connection with this Agreement; and

                (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

        (d) Any reference in this Agreement to a Bank includes the Assignee but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

        (e) The Borrower shall not incur any costs in connection with the transfer by Banks under this Clause 24.2.

25      Sharing of payments

25.1    Redistribution

        If any amount owing by the Borrower under this Agreement to a Bank (the "recovering Bank") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 13 (Payments) (a "recovery"), then;

        (a) the recovering Bank shall, within three Business Days, notify details of the recovery to the Agent;

        (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Bank would have received had the recovery been received by the Agent and distributed in accordance with Clause 13 (Payments);

        (c) subject to Clause 14.2 (Exceptions), the recovering Bank shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "redistribution") equal to the excess;

        (d) the Agent shall treat the redistribution as if it were a payment by the Borrower under Clause 13 (Payments) and shall pay the redistribution to the Banks (other than the recovering Bank) in accordance with Clause 13.8 (Partial payments); and

        (e) after payment of the full redistribution, the recovering Bank will be subrogated to the relevant portion of the claims paid under paragraph (d) above and the Borrower will owe the recovering Bank a debt which is equal to the redistribution and of the type originally discharged.

25.2    Reversal of redistribution

        If under Clause 25.1 (Redistribution):

        (a) A recovering Bank must subsequently return a recovery, or an amount measured by reference to a recovery, to the Borrower; and

        (b) the recovering Bank has paid a redistribution in relation to that recovery,

        each Bank shall, within three Business Days of demand by the recovering Bank through the Agent, reimburse the recovering Bank all or the appropriate portion of the redistribution paid to that Bank. Thereupon, the subrogation in Clause 25.1(e) will operate in reverse to the extent of the reimbursement.

25.3    Exception

        (a) A recovering Bank need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Borrower in the amount of the redistribution pursuant to Clause 25.1(e).

        (b) A Bank is not entitled to participate in a redistribution if the redistribution results from the proceeds of a judicial enforcement order obtained by the recovering Bank and the other Bank had adequate notice of and opportunity to participate in the proceedings concerned or bring its own proceedings but did not do so.

26      Tax Lease Option

        If the Borrower or an Owning Company wishes to incur Borrowed Money by means of a Capitalised Lease Obligation in respect of a Vessel, the Banks shall, if so requested in writing by the Borrower, discuss in good faith for a period of up to 60 days the possible restructuring of the security arrangements contemplated by this Agreement so as to permit such incurrence of Borrower Money but such restructuring may only be implemented if all of the Banks approve it in writing (such approval not to be unreasonably withheld) and such supplemental documentation entered into and conditions precedent fulfilled as the Banks may in their absolute discretion require. It is acknowledged by all parties that, as set out in the telefax from the Banks to the Borrower dated 28 August 2002, the restructuring of the security may include the granting of security to secure the relevant Capitalised Lease Obligation and postponement and/or replacement of the Mortgages with alternative security acceptable to the Banks to be agreed at the relevant time.

        If such restructuring is approved in principle by the Banks, the Banks shall co-operate in good faith with the Borrower in the implementation of such restructuring within such period as may be agreed at the relevant time.

        If in the course of seeking the approval of the Banks to the Tax Lease Option, the Majority Banks agree to the restructuring proposal (the "consenting banks") then the consenting banks shall if requested to do so by the Borrower, co-operate with the Borrower to try to arrange for the Commitment of the Banks who do not agree to the restructuring proposal (the "dissenting banks") to be transferred to a substitute or replacement bank ("a substitute bank") provided that if no substitute bank can be found within such reasonable period as may be agreed by the Agent at the relevant time to assume the Commitment of the dissenting bank or banks, the Borrower agrees that the approval of all the Banks to the Tax Lease Option shall be deemed to be required.

27      Severability

        If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any competent jurisdiction, that shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement or the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

28      Notices

28.1    Giving of notices

        All notices or other communications under or in connection with this Agreement shall be given or made in writing, by letter, telefax or e-mail. Any such notice or communication will be deemed to be given or made as follows;

                (i) if by letter, when delivered at the address of the relevant Party;

                (ii)    if by telefax or e-mail, when received.

        However, a notice given in accordance with the above but received on a day which is not a Business Day or after 4:00 p.m. in the place of receipt will only be deemed to be given at 9:00 a.m. on the next Business Day in that place.

28.2    Addresses for notices

        (a) The address, the telefax number and e-mail address of each Party (other than the Agent and the Borrower) for all notices or other communications under or in connection with this Agreement are those notified by that Party for this purpose to the Agent on or before the date it becomes a Party; or any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

        (b)     The address, the telefax number and the e-mail address:

                (i)     of the Agent is:

                 NORDEA BANK NORGE ASA
                 P.O.Box 1166 Sentrum
                 Middelthunsgt. 17
                 0368 Oslo
                 Norway
                 Telephone: 00 47 22 48 50 00
                 Telefax: 00 47 22 48 66 68
                 E-mail: soosd@nordea.com

                 (ii) of the Borrower is:

                 GOLAR GAS HOLDING COMPANY, INC.
                 c/o Golar Management Limited
                 30 Marsh Wall
                 London E14 9TP
                 United Kingdom
                 Telephone: 00 44 20 7517 8600
                 Telefax: 00 44 20 7517 8601
                 E-mail: london.reception@golar.com

                or such other address, telefax number and/or e-mail address and/or marked for such other attention as the Agent or the Borrower may notify to the other Parties by not less than five Business Days' prior notice.

        (c) All notices from or to the Borrower related to this Agreement shall be sent through the Agent.

        (d) The Agent shall, promptly upon request from any Party, give to that Party the address, the telefax number and/or e-mail address of any other Party applicable at the time for the purposes of this Clause.

29      Conflicting provisions

        In case of conflict between this Agreement and the terms of any of the Security Documents, the terms and conditions of this Agreement shall prevail.

30      Jurisdiction

        For the benefit of the Agent and each Bank, the Borrower agrees that only the courts of Norway shall have jurisdiction to settle any disputes in connection with this Agreement and accordingly submits to the non-exclusive jurisdiction of Oslo tingrett. Nothing in this Clause 30 shall limit the right of the Agent or any Bank to start proceedings against the Borrower in any other court of competent jurisdiction.

31      Governing law

        This Agreement is governed by Norwegian law.

32      Service of process

        Without prejudice to any other mode of service, the Borrower:

        a) irrevocably appoints Frontline Management AS as its agents for service of process relating to any proceedings before the Norwegian courts in connection with this Agreement;

        b) agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned; and

        c) consents to the service of process to any such proceedings before the Norwegian courts by posting of a copy of the process to Frontline Management AS, Bryggegt. 3, P.O. Box 1327 Vika, 0112 Oslo, Norway.

                                   Schedule 1
                              Banks and commitments


Banks                              Commitments
-----                              -----------

DEN NORSKE BANK ASA                                     USD 20,000,000
Stranden 21
0021 Oslo
Norway

NORDEA BANK NORGE ASA                                   USD 20,000,000
P.O. Box 1166 Sentrum
Middelthunsgt. 17
0368 Oslo
Norway

FORTIS BANK (NEDERLAND) N.V.                            USD 20,000,000
Oslo Branch Office
Munkedamsveien 53B
0250 Oslo
Norway                                                  ______________
                                                        USD 60,000,000

                                   Schedule 2
                         Conditions precedent documents

1.      In respect of the Borrower, the Parent and each of the Guarantors:

        (a)     the Memorandum and Articles of Association;

        (b)     Company Certificate;

        (c)     Updated Good Standing Certificate;

        (d) A resolution of the Board of Directors (and resolution by the shareholders, if required), authorising the execution of the Transaction Documents to which it is a party;

        (e) Power of Attorney to its representatives for the execution and, if applicable, registration of the Transaction Documents to which it is a party;

        (f)     Secretary's Certificate; and

        (g)     Evidence of capital structure.

2.      The Agreement.

3.      The Co-ordination Agreement.

4.      The USD 325 mill. Facility Agreement.

5.      The Management Agreements.

6.      The Charters with addenda.

7.      The Charter Guarantees.

8.      The Golar Mazo Charter.

9.      Acceptance  Letter  by the  lenders  under  the USD 325  mill.  Facility
        Agreement.

10.     The Faraway Documents.

11.     Omnibus Agreement.

12.     The Master Agreement.

13.     In respect of the Security Documents:

        (a)     the Deeds of Assignment;

        (b) the notices of assignment to and acknowledgement and consent from the relevant parties as required under the Deeds of Assignment;

        (c)     the Pledge of Accounts;

        (d) the Pledge of Borrower Shares with the share certificates in respect of the pledged shares and any other additional document in relation thereto;

        (e) the Subsidiary Pledges (with the share certificates in respect of the pledged shares) and any other additional document in relation thereto; and

        (f)     the Guarantees.

13.     In respect of each of the Vessels:

        (a) evidence that the Vessel is registered in the name of the relevant Owning Company in the Liberian Ship Registry, the Mortgage has been executed and recorded with second priority and that no other encumbrances or liens are recorded against the Vessel (save for the First Mortgages);

        (b)     Memorandum of Particulars;

        (c) Consent letter from the Security Agent as First Preferred Mortgagee under the First Mortgages;

        (d) updated class certificate related to the Vessel from the relevant classification society, confirming that the Vessel is in class, without extensions or recommendations at the Drawdown Date; and

        (e) copies of insurance policies/cover notes documenting that insurance cover has been taken out in respect of the Vessel in accordance with Clause 17.14 (Insurance), and evidencing that the Agent on behalf of the Banks' security interest in the insurance policies have been noted in accordance with the relevant notices and acknowledgements as required under the Deeds of Assignment at the Drawdown Date.

14. Evidence that all fees, costs and expenses (including internal and external legal fees and expenses) and other compensation contemplated thereby, payable to the Banks and the Agent to the extent due, have been paid.

15. All approvals, authorizations and consents required by any government or other authorities in order for the Borrower, the Parent or any of the Guarantors to enter into and perform its obligations under this Agreement and any of the Transaction Documents to which they are a party.

16. Letters of Quiet Enjoyment issued by the Agent (on behalf of the Banks) in respect of the BG Vessels, or in respect of M/V Golar Spirit, the notice of financing issued by the relevant owner.

17. Acknowledgements duly signed by BG/Pertamina in respect of the Letters of Quiet Enjoyment.

18. Appointment of Frontline Management AS and the acceptance by Frontline Management AS as the Borrower's process agent in Norway under the Agreement, the Pledge of Accounts, the Co-ordination Agreement and the Subsidiary Pledges.

19. Appointment of Frontline Management AS and the acceptance by Frontline Management AS as the Owning Companies' process agent in Norway under the Guarantee.

20. Appointment of Frontline Management AS and the acceptance by Frontline Management AS as Oxbow's process agent in Norway under the Guarantee.

21. Appointment of Frontline Management AS and the acceptance by Frontline Management AS as Golar Maritime's process agent in Norway under the Guarantee.

22. Appointment of Frontline Management AS and the acceptance by Frontline Management AS as the Parent's process agent in Norway under the Pledge of Borrower Shares.

23. Appointment of Frontline Management AS and the acceptance by Frontline Management AS as the Ultimate Owner's process agent in Norway under the Guarantee.

24. Appointment of Golar Management Limited and the acceptance by Golar Management Ltd. as the Owning Companies' process agent in the UK under the Deeds of Assignment.

25. Favourable legal opinions in form and substance satisfactory to the Agent from lawyers appointed by the Agent on matters concerning all relevant jurisdictions.

                                   Schedule 3

                                     Form of
                                 Drawdown Notice

To:     NORDEA BANK NORGE ASA as Agent

Date:   [          ] 2002

USD 60,000,000 Second Priority Credit Facility dated 11 October 2002 (the "Agreement")

We refer to Clause 5 of the Agreement.

Terms defined in the Agreement shall have the same meaning in this Drawdown Notice.

l.      We wish to draw as follows:

        (a)     Amount: .................................................

        (b)     Drawdown Date: ..........................................

        (c)     Interest Period: ........................................

        (d)     Instructions for payment: ...............................

2. We confirm that each condition specified in Clause 4.2 (specific conditions) is satisfied on the date of this Drawdown Notice.

By:

GOLAR GAS HOLDING COMPANY, INC.

Authorised Signatory

                                   Schedule 4

                                     Form of
                                 Renewal Notice

To:     NORDEA BANK NORGE ASA as Agent

Date:   [         ]

USD 60,000,000 Second Priority Credit Facility dated 11 October 2002 (the "Agreement")

We refer to Clause 8.1 (c) in the Agreement. Terms defined in the Agreement shall have the same meaning in this Renewal Notice.

We hereby:

1. request an Interest Period in respect of the Loan of [ ] months from the next Interest Payment Date; and

2.      confirm that:

        (i) no event or circumstance has occurred or is threatening, which constitutes, or which with the giving of notice or lapse of time or both, would constitute an Event of Default under the Agreement; and that

        (ii) the representations and warranties contained in Clause 16 (Representations and Warranties) of the Agreement are true, correct and not misleading at the date hereof as if made with respect to the facts and circumstances existing at such date.


By:

GOLAR GAS HOLDING COMPANY, INC.

Authorised signatory

                                   Schedule 5

                                     Form of
                               Deed of Assignment


                                     between

                                      [    ]
                                   as Assignor

                                       and

                              Nordea Bank Norge ASA
                                    as Agent



                         -------------------------------
                         Second Priority Credit Facility
                         in the amount of USD 60,000,000
                              dated 11 October 2002
                         -------------------------------



                                 VOGT & WIIG AS

THIS DEED OF ASSIGNMENT (the "Deed") dated this [ ] October 2002 is made between:

(1) [ ] a company incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia, as assignor (the "Assignor"); and

(2) NORDEA BANK NORGE ASA, Middelthunsgt. 17, 0368 Oslo, Norway, as agent under the Agreement (as defined below) (the "Agent").

WHEREAS

(A) Golar Gas Holding Company, Inc. as borrower (the "Borrower") has been granted a credit facility for an amount not exceeding USD 60,000,000 (the "Facility") in accordance with an agreement dated 11 October 2002 (as the same hereafter from time to time may be amended referred to as the "Agreement") entered into among the Borrower, the Financial Institutions listed in Schedule 1 of the Agreement, the Agent (in its capacity as agent for the Banks, arranger and bank), Den norske Bank ASA as arranger and bank and Fortis Bank (Nederland) N.V. as arranger and bank;

(B) by a time charter dated [__________] as amended by Addendum no. [___] dated [__________] expiry on or about [__________] and made between the Assignor and [__________] (the "Charterer") the Assignor agreed to let and the Charterer agreed to take on time charter for the period and upon the terms and conditions therein mentioned the vessel [_______] documented in the name of the Assignor under the laws and flag of the Republic of Liberia under Official Number [___] (the "Vessel");

(C) pursuant to a guarantee dated [__________] (the "Guarantee") executed by i.a. the Assignor as Guarantor (as defined in the Agreement) in favour of the Agent, the Assignor jointly and severally with the other Guarantors guaranteed to the Agent, for the account and benefit of the Banks, the payment by the Borrower of all amounts owning under or in connection with the Agreement;

(D) pursuant to the Agreement and the Guarantee there has been or will be executed by the Assignor in favour of the Agent a second preferred ship mortgage (the "Mortgage") on the Vessel and the Mortgage has been or will be registered under the provisions of Chapter 3 of title 21 of the Liberian Code of Laws of 1956 Revised as security for the repayment by the Assignor of the Secured Indebtedness (as defined below);

(E) the Assignor has agreed to enter into this Deed in favour of the Agent (on behalf of the Banks) in respect of the Assigned Property (as defined below) as security for the Secured Indebtedness (as defined below);

(F) it is a condition for the utilisation of the Facility that the Assignor enters into this Deed and grants the securities set out herein in favour of the Agent;

(G) this Deed is supplemental to the Guarantee and (when executed) the Mortgage and to the security thereby created but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage; and

(H) the Borrower has entered into the USD 325 mill. Facility Agreement (as defined in the Agreement) pursuant to which the Assignor has entered into the First Deed of Assignment (as defined in the Agreement) and the securities constituted herein and in the Mortgage are in all respects subject to and subordinate to the rights of the Security Agent (as defined in the Agreement) under the First Mortgage and the First Deed of Assignment.

NOW THEREFORE THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1       Interpretation

1.1     Defined expressions

        In this Deed (unless the context otherwise requires) any term or expression defined in the preamble shall have the meaning ascribed to it herein. In addition, terms and expressions not defined herein but whose meanings are defined in the Agreement, shall have the meanings set out therein.

1.2     Definitions

        In this Deed, unless the context otherwise

        "Assigned Property" means:

        (a) the Charter Earnings; (b) the other Charter Rights; (c) the Earnings of the Vessel; (d) her Insurances; (e) the Charter Guarantee(s); and (f) any Requisition Compensation for the Vessel.

        "Charter" means the charter referred to in Recital (B) hereto and any future charters of the Vessel.

        "Charter Documents" means the Charter and any other document in which a Charter Right has been created.

        "Charterer" includes the successor in title and assignees of the Charterer.

        "Charter Earnings" means all money whatsoever payable by the Charterer to the Assignor under or pursuant to the Charter and/or any guarantee, security or other assurance given to the Assignor at any time in respect of the Charterer's obligations under or pursuant to the Charter including (but without prejudice or to the generality of the foregoing) all claims for damages in respect of any breach by the Charterer of the Charter).

        "Charter Rights" means all of the rights of the Assignor under or pursuant to the Charter and any guarantee, security or other assurance given to the Assignor at any time in respect of the Charterer's obligations under or pursuant to the Charter including (without limitation) the right to receive the Charter Earnings.

        "Requisition Compensation" means in relation to the Vessel, all sums of money or other compensation from time to time payable during the Security Period by reason of the compulsory acquisition (being the requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Vessel by an governmental entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title) of the Vessel.

        "Secured Indebtedness" means the aggregate of the Facility and interest thereon, default interest, expenses, fees, and all other sums of any kind at any time which may become owing by the Assignor to the Agent or any of the Banks under the Guarantee, the Mortgage and this Deed.

1.3     Construction

        (a) Clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Deed:

        (b)     references  to  Clauses or  Appendices  are to be  construed  as
                references   to  clauses  or  appendices  of  this  Deed  unless
                otherwise stated;

        (c) references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as from time to time amended; and

        (d) words importing the plural shall include the singular and vice versa.

2       Assignment of Assigned Property

2.1     Assignment

        In order to secure payment and discharge of the Borrower's obligations under the Agreement and the payment of all sums which from time to time may become due thereunder and to secure the performance and observance with all of the covenants, terms and conditions in the Agreement, and by way of security for payment of the Secured Indebtedness, the Assignor, with full title guarantee hereby assigns and agrees to assign to the Agent (on behalf of the Banks) with second priority (subject always to the rights of the Security Agent under the First Deed of Assignment) all its rights, title and interest in and to the Assigned Property and all its benefits and interests present and future therein.

2.2     Payments and application

2.2.1   Payment

        All Assigned Property payable to the Assignor are, subject to the Security Agent's rights under the First Deed of Assignment, to be paid to account no. [ ] with [ ] or any replacement thereof, which is pledged
        (i) on first priority to the Security Agent as security for the Borrower's obligations under the USD 325 mill. Facility Agreement and
        (ii) on second priority to the Agent (on behalf of the Banks) as security for the Borrower's obligations under the Agreement.

2.2.2   Application

        All moneys received by the Agent in respect of:

        (a) recovery under the Vessel's Insurances (other than under any loss of earnings insurance and any such sum or sums as may have been received by the Agent in accordance with the relevant loss payable Clause in respect of a major casualty as therein defined and paid to the Assignor as provided in Clause 2.2.1);

        (b)     the Vessel's Requisition Compensation;

        (c)     the Charter Guarantee(s); and

        (d)     the Vessel's Earnings (including the Charter Earnings),

        shall, subject to the Security Agent's rights under the First Deed of Assignment, be held by it upon trust in the first place to pay and make good the expenses and the balance shall:

        (i) in the case of moneys received in respect of sale of the Vessel or recovery under the insurances in relation to a Total Loss of the Vessel or her Requisition Compensation:

                (A) if no Default has occurred and is continuing, be applied in accordance with Clause 17.15 of the Agreement; or

                (B) if a Default has occurred and is continuing but no Event of Default has occurred be retained by the Agent until such time as no Default has occurred and is continuing (whereupon such moneys shall be applied in accordance with Clause 17.15 of the Agreement or paragraph (ii) below, moneys so retained shall be applied by the Agent in or towards satisfaction of any sums from time to time accruing due and payable by the Assignor under the Security Documents or any of them by virtue of payment demanded thereunder; or

        (ii) on any other case, if an Event of Default has occurred, be applied by the Security Agent in the manner specified under (i)
                (B) above.

2.3     Assumption of the Charter

        In the event that, in the opinion of the Agent, (i) an Event of Default has occurred, (ii) the Assignor fails to observe and perform its obligations under the Charter or this Deed, the Agent may (but shall not be obliged to), subject to the Co-ordination Agreement, serve upon the Charterer and the Assignor a notice whereupon the Agent shall exercise the rights of the Assignor under the Charter and be at liberty (but not obliged) to performed the Assignor's obligations thereunder.

2.4     Notice and acknowledgement

        The Assignor undertakes and covenants with the Agent to give notice of this Deed to the Charterer, the Charter Guarantor and the insurer or any other third parties from which any Charter Earnings or other Earnings, Insurances or other amounts are or may become payable in the form set out in Appendices 1 to 3 hereto (as the case may be) or such other form as the Agent may require, and procure that any recipient of such notice acknowledge receipt of such notices in the forms attached to such Appendices.

2.5     Release

        When all of the obligations under the Agreement have been satisfied and discharged in full, the Agent will at the request and cost of the Assignor (and subject to the First Deed of Assignment) reassign to the Assignor all of the Agent's right, title and interest in the Assigned Property; provided always that any settlement or discharge under this Deed between the Assignor and the Agent shall be subject to the condition that any payment by the Borrower, the Assignor or any other person will not be avoided or set aside or ordered to be repaid (in full or in part) under any enactment or provision relating to insolvency, administration, liquidation or bankruptcy for the time being in force and in the event that at any time the Agent has to repay (in full or in part) such amount then the Agent shall have the right (subject to the rights of the Security Agent under the First Deed of Assignment) to recover an equivalent amount from the Assignor and to enforce the security created by this Deed as if such payment had not been made.

3       Perfection

        The Assignor agrees that at any time and from time to time upon the written request of the Agent, it will promptly and duly execute and deliver to the Agent any and all such further instruments and documents as the Agent may reasonably deem necessary or desirable to register this Deed in any applicable registry, and to maintain and/or perfect the security created by this Deed and the rights and powers herein granted.

4 No variations and the Assignor's obligations under the Charter and the Charter Guarantee(s)

        The Assignor may not make any variations to the Charter or the Charter Guarantee(s) or release any party of their obligations thereunder or waive any breach of the Charterer's obligations thereunder or consent to any such act of omission of the Charterer as would constitute such breach or terminate the Charter, without the prior written consent of the Agent (on behalf of the Banks).

        The Assignor shall remain liable to perform all of its obligations under the Assigned Property and the Agent (on behalf of the Banks) shall be under no obligation of any kind whatsoever in respect thereof.

5       Assignment

        The Agent may assign or transfer its rights hereunder to any person whom it is entitled to assign its rights to under the Agreement.

6       No further Assignment or Pledge

        The Assignor shall not, unless prior written consent has been obtained from the Agent, be entitled to further assign or pledge any of the Assigned Property.

7       Additional and continuing security

        The security contemplated by this Deed shall be in addition to any other security granted in accordance with the Agreement, and shall be a continuing security in full force and effect as long as any obligations are outstanding thereunder.

8       Notices

        Any notice, demand or other communication to be made or delivered by any party pursuant to this Deed shall (unless the addressee has by fifteen days' written notice to that party specified another address) be made or delivered:

        (a)     if to the Assignor:

                [                 ]
                c/o Golar Management  Limited
                30 Marsh Wall
                London E14 9TP
                United Kingdom

                Telefax no: +44 20 7517 8601

        (b)     if to the Agent:

                NORDEA BANK NORGE ASA
                Middelthunsgt. 17
                0368 Oslo
                Norway
                Telefax no: +47 22 48 66 68

9       Jurisdiction

        For the benefit of the Agent and each Bank, the Assignor agrees that only the courts of England shall have jurisdiction to settle any disputes in connection with this Deed and accordingly submits to the non-exclusive jurisdiction of the English courts. Nothing in this Clause 9 shall limit the right of the Agent or any Bank to start proceedings against the Assignor in any other court of competent jurisdiction.

10      Governing law

        This Deed is governed by English law.

11      Service of process

        Without prejudice to any other mode of service, the Assignor:

        a) irrevocably appoints Golar Management Limited as its agents for service of process relating to any proceedings before the English courts in connection with this Deed;

        b) agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned; and

        c) consents to the service of process to any such proceedings before the English courts by posting of a copy of the process to Golar Management Limited, 30 Marsh Wall, London E14 9TP, United Kingdom.

IN WITNESS whereof this Deed has been duly executed as a deed on the day and year first above written


SIGNED, SEALED and DELIVERED                                  )
as a DEED                                                     )
by                                                            )
it duly authorised Attorney-in-Fact                           )
for and on behalf of                                          )
[        ]                                                    )
in the presence of:                                           )


...................
Witness

Name:
Address:
Occupation:


SIGNED, SEALED and DELIVERED                                  )
as a DEED                                                     )
by                                                            )
it duly authorised Attorney-in-Fact                           )
for and on behalf of                                          )
NORDEA BANK NORGE ASA                                         )
in the presence of:                                           )


...................
Witness

Name:
Address:
Occupation:

                                     Form of

                              Notice of Assignment
                                    (Charter)

To:     [ ]

We refer to the charterparty dated [ ] (the "Charter") made between us and you, whereby we agreed to let and you agreed to take on [time]charter for the period and upon terms and conditions therein mentioned the M/V [ ] (the "Vessel"). We hereby give you notice that:

1. By a Deed of Assignment dated [ ] October 2002 (the "Deed") made between us and Nordea Bank Norge ASA, as "Agent", acting on behalf of itself and certain other banks as "Banks", we have with full title guarantee assigned on second priority (subject to the rights of Den norske Bank ASA as security agent (the "Security Agent") pursuant to a deed of assignment dated 31 May 2001 between us and the Security Agent (the "First Deed of Assignment")) absolutely to and in favour of the Agent (on behalf of the Banks) all our rights, title and interest, present and future, to and in all charterhire and other monies payable by you under the Charter.

2. You are hereby irrevocably authorised and instructed to continue the performance of your obligations under the Charter towards us and receive instructions from us, PROVIDED HOWEVER, that all payments are to be made to our account with the Security Agent, account no. [ ] (free of any set-off or other deduction) which is pledged on first priority in favour of the Security Agent, until such time as the Agent shall direct to the contrary whereupon all instructions or demands for actions shall be made by the Agent and all amounts payable to us shall be paid to the Agent or as it may direct.

3. The Deed includes provisions that no variations shall be made to the Charter (nor shall you be released from your obligations thereunder) without the previous written consent of the Agent (on behalf of the Banks) and that we shall remain liable to perform all our obligations under the Charter and that the Agent (on behalf of the Banks) shall be under no obligation of any kind whatsoever in respect thereof.

Please acknowledge receipt of this letter and confirm your consent to its terms by signing the form of acknowledgement enclosed hereto and return the same to the address as set out therein.

The authority and instructions herein contained cannot be revoked or varied by us without the consent of the Agent (on behalf of the Banks). The provisions of this notice and its acknowledgement shall be governed by the laws of England.

Dated [ ] 2002

Signed by

-------------------------------------------

                                                                    Appendix 1 B


                                     Form of
                                 Acknowledgement

To:

Nordea Bank Norge ASA
Middelthunsgt. 17
0368 Oslo
Norway

Telefax: +47 22 48 66 68

We acknowledge receipt of the Notice of Assignment dated [ ] 2002. Terms used herein shall have the same meaning as defined therein. We agree to the assignment of the earnings under the Charter and agree and undertake to be bound by the terms of the Notice of Assignment. We confirm that we have received no notice of any previous assignment or pledge of all or any part of the earnings under the Charter, save for under the First Deed of Assignment.

We further confirm that all written statements containing instructions or demanding actions or payments under the Charter may until further notice from the Agent to the contrary be made by the Assignor and after such notice these instructions shall be given or demands shall be made by the Agent.


Dated:  [        ]

For and on behalf of:

[        ]
By:
Name:
Title:

                                     Form of

                              Notice of Assignment

                             (Charter Guarantee(s))

To:     [ ]

We refer to the charter guarantee dated [__________] (the "Charter Guarantee") issued by yourselves as guarantor as security for the obligations of [__________] (the "Charterer") under the charterparty dated [__________] entered into between the Charterer and ourselves as owner. We hereby give notice that by a Deed of Assignment dated [__________] October 2002 (the "Deed") made between us and Nordea Bank Norge ASA as "Agent", acting on behalf of itself and certain other banks as "Banks", we have with full title guarantee, assigned on second priority (subject to the rights of Den norske bank ASA as security agent (the "Security Agent") pursuant to a deed of assignment dated 31 May 2001 between us and the Security Agent (the "First Deed of Assignment")) absolutely to and in favour of the Agent (on behalf of the Banks) all our rights, title and interest, present and future, to and in the Charter Guarantee.

Please acknowledge receipt of this letter and confirm your consent to its terms by signing the form of acknowledgement enclosed hereto and return the same to the Agent at the address set out above.

The authority and instructions contained herein cannot be revoked or varied by us without the prior written consent of the Agent (on behalf of the Banks). The provisions of this notice and its acknowledgement shall be governed by the laws of England.


Dated [   ] 2002

Signed by

-------------------------
[     ]

                                                                     Appendix 2B

                                     Form of
                                 Acknowledgement

To:

Nordea Bank Norge ASA
Middelthunsgt. 17
0368 Oslo
Norway

Telefax: +47 22 48 66 68

We acknowledge receipt of the Notice of Assignment dated [ ] October 2002. Terms used herein shall have the same meaning as defined therein. We agree to the assignment of the Charter Guarantee(s) as set out therein and agree and undertake to be bound by the terms of the Notice of Assignment. We confirm that we have received no notice of any assignment of any part of the Charter Guarantee, save for under the First Deed of Assignment.


Dated:  ..................

For and on behalf of:

[     ]
By:
Name:
Title:

                                                                     Appendix 3A


                                     Form of
                              Notice of Assignment
                                  (Insurances)

To:     The Insurers

[ ] as owner (the "Shipowner") of [" "], (the "Vessel") hereby gives notice that all payments due to us from you in respect of the Vessel have been (by way of security) assigned, with second priority (subject to the rights of Den norske Bank ASA as security agent (the "Security Agent") under a deed of assignment dated 31 May 2001 entered into between us and the Security Agent (the "First Deed of Assignment")) to Nordea Bank Norge ASA, Norway, as agent for certain other banks (the "Mortgagee") according to a Deed of Assignment dated [ ] October 2002 and that all payments due to us under our policy(-ies) with yourselves must be made in accordance with the instruction, from time to time, of the Mortgagee.

Please note that all claims relating to the insurances in respect of an actual or constructive or agreed or arranged or compromised total loss or requisition for title or other compulsory acquisition of the Vessel and claims payable in respect of a major casualty, that is to say any claims or the aggregate of the claims exceeds USD 5,000,000 (United States Dollars five million) shall (subject to the rights of the Security Agent under the First Deed of Assignment) be payable to the Mortgagee. Subject thereto all other claims, unless and until the insurers have received notice from the Mortgagee of a default under the Mortgage in which event all claims shall (subject to the rights of the Security Agent under the First Deed of Assignment) be payable directly to the Mortgagee up to its mortgage interest, shall be released directly for the repair, salvage or other charges involved or to the Shipowner as reimbursement if it has fully repaired the damage and paid all of the salvage or other charges or otherwise in respect of the Shipowner's actual costs in connection therewith. Any payments directly to the Shipowner shall be paid to account no. [ ] with the Security Agent.

Please note that this instruction may not be varied except with the prior written consent of the Mortgagee.

Please confirm your acknowledgement of the terms of this notice by completing the Acknowledgement attached hereto. Please return the signed and dated Acknowledgement to the Mortgagee at the address set out therein

                                    [ ] 2002


                           --------------------------

                                                                     Appendix 3B

To:

Nordea Bank Norge ASA
Middelthunsgt. 17
0368 Oslo
Norway

Telefax: +47 22 48 66 68

                                     Form of
                                 Acknowledgement

We acknowledge receipt of the Notice of Assignment dated [ ] from [ ] (the "Shipowner") relating to the insurances for the vessel [""] (the "Vessel").

We have duly noted and do accept that our payments due to the Shipowner, under the insurance policies taken out for the Vessel as an Owners' Entry pursuant to our rules, shall be made in accordance with the instructions set out in the Notice of Assignment, including the Loss Payable Clause therein, and payment due to the Agent will be made to such account as from time to time instructed by Nordea Bank Norge ASA, Middelthunsgt. 17, 0368 Oslo, Norway, which bank has been duly noted by ourselves as the Second Priority Mortgagee of the Vessel.



Dated:


For and on behalf of:
[                   ]



By:
Name:
Title:

                                   Schedule 6

                                     Form of
                               Pledge of Accounts


                                     between



                         Golar Gas Holding Company, Inc.
                                   as Borrower

                                       and

                              Nordea Bank Norge ASA
                                    as Agent

                                       and

                              Nordea Bank Norge ASA
                                 as Account Bank


                         ------------------------------
                                 Second Priority
                                 Credit Facility
                                for an amount not
                                  exceeding USD
                                60,000,000 dated
                                 11 October 2002
                         ------------------------------



                                 VOGT & WIIG AS

THIS PLEDGE OF ACCOUNTS (the "Pledge") is made on [ ] October 2002 between:

1. GOLAR GAS HOLDING COMPANY, INC., a company incorporated in the Republic of Liberia, having its registered office at 80 Broad Street, Monrovia, Liberia, as borrower (the "Borrower");

2. NORDEA BANK NORGE ASA, Middelthunsgt. 17, 0368 Oslo, Norway as account bank (the "Account Bank"); and

3. NORDEA BANK NORGE ASA, Middelthunsgt. 17, 0368 Oslo, Norway as agent (the "Agent").

WHEREAS:

(A) The Borrower has been granted a credit facility for an amount not exceeding USD 60,000,000 (the "Facility") in accordance with an agreement dated 11 October 2002 (as the same hereafter from time to time may be amended referred to as the "Agreement") entered into among the Borrower, the Financial Institutions listed in Schedule 1 of the Agreement, the Agent (in its capacity as agent for the Banks, arranger and bank), Den norske Bank ASA as arranger and bank and Fortis Bank (Nederland) N.V. as arranger and bank;

(B) The Borrower has agreed to enter into this Pledge in favour of the Agent (on behalf of the Banks) in respect its bank accounts as security for its obligations towards the Banks under the Agreement;

(C) The execution by the Borrower of this Pledge is a condition precedent to the Banks to make the Facility available to the Borrower;

(D) The Borrower has entered into the USD 325 mill. Facility Agreement (as defined in the Agreement) pursuant to which the Assignor has entered into the First Pledge of Accounts (as defined in the Agreement) and the securities constituted herein are subject to and subordinate to the rights of the Security Agent (as defined in the Agreement) under the First Pledge of Accounts.

IT IS AGREED AS FOLLOWS:

1       Definitions

        In this Pledge (unless the context otherwise requires) any term or expression defined herein or in the preamble shall have the meaning ascribed to it therein. In addition, terms and expressions not defined herein but whose meanings are defined in the Agreement shall have the meaning set out therein.

2       Representations and warranties

        The Borrower hereby represents and warrants to the Agent (on behalf of the Banks) that:

        (a) it is entitled to pledge the Pledged Accounts (as defined below) to the Agent (on behalf of the Banks);

        (b) save for the First Pledge of Accounts, it has not assigned, charged, pledged or otherwise encumbered the Pledged Account (as defined below).

3.      Pledge

3.1     Pledge

        By way of security for the payment of its obligations under the Agreement, the Borrower hereby pledges in favour of the Agent (on behalf of the Banks) on second priority (subject always to the First Pledge of Accounts) any and all claims it may at any time and from time to time have against the Account Bank resulting from or in respect of any balance at any time standing to its credit on its bank account no. 6018.04.41444 or any replacement thereof (the "Pledged Accounts").

3.2     Withdrawals

        The Borrower may withdraw funds from the Pledged Accounts (always subject to the First Pledge of Accounts) for the purposes as set out in clause 14.1 (b) of the USD 325 mill. Facility Agreement and matters related thereto as long as no Event of Default has been declared by the Agent or the Banks under the Agreement. Withdrawals from the Pledged Accounts for any other purpose, or other payments permitted under the Agreement, shall require the prior written consent of the Agent (on behalf of the Banks).

3.3     Blocking

        The Pledged Accounts shall following an Event of Default which is unremedied be blocked in favour of the Agent (on behalf of the Banks), and any subsequent payments made to the Pledged Accounts or paid directly to the Agent or any of the Banks shall, subject to the rights of the Security Agent under the First Pledge of Accounts, be applied towards the Borrower's obligations to the Agent and the Banks under the Agreement.

3.4     Acknowledgement

        The Account Bank hereby acknowledges this Pledge by the Borrower to the Agent (on behalf of the Banks), and waives any right to set-off or other rights it may have to the credit of the Pledged Accounts, and confirms to the Agent (on behalf of the Banks) that the Pledged Accounts will, subject to the rights of the Security Agent under the First Pledge of Accounts, be blocked in favour of the Agent (on behalf of the Banks) following the Account Bank's receipt of a notice from the Agent that a Default has occurred under the Agreement and/or the Security Documents.

3.5     Set-Off

        In the event of non-payment of any amount hereunder when due, the Agent (acting on behalf of the Banks) shall, subject to the rights of the Security Agent under the First Pledge of Accounts and to the extent permitted by applicable law, have a separate right of set-off in respect of any credit balance, in any currency, on any account the Borrower might have with either the Agent or any of the Banks (branches included) from time to time, including the Pledged Accounts, toward satisfaction of any sum due to the Agent or any of the Banks hereunder.

4       Perfection

        The Borrower agrees that it at any time and from time to time upon the written request of the Agent, will promptly and duly execute and deliver to the Agent any and all such further instruments and documents as the Agent may reasonably deem necessary or desirable, and to maintain and/or perfect the security created by this Pledge and the rights and powers herein granted.

5       Continuing security

        The Borrower hereby agrees and undertakes that:

        (a) the security created by this Pledge shall be held by the Agent (on behalf of the banks) as a continuing security for the obligations under the Agreement and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the obligations under the Agreement;

        (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security Documents;

        (c) subject to the Co-ordination Agreement, the Agent shall not be bound to enforce any of the other Security Documents before enforcing the security created by this Pledge;

        (d) no delay or omission on the part of the Agent in exercising any right, power or remedy under this Pledge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy;

        (e) the rights, powers and remedies provided in this Pledge are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Agent may deem expedient; and

        (f) any waiver by the Agent of any terms of this Pledge or any consent given by the Agent under this Pledge shall only be effective if given in writing and then only for the purpose and upon the terms which it is given.

6       Agent's powers

6.1     Protecting and maintaining of security

        The Agent shall, subject to the rights of the Security Agent under the First Pledge of Accounts, without prejudice to its other rights and powers under this Pledge and the other Security Documents, be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in its reasonable opinion think fit for the purpose of protecting or maintaining the security created by this Pledge.

6.2     Powers

        After the occurrence of an Event of Default (irrespective of whether or not the Agent shall have taken steps to enforce any of the powers specified or referred to in the Agreement), and as long as such Event of Default is in existence, the Agent shall, subject to the Co-ordination Agreement and applicable mandatory laws, become forthwith entitled, as and when it may see fit, to put into force and exercise all or any of the powers possessed by its as pledgee of the Pledged Accounts and in particular the Agent shall be entitled then or at any later time or times:

        (a) to enforce its right as a pledgee of the Pledged Accounts in accordance with the statutory procedure of enforcement laid down in the Norwegian enforcement Act of 26 June 1992;

        (b) to take over, institute, defend, settle or abandon (if necessary using the name of the Borrower) all such legal or arbitration proceedings in connection with the Pledged Accounts as the Agent in its sole and absolute discretion thinks fit;

        (c) generally, to recover from the Borrower on demand all expenses incurred by the Agent in or about or incidental to the exercise by it of any of the powers aforesaid; and

        (d) generally, to enter into any transaction or arrangement of any kind and to do anything in relation to the Pledged Accounts which the Agent may think fit.

7       Assignment

        The Agent may assign or transfer its rights hereunder to any person to whom the rights and obligations as Agent and Bank may be assigned to under the Agreement in accordance with the terms set out therein.

        The Borrower shall not be entitled to further assign or pledge the Pledged Accounts.

8       Notices

        Any notice, demand or other communication to be made or delivered by any party pursuant to this Pledge shall (unless the addressee has by fifteen days' written notice to that party specified another address) be made or delivered as set out in Clause 28 of the Agreement.

9       Jurisdiction

        For the benefit of the Agent and each Bank, the Borrower agrees that only the courts of Norway shall have jurisdiction to settle any disputes in connection with this Pledge and accordingly submits to the non-exclusive jurisdiction of Oslo tingrett. Nothing in this Clause 9 shall limit the right of the Agent or any Bank to start proceedings against the Borrower in any other court of competent jurisdiction.

10      Governing law

        This Pledge is governed by Norwegian law.

11      Service of process

        Without prejudice to any other mode of service, the Borrower:

        a) irrevocably appoints Frontline Management AS as its agents for service of process relating to any proceedings before the Norwegian courts in connection with this Pledge;

        b) agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned; and

        c) consents to the service of process to any such proceedings before the Norwegian courts by posting of a copy of the process to Frontline Management AS, Bryggegt. 3, P.O. Box 1327 Vika, 0112 Oslo, Norway.

Signed by:
---------

The Borrower:
-------------
GOLAR GAS HOLDING COMPANY, INC.

By:
Name:
Title:

The Agent:
----------
NORDEA BANK NORGE ASA

By:
Name:
Title:

The Account Bank:
-----------------
NORDEA BANK NORGE ASA

By:
Name:
Title:

                                   Schedule 7

                                     Form of
                            Pledge of Borrower Shares

                                     between

                       Gotaas-Larsen Shipping Corporation
                                   as Pledgor

                                       and

                              Nordea Bank Norge ASA
                                    as Agent





                         -------------------------------
                                 Second Priority
                                 Credit Facility
                                Agreement for an
                                   amount not
                                  exceeding USD
                                60,000,000 dated
                                 11 October 2002
                         -------------------------------




                                 VOGT & WIIG AS

THIS PLEDGE OF SHARES (the "Pledge of Shares") dated this [ ] October 2002 is made between:

(1)     GOTAAS-LARSEN   SHIPPING   CORPORATION,   80  broad  Street,   Monrovia,
        Liberia(the "Pledgor"); and

(2) NORDEA BANK NORGE ASA, Middelthunsgt. 17, 0368 Oslo, Norway, as agent under the Agreement (as defined below) (the "Agent").

WHEREAS

(A) Golar Gas Holding Company, Inc. as borrower (the "Borrower") has been granted a credit facility for an amount not exceeding USD 60,000,000 (the "Facility") in accordance with an agreement dated 11 October 2002 (as the same hereafter from time to time may be amended referred to as the "Agreement") entered into among the Borrower, the Financial Institutions listed in Schedule 1 of the Agreement, the Agent (in its capacity as agent for the Banks, arranger and bank), Den norske Bank ASA as arranger and bank and Fortis Bank (Nederland) N.V. as arranger and Bank;

(B) The Pledgor has agreed to enter into this Pledge of Shares in favour of the Agent (on behalf of the Banks) in respect of its [number of shares] shares of the capital stock of the Borrower represented by share certificate no. [ ] (the "Shares"), being all of the issued and outstanding shares of the Borrower, as security for the Borrower's obligations towards the Banks under the Agreement; and

(C) The execution by the Pledgor of this Pledge of Shares is a condition precedent to the Banks to make the Facility available to the Borrower.

IT IS AGREED AS FOLLOWS:

1       Definitions

        In this Pledge of Shares including the preamble hereto (unless the context otherwise requires), terms and expressions not defined herein but whose meanings are defined in the Agreement, shall have the meanings set out therein.

2       Representations and warranties

        The Pledgor hereby represents and warrants to the Agent (on behalf of the Banks) that:

        (a) it is entitled to pledge its right, title and interest in the Shares to the Agent (on behalf of the Banks); and

        (b) it has not assigned, charged, pledged, sold or otherwise encumbered the Shares (other than by this Pledge of Shares); and

        (c) it is the sole, legal and beneficial owner of the Shared, which are fully paid up and non-assessable.

3       Pledge

3.1     Pledge

        By way of security for the payment of all amounts that are or may become due to the Agent and/or the Banks under the Agreement, the Pledgor hereby pledges assigns, charges, transfers and delivers, on first priority, all of its right, title and interest in the Shares to and in favour of the Agent (on behalf of the Banks), including dividends, interest and other moneys paid or payable on the Shares.

3.2     Share certificates, etc.

        Upon execution of this Pledge of Shares, the Pledgor shall deposit in escrow with the Agent the following documents:

        (a) the share certificates for the Shares; (b) signed but undated instruments of transfer in blank; (c) a signed by undated letter of resignation of each of the directors and officers of the Borrower; (d) a letter of authority signed by each of the directors and officers of the Borrower in favour of the Agent to complete and date the letters of resignation; (e) a letter of undertaking from each of the directors not to appoint any further directors or officers; (f) an irrevocable proxy from the Pledgor empowering the Agent to cast votes attributable to the Shares; (g) a draft undated set of board resolutions approving the resignations; and (h) the stock register, all unissued stock certificates and a duplicate corporate seal

3.3     Release

        As soon as any and all of the obligations under the Agreement have been unconditionally and irrevocably paid and discharged in full, the Agent will release the security created by this Pledge of Shares and return the share certificates for the Shares to the Pledgor.

4       Covenants

        The Pledgor hereby undertakes with the Agent that:

        (a) if any further shares are issued to the Pledgor, the Pledgor shall pledge its respective right, title and interest in all such additional shares to the Agent, and deliver the share certificate(s) to the Agent; and

        (b) it will not assign, charge, pledge or otherwise encumber the Shares except as contemplated in the Agreement and/or this Pledge of Shares or otherwise permitted in writing by the Agent on behalf of the Banks.

5       Continuing security

        The Pledgor hereby agrees and undertakes that:

        (a) the security created by this Pledge of Shares shall be held by the Agent on behalf of the Banks as a continuing security for the payment of all amounts that are or may become due to the Agent and/or the Banks under the Agreement and the security so created shall not be satisfied by any intermediate payment or
                satisfaction  of  any  part  of  such   obligations   under  the
                Agreement;

        (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security Documents;

        (c) the Agent shall not be bound to enforce any of the other Security Documents before enforcing the security created by this Pledge of Shares;

        (d) no delay or omission on the part of the Agent in exercising any right, power or remedy under this Pledge of Shares shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy;

        (e) the rights, powers and remedies provided in this Pledge of Shares are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Agent may deem expedient; and

        (f) any waiver by the Agent of any terms of this Pledge of Shares or any consent given by the Agent under this Pledge of Shares shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

6       Agent's powers

6.1     Protecting and maintaining of security

        The Agent shall, without prejudice to its other rights and powers under this Pledge of Shares and the other Security Documents, and subject to the Co-ordination Agreement, be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in its reasonable opinion think fit for the purpose of protecting or maintaining the security created by this Pledge of Shares.

6.2     Powers

        After the occurrence of an Event of Default (irrespective of whether or not the Agent shall have taken steps to enforce any of the powers specified or referred to in the Agreement) and as long as such Event of Default is in existence, the Agent shall, subject to the Co-ordination Agreement and applicable mandatory law, become forthwith entitled, as and when it may see fit, to put into force and exercise all or any of the powers possessed by it as pledgee of the Shares and in particular the Agent shall be entitled then or at any later time or times:

        (a) subject to the Co-ordination Agreement, to enforce its rights as pledgee of the Shares in accordance with the statutory procedures of enforcement laid down in the Norwegian Enforcement Act of 26 June 1992;

        (b) to take over, institute, defend, settle or abandon (if necessary using the name of the Pledgor) all such legal or arbitration proceedings in connection with the Shares as the Agent in its sole and absolute discretion thinks fit;

        (c) generally, to recover from the Pledgor on demand all expenses incurred by the Agent in or about or incidental to the exercise by it of any of the powers aforesaid; and

        (d) generally, to enter into any transaction or arrangement of any kind and to do anything in relation to the Shares which the Agent may think fit.

6.3     Liability of the Agent

        Neither the Agent nor its agents, managers, officers, employees, delegates and advisers shall be liable for any expense, claim, liability, loss, cost, damage or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under this Pledge of Shares in the absence of gross negligence or wilful misconduct.

7       Indemnity

        The Pledgor will indemnify and hold harmless the Agent and each agent or attorney appointed under or pursuant to this Pledge of Shares from and against any and all expenses, claims, liabilities, losses, tax (other than tax on the overall net income of the Agent), costs, duties, fees and charges suffered, incurred or made by the Agent or such agent or attorney:

        (a) in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Pledge of Shares; or

        (b) in the preservation or enforcement of the Agent's rights under this Pledge of Shares; or

        (c) on the release of any part of the Shares from the security created by this Pledge of Shares,

        and the Agent or each such agent or attorney may retain and pay all sums in respect of the same amount of money received under the powers conferred by this Pledge of Shares. All such amounts recoverable by the Agent or each such agent or attorney shall be recoverable on a full indemnity basis.

8       Further assurances

        The Pledgor hereby further undertake to execute and do all such assurances, acts and things as the Agent in its sole and absolute discretion may require for:

        (a) perfecting or protecting the security created (or intended to be created) by this Pledge of Shares; or

        (b) preserving or protecting any of the rights of the Agent under this Pledge of Shares; or

        (c) ensuring that the security constituted by this Pledge of Shares and the covenants and obligations of the Borrower under this Pledge of Shares shall enure to the benefit of any such assignee of the Agent as is referred to in Clause 10; or

        (d) facilitating the appropriation or realisation of the Shares or any part thereof in the manner contemplated by this Pledge of Shares; or

        (e) the exercise of any power, authority or discretion vested in the Agent under this Pledge of Shares,

        in any such case, forthwith upon demand by the Agent and at the expense of the Pledgor.

9       Notices

        Any notice, demand or other communication to be made or delivered by any party pursuant to this Pledge of Shares shall (unless the addressee has by fifteen days' written notice to that party specified another address) be made or delivered: -

        (a)     if to the Pledgor:

                Gotaas-Larsen Shipping Corporation
                c/o Golar Management Limited
                30 Marsh Wall
                London E14 9TP
                United Kingdom
                Telefax no: +44 20 7517 8601

        (b)     if to the Agent:

                Nordea Bank Norge ASA
                P.O. Box 1166 Sentrum
                Middelthunsg. 17
                0368 Oslo
                Norway
                Telefax: +47 22 48 66 68

10      Successors and assigns

10.1    Successors and assigns

        This Pledge of Shares shall be binding upon and shall enure to the benefit of the Agent on behalf of the Banks and their respective successors and permitted assigns and references in this Pledge of Shares to any of them shall be construed accordingly.

10.2    Prior consent

        The Pledgor shall not assign or transfer any of its rights and/or obligations under this Pledge of Shares without the prior written consent of the Agent. The Agent may assign and/or transfer part or all of its rights and/or obligations hereunder to any financial institution in accordance with the terms of the Agreement. In such case, the Pledgor will execute such documentation as considered necessary by the Agent to effectuate such assignment and/or transfer at the Agent's cost.

10.3    Disclosure of information

        The  Agent  may  disclose  to  a  potential   assignee,   transferee  or
        sub-participant, such information about the Pledgor as the Agent considers appropriate.

11      Jurisdiction

        For the benefit of the Agent and each Bank, the Pledgor agrees that only the courts of Norway shall have jurisdiction to settle any disputes in connection with this Pledge of Shares and accordingly submits to the non-exclusive jurisdiction of Oslo tingrett. Nothing in this Clause 11 shall limit the right of the Agent or any Bank to start proceedings against the Borrower in any other court of competent jurisdiction.

12      Governing law

        This Pledge of Shares is governed by Norwegian law.

13      Service of process

        Without prejudice to any other mode of service, the Pledgor:

        a) irrevocably appoints Frontline Management AS as its agents for service of process relating to any proceedings before the Norwegian courts in connection with this Pledge of Shares;

        b) agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned; and

        c) consents to the service of process to any such proceedings before the Norwegian courts by posting of a copy of the process to Frontline Management AS, Bryggegt. 3, P.O. Box 1327 Vika, 0112 Oslo, Norway.

Signed by:

The Pledgor:
------------

GOTAAS-LARSEN SHIPPING CORPORATION

By:
Name:
Title:

The Agent:
----------

NORDEA BANK NORGE ASA

By:
Name:
Title:

                                   Schedule 8

                                     Form of
                                Subsidiary Pledge

                                     between

                         Golar Gas Holding Company, Inc.
                                   as Pledgor

                                       and

                              Nordea Bank Norge ASA
                                    as Agent

                                in respect of [ ]








                         -------------------------------
                                 Second Priority
                                 Credit Facility
                                Agreement for an
                                   amount not
                                  exceeding USD
                                60,000,000 dated
                                 11 October 2002
                         -------------------------------




                                 VOGT & WIIG AS

THIS PLEDGE OF SHARES (the "Pledge of Shares") dated this [ ] October 2002 is made between:

(1) Golar GAS HOLDING COMPANY, INC., 80 Broad Street, Monrovia, Liberia (the "Pledgor"); and

(2) NORDEA BANK NORGE ASA, Middelthunsgt. 17, 0368 Oslo, Norway, as agent under the Agreement (as defined below) (the "Agent").

WHEREAS

(A) The Pledgor as borrower has been granted a credit facility for an amount not exceeding USD 60,000,000 (the "Facility") in accordance with an agreement dated 11 October 2002 (as the same hereafter from time to time may be amended referred to as the "Agreement") entered into among the Pledgor, the Financial Institutions listed in Schedule 1 of the Agreement, the Agent (in its capacity as agent for the Banks, arranger and bank), Den norske Bank ASA as arranger and bank and Fortis Bank (Nederland) N.V. as arranger and Bank;

(B) The Pledgor has agreed to enter into this Pledge of Shares in favour of the Agent (on behalf of the Banks) in respect of its [number of shares] shares of the capital stock of [ ] represented by share certificate no. [ ] (the "Shares"), being all of the issued and outstanding shares of [ ] as security for its obligations towards the Banks under the Agreement;

(C) The execution by the Pledgor of this Pledge of Shares is a condition precedent to the Banks to make the Facility available to the Pledgor; and

(D) The Borrower has entered into the USD 325 mill. Facility Agreement (as defined in the Agreement) pursuant to which the Pledgor has entered into the First Subsidiary Pledge (as defined in the Agreement) and the securities constituted herein are subject to and subordinate to the rights of the Security Agent (as defined in the Agreement) under the First Subsidiary Pledge.

IT IS AGREED AS FOLLOWS:

1       Definitions

        In this Pledge of Shares including the preamble hereto (unless the context otherwise requires), terms and expressions not defined herein but whose meanings are defined in the Agreement, shall have the meanings set out therein.

2       Representations and warranties

        The Pledgor hereby represents and warrants to the Agent (on behalf of the Banks) that:

        (a) it is entitled to pledge its right, title and interest in the Shares to the Agent (on behalf of the Banks); and

        (b) save for the First Subsidiary Pledge it has not assigned, charged, pledged, sold or otherwise encumbered the Shares (other than by this Pledge of Shares); and

        (c) it is the sole, legal and beneficial owner of the Shares, which are fully paid up and non-assessable.

3       Pledge

3.1     Pledge

        By way of security for the payment of all amounts that are or may become due to the Agent and/or the Banks under the Agreement, the Pledgor hereby pledges, assigns charges, transfers and delivers on second priority (subject always to the rights under the First Subsidiary Pledge), all of its right, title and interest in the Shares to and in favour of the Agent (on behalf of the Banks), including dividends, interest and other moneys paid or payable on the Shares.


3.2     Documents

        Upon execution of this Pledge of Shares, the Pledgor shall deposit in escrow with the Agent the following documents:

        (a) share certificates for the Shares (and the Pledgor shall procure that the Security Agent shall agree that, so long as the Shares are subject to the First Subsidiary Pledge, the Security Agent shall hold the Shares for the Agent and shall, upon release from the First Subsidiary Pledge, deliver the Share to the Agent; (b) signed but undated instruments of transfer in blank; (c) a signed by undated letter of resignation of each of the directors and officers of [ ]; (d) a letter of authority signed by each of the directors and officers of [ ] in favour of the Agent to complete and date the letters of resignation; (e) a letter of undertaking from each of the directors not to appoint any further directors or officers; (f) an irrevocable proxy from the Pledgor empowering the Agent to cast votes attributable to the Shares; (g) a draft undated set of board resolutions approving the resignations; and (h) all unissued share certificates, the stock register and a duplicate corporate seal.

3.3     Release

        As soon as any and all of the obligations under the Agreement have been unconditionally and irrevocably paid and discharged in full, the Agent will release the security created by this Pledge of Shares.

4       Covenants

        The Pledgor hereby undertakes with the Agent that:

        (a) if any further shares are issued to the Pledgor, the Pledgor shall pledge its respective right, title and interest in all such additional shares to the Agent, and (subject to the First Subsidiary Pledge) deliver the share certificate(s) to the Agent; and

        (b) it will not assign, charge, pledge or otherwise encumber the Shares except as contemplated in the Agreement and/or this Pledge of Shares and/or the First Subsidiary Pledge or otherwise permitted in writing by the Agent on behalf of the Banks.

5       Continuing security

        The Pledgor hereby agrees and undertakes that:

        (a) the security created by this Pledge of Shares shall be held by the Agent on behalf of the Banks as a continuing security for the payment of all amounts that are or may become due to the Agent and/or the Banks under the Agreement and the security so created shall not be satisfied by any intermediate payment or
                satisfaction  of  any  part  of  such   obligations   under  the
                Agreement;

        (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security Documents;

        (c) subject to the Co-ordination Agreement, the Agent shall not be bound to enforce any of the other Security Documents before enforcing the security created by this Pledge of Shares;

        (d) no delay or omission on the part of the Agent in exercising any right, power or remedy under this Pledge of Shares shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy;

        (e) the rights, powers and remedies provided in this Pledge of Shares are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Agent may deem expedient; and

        (f) any waiver by the Agent of any terms of this Pledge of Shares or any consent given by the Agent under this Pledge of Shares shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

6       Agent's powers

6.1     Protecting and maintaining of security

        The Agent shall, without prejudice to its other rights and powers under this Pledge of Shares and the other Security Documents, and subject to the rights of the Security Agent under the First Subsidiary Pledge, be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in its reasonable opinion think fit for the purpose of protecting or maintaining the security created by this Pledge of Shares.

6.2     Powers

        After the occurrence of an Event of Default (irrespective of whether or not the Agent shall have taken steps to enforce any of the powers specified or referred to in the Agreement) and as long as such Event of Default is in existence, the Agent shall, subject to the Co-ordination Agreement and applicable mandatory law, become forthwith entitled, as and when it may see fit, to put into force and exercise all or any of the powers possessed by it as pledgee of the Shares and in particular the Agent shall be entitled then or at any later time or times:

        (a) subject to the Co-ordination Agreement, to enforce its rights as pledgee of the Shares in accordance with the statutory procedures of enforcement laid down in the Norwegian Enforcement Act of 26 June 1992;

        (b) to take over, institute, defend, settle or abandon (if necessary using the name of the Pledgor) all such legal or arbitration proceedings in connection with the Shares as the Agent in its sole and absolute discretion thinks fit;

        (c) generally, to recover from the Pledgor on demand all expenses incurred by the Agent in or about or incidental to the exercise by it of any of the powers aforesaid; and

        (d) generally, to enter into any transaction or arrangement of any kind and to do anything in relation to the Shares which the Agent may think fit.

6.3     Liability of the Agent

        Neither the Agent nor its agents, managers, officers, employees, delegates and advisers shall be liable for any expense, claim, liability, loss, cost, damage or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under this Pledge of Shares in the absence of gross negligence or wilful misconduct.

7       Indemnity

        The Pledgor will indemnify and hold harmless the Agent and each agent or attorney appointed under or pursuant to this Pledge of Shares from and against any and all expenses, claims, liabilities, losses, tax (other than tax on the overall net income of the Agent), costs, duties, fees and charges suffered, incurred or made by the Agent or such agent or attorney:

        (a) in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Pledge of Shares; or

        (b) in the preservation or enforcement of the Agent's rights under this Pledge of Shares; or

        (c) on the release of any part of the Shares from the security created by this Pledge of Shares,

        and the Agent or each such agent or attorney may retain and pay all sums in respect of the same amount of money received under the powers conferred by this Pledge of Shares. All such amounts recoverable by the Agent or each such agent or attorney shall be recoverable on a full indemnity basis.

8       Further assurances

        The Pledgor hereby further undertake to execute and do all such assurances, acts and things as the Agent in its sole and absolute discretion may require for:

        (a) perfecting or protecting the security created (or intended to be created) by this Pledge of Shares; or

        (b) preserving or protecting any of the rights of the Agent under this Pledge of Shares; or

        (c) ensuring that the security constituted by this Pledge of Shares and the covenants and obligations of the Borrower under this Pledge of Shares shall enure to the benefit of any such assignee of the Agent as is referred to in Clause 10; or

        (d) facilitating the appropriation or realisation of the Shares or any part thereof in the manner contemplated by this Pledge of Shares; or

        (e) the exercise of any power, authority or discretion vested in the Agent under this Pledge of Shares,

        in any such case, forthwith upon demand by the Agent and at the expense of the Pledgor.

9       Notices

        Any notice, demand or other communication to be made or delivered by any party pursuant to this Pledge of Shares shall (unless the addressee has by fifteen days' written notice to that party specified another address) be made or delivered: -

        (a)     if to the Pledgor:

                Golar Gas Holding Company, Inc.
                c/o Golar Management Limited
                30 Marsh Wall
                London E14 pTP
                United Kingdom
                Telefax no: +44 20 7517 8601


        (b)     if to the Agent:

                Nordea Bank Norge ASA
                P.O. Box 1166 Sentrum
                Middelthunsg. 17
                0368 Oslo
                Norway
                Telefax: +47 22 48 66 68

10      Successors and assigns

10.1    Successors and assigns

        This Pledge of Shares shall be binding upon and shall enure to the benefit of the Agent on behalf of the Banks and their respective successors and permitted assigns and references in this Pledge of Shares to any of them shall be construed accordingly.

10.2    Prior consent

        The Pledgor shall not assign or transfer any of its rights and/or obligations under this Pledge of Shares without the prior written consent of the Agent. The Agent may assign and/or transfer part or all of its rights and/or obligations hereunder to any financial institution in accordance with the terms of the Agreement. In such case, the Pledgor will execute such documentation as considered necessary by the Agent to effectuate such assignment and/or transfer at the Agent's cost.

10.3    Disclosure of information

        The  Agent  may  disclose  to  a  potential   assignee,   transferee  or
        sub-participant, such information about the Pledgor as the Agent considers appropriate.

11      Jurisdiction

        For the benefit of the Agent and each Bank, the Pledgor agrees that only the courts of Norway shall have jurisdiction to settle any disputes in connection with this Pledge of Shares and accordingly submits to the non-exclusive jurisdiction of Oslo tingrett. Nothing in this Clause 11 shall limit the right of the Agent or any Bank to start proceedings against the Borrower in any other court of competent jurisdiction.

12      Governing law

        This Pledge of Shares is governed by Norwegian law.

13      Service of process

        Without prejudice to any other mode of service, the Pledgor:

        a) irrevocably appoints Frontline Management AS as its agents for service of process relating to any proceedings before the Norwegian courts in connection with this Pledge of Shares;

        b) agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned; and

        c) consents to the service of process to any such proceedings before the Norwegian courts by posting of a copy of the process to Frontline Management AS, Bryggegt. 3, P.O. Box 1327 Vika, 0112 Oslo, Norway.

Signed by:


The Pledgor:
------------

GOLAR GAS HOLDING COMPANY, INC.

By:
Name:
Title:

The Agent:
----------

NORDEA BANK NORGE ASA

By:
Name:
Title:

                                   Schedule 9
                         Form of Compliance Certificate

To:     NORDEA BANK NORGE ASA as Agent under the Agreement as defined below

We refer to the Agreement dated 11 October 2002. We give this Compliance Certificate as required under Clause 17.5 of the Agreement. Terms used in this Compliance Certificate have the meanings given to them in the Agreement [and are on a consolidated basis].

The covenant calculations below are made as of, and in respect of three month period ending on [ ] 20[ ].

Agreement Clause   Covenant determination/Calculation compliance      Compliance

                   + Cash and bank deposits according to the accounts
                   - restricted funds/deposits
17.4 (a)           Free Available Cash: ___________________________    _______

                   + Current Assets according to the accounts
                   - Current Liabilities according to the accounts
17.4 (b)           Working Capital: _______________________________    _______

                   + all Borrowed Money according to the accounts
                   - Borrowed Money in Oxbow, Golar Maritime,
                     Faraway and Aurora Management Inc.
                   - Free Available Cash
                   = Net Debt (1)
                   EBITDA last quarter
                   4 x EBITDA last quarter (2)
                   (1) divided by (2)
17.4 (c)           = Leverage: ____________________________________    _______

        It is hereby certified, by the undersigned, that there are no known, pending or threatened Events of Default as of this date. Furthermore, it is hereby certified that the above representations and undertakings contained in the Agreement are true and correct and fulfilled at the time hereof with reference to the facts now subsiding.

        Best regards,


        -------------------------


        Enclosure: Financial Statement as per [ ]

                                  Schedule 10A
                                     Form of
                                    Guarantee


                                    issued by

                                       [ ]

                                       and


                                       [ ]
                                  as Guarantors


                                  in favour of


                              Nordea Bank Norge ASA
                                    as Agent



                         -------------------------------
                                 Second Priority
                                 Credit Facility
                                Agreement for an
                                   amount not
                                  exceeding USD
                                60,000,000 dated
                                 11 October 2002
                         ------------------------------



                                 VOGT & WIIG AS
                                  ADVOKATFIRMA

THIS GUARANTEE ("selvskyldnergaranti") is made on the [ ] October 2002 by:
[       ], [    ]; and

[       ], [    ]

(together the "Guarantors")

in favour of:
------------
NORDEA BANK NORGE ASA, Middelthunsgate 17, P.O. Box 1166 Sentrum, 0107 Oslo, Norway (the "Agent").

WHEREAS

(A) Golar Gas Holding Company, Inc. as borrower (the "Borrower") has been granted a credit facility for an amount not exceeding USD 60,000,000 (the "Facility") in accordance with an agreement dated 11 October 2002 (as the same hereafter from time to time may be amended referred to as the "Agreement") entered into among the Borrower, the Financial Institutions listed in Schedule 1 of the Agreement, the Agent (in its capacity as agent for the Banks, arranger and bank), Den norske Bank ASA as arranger and bank and Fortis Bank (Nederland) N.V. as arranger and Bank;

(B) It is a condition precedent to the drawdown under the Facility that the Guarantors execute and deliver this Guarantee, and in consideration thereof the Guarantors have agreed to execute and deliver this Guarantee to and in favour of the Agent (on behalf of the Banks) as security for all of the Borrower's obligations and liabilities to the Banks under the Agreement and all security documents issued or to be issued pursuant thereto (the "Security Documents") (such obligations hereinafter referred to as the "Guaranteed Obligations").

NOW, THEREFORE, each of the Guarantors hereby undertakes and agrees as follows:

1       Interpretation

1.1     Definitions

        In this Guarantee including the preamble hereto (unless the context otherwise requires) any term or expression defined in the preamble shall have the meanings ascribed to it therein. In addition, terms and expressions not defined herein but whose meanings are defined in the Agreement shall have the meanings set out therein.

1.2     Construction

        (a) Clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Guarantee;

        (b) references to Clauses are to be construed as references to clauses of this Guarantee unless otherwise stated;

        (c) references to (or to any specified provision of) this Guarantee or any other document shall be construed as references to this Guarantee, that provision or that document as from time to time amended; and

        (d) words importing the plural shall include the singular and vice versa.

2       Guarantee

        The Guarantors hereby unconditionally and irrevocably, jointly and severally guarantee in favour of the Agent (on behalf of the Banks) as primary obligor as and for its own debt (som selvskyldner) and not merely as surety, to pay to the Agent on demand all monies and to discharge all Guaranteed Obligations or any part thereof of the Borrower when the same become due for payment or discharge, provided however, that each of the Guarantors' liability never shall exceed USD 80,000,000.

        This Guarantee shall be in addition to and not in substitution of any other security held by the Agent (on behalf of the Banks) from time to time in respect of the Guaranteed Obligations.

        For the purpose of the Norwegian Financial Contracts Act 1999 No. 46 (the "FA"), we hereby declare and confirm:

        (a) that the principal amount secured under hereunder is USD 80,000,000 in accordance with the terms of the Agreement; in each case plus all unpaid interest, default interest, fees, costs and expenses;

        (b) that we have received a copy of the Agreement, and we have thereby been informed of the security which is to be granted in respect of the amounts outstanding under the Agreement;

        (c) that we have been informed by the Borrower that no event of which would be an Event of Default under the Agreement has occurred as per today; and

        (d) that we are aware of the cross default provisions relating to ourselves contained in the Agreement.

3       Continuing security

        This Guarantee is a continuing security for the whole of the Guaranteed Obligations from time to time and shall remain in full force and effect until all of the Guaranteed Obligations have been finally settled and fulfilled, and notwithstanding the liquidation of the Borrower or any change in the constitution of the Borrower or of the Agent or the absorption of or amalgamation by the Agent in or with any other entity or the acquisition of all or any part of the assets or undertaking of the Agent by any other entity.

4       Payment and performance

        The Guarantors expressly undertake to make payment of any amount due to the Agent and the Banks as a consequence of the Borrower not having fulfilled its obligations under the Agreement and the Security Documents, within five Business Days after receipt of notice for payment from the Agent. Any payments under this Guarantee shall be made in full without any deductions of counterclaims whatsoever.

5       Preservation of Guarantors' liability

        The Agent may without the prior written consent of any of the Guarantors and without notice to any of the Guarantors:

        (a)     materially amend, novate, supplement or replace the Agreement;

        (b) agree with the Borrower to increase or reduce the amount of the Facility, or vary the terms and conditions for its repayment (including, without limitation, the rate and/or method of calculation of interest payable on the Facility);

        (c) allow to the Borrower or to any other person any time or other indulgence;

        (d) renew, vary, release or refrain from enforcing the Agreement or any security, guarantee or indemnity which the Agent may now or in the future hold from the Borrower or from any other person;

        (e)     compound with the Borrower or any other person;

        (f) enter into, renew, vary or terminate any other agreement or arrangement with the Borrower or any other person; or

        (g) make any concession to the Borrower or do or omit or neglect to do anything which might, but for this provision, operate to release or reduce the liability of the Guarantors under this Guarantee.

        The liability of the Guarantors under this Guarantee shall not be affected by:

        (a) the absence of, or any defective, excessive or irregular exercise of, any of the powers of the Borrower;

        (b) any security given or payment made to the Agent or the Banks by the Borrower or any other person being avoided or reduced under any law (whether Norwegian or foreign) relating to bankruptcy or insolvency or analogous circumstance in force from time to time;

        (c) the liquidation, administration, receivership or insolvency of any of the Guarantors;

        (d) the Agreement and/or any of the Security Documents and/or any other security, guarantee or indemnity now or in the future held by the Bank being defective, void or unenforceable, or the failure of the Bank to take any security, guarantee or indemnity;

        (e)     the novation of any of the Guaranteed Obligations; or

        (f) anything which would not have released or reduced the liability of the Guarantors to the Agent or the Banks had the liability of the Guarantors under Clause 2 been as a principal debtor of the Agent or the Banks and not as a guarantor.

6       Waivers of the Guarantors

        Each of the Guarantors hereby waives:

        (a) any requirement that the Agent and/or the Banks make demand upon or seek to enforce remedies against the Borrower for any payments or other performance of the Guaranteed Obligations before demanding payment or performance under this Guarantee,

        (b) notice of the occurrence of any event of default under the Agreement or any of the Security Documents,

        (c) its right of subrogation into the position of the Agent and/or the Banks under the Agreement or any of the Security Documents until and unless the Guaranteed Obligations shall have been finally settled and fulfilled; and

        (d) any right to limit the liability under this Guarantee resulting from any failure to comply with section 62 to 74 of the FA. In addition, section 67 of the FA shall not apply to this Guarantee.

7       Undertakings

        Each of the Guarantors undertakes to the Agent (on behalf of the Banks) that as long as any monies are being owed or may become owing or any other performance may become due under this Guarantee, the Guarantors shall:

        (a) procure the compliance with all of the financial covenants and other undertakings as set out in the Agreement, of the terms of which it has full knowledge, and by this reference all such financial covenants and other undertakings are deemed to constitute an integral part of this Guarantee as if they were expressly incorporated herein;

        (b)     not make any distributions or dividends to its shareholders;

        (c) not agree to any transfer of its shares, granting of options of ownership or change in its ultimate ownership;

        (d) following receipt by any of the Guarantors of a notice from the Agent of the occurrence of any Event of Default under the Agreement, none of the Guarantors will make demand for or claim payment of any moneys due to any of the Guarantors from the Borrower, or exercise any other right or remedy to which any of the Guarantors is entitled in respect of such moneys unless and until all of the Guaranteed Obligations have been paid in full;

        (e) not, if the Borrower shall become the subject of an insolvency proceeding or shall be wound up or liquidated make any claim in such insolvency, winding-up or liquidation until the Guaranteed Obligations have been paid in full (unless so instructed by the Agent and then only on condition that the Guarantors hold the benefit of any claim in such insolvency or liquidation and pay any amounts recovered thereunder to the Agent (on behalf of the Banks));

        (f) if it, in breach of paragraph (d) and (e) above, receives or recovers any money pursuant to any such exercise, claim or proof as therein referred to, hold such money for the Agent to apply the same as if they were moneys received or recovered by the Agent (on behalf of the Banks) under this Guarantee; and

        (g) not take from the Borrower any security whatsoever for the moneys hereby guaranteed.

8       Assignment

        The Agent may assign or transfer its rights hereunder to any person to whom the rights and obligations as Agent and Bank may be assigned to under the Agreement.

        None of the Guarantors may assign nor transfer any of its rights pursuant to the Guarantee without the prior written consent of the Agent (on behalf of the Banks).

9       Reinstatement

        Notwithstanding any payment received by the Agent and/or the Banks under the Agreement or any of the Security Documents or any other document referred to therein, this Guarantee will be reinstated if such payment is required by bankruptcy law or any other legal provision to be returned by the Agent and/or the Banks to the party or parties having made such payment.

10      Jurisdiction

        For the benefit of the Agent and each Bank, each of the Guarantors agrees that only the courts of Norway shall have jurisdiction to settle any disputes in connection with this Guarantee and accordingly submits to the non-exclusive jurisdiction of Oslo tingrett. Nothing in this Clause 10 shall limit the right of the Agent or any Bank to start proceedings against any of the Guarantors in any other court of competent jurisdiction.

11      Governing law

        This Guarantee shall be governed by Norwegian law.

12      Service of process

        Without prejudice to any other mode of service, each of the Guarantors:

        (a) irrevocably appoints Frontline Management AS as its agent for service of process relating to any proceedings before Norwegian courts in connection with this Guarantee;

        (b) agrees that failure by its process agent to notify it of the process will not invalidate the proceeding concerned; and

        (c) consents to the service of process to any such proceedings before the Norwegian courts by posting of a copy of the process to Frontline Management AS, Bryggegt. 3, P.O. Box 1327 Vika, 0112 Oslo, Norway.

For and on behalf of
[      ]

By:
Name:
Title:

For and on behalf of
[      ]

By:
Name:
Title:

For and on behalf of
[      ]

By:
Name:
Title:

                                  Schedule 10B
                                     Form of
                                    Guarantee




                                    issued by





                                 Golar LNG Ltd.
                                  as Guarantor




                                  in favour of




                              Nordea Bank Norge ASA
                                    as Agent



                         -------------------------------
                                 Second Priority
                                 Credit Facility
                                Agreement For an
                                   amount not
                                  exceeding USD
                                60,000,000 dated
                                 11 October 2002
                         ------------------------------




                                 VOGT & WIIG AS
                                  ADVOKATFIRMA

THIS GUARANTEE ("selvskyldnergaranti") is made on the [ ] October 2002 by:
---
GOLAR LNG LTD., Par-la-Ville Place, 4th Floor, 14 Par-la Ville Road, Hamilton HM08, Bermuda (the "Guarantor")

in favour of:
------------
NORDEA BANK NORGE ASA, Middelthunsgate 17, P.O. Box 1166 Sentrum, 0107 Oslo, Norway (the "Agent").

WHEREAS

        (A) Golar Gas Holding Company, Inc. as borrower (the "Borrower") has been granted a credit facility for an amount not exceeding USD 60,000,000 (the "Facility") in accordance with an agreement dated 11 October 2002 (as the same hereafter from time to time may be amended referred to as the "Agreement") entered into among the Borrower, the Financial Institutions listed in
                Schedule 1 of the Agreement, the Agent (in its capacity as agent for the Banks, arranger and bank), Den norske Bank ASA as arranger and bank and Fortis Bank (Nederland) N.V. as arranger and Bank;

        (B) It is a condition precedent to the drawdown under the Facility that the Guarantor executes and delivers this Guarantee, and in consideration thereof the Guarantor has agreed to execute and deliver this Guarantee to and in favour of the Agent (on behalf of the Banks) as security for all of the Borrower's obligations and liabilities to the Banks under the Agreement and all security documents issued or to be issued pursuant thereto (the "Security Documents") (such obligations hereinafter referred to as the "Guaranteed Obligations").

NOW, THEREFORE, the Guarantor hereby undertakes and agrees as follows:

1       Interpretation

1.1     Definitions

        In this Guarantee including the preamble hereto (unless the context otherwise requires) any term or expression defined in the preamble shall have the meanings ascribed to it therein. In addition, terms and expressions not defined herein but whose meanings are defined in the Agreement shall have the meanings set out therein.

1.2     Construction

        (a) Clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Guarantee;

        (b) references to Clauses are to be construed as references to clauses of this Guarantee unless otherwise stated;

        (c) references to (or to any specified provision of) this Guarantee or any other document shall be construed as references to this Guarantee, that provision or that document as from time to time amended; and

        (d) words importing the plural shall include the singular and vice versa.

2       Guarantee

        The Guarantor hereby unconditionally and irrevocably guarantees in favour of the Agent (on behalf of the Banks) as primary obligor as and for its own debt (som selvskyldner) and not merely as surety, to pay to the Agent on demand all monies and to discharge all Guaranteed Obligations or any part thereof of the Borrower when the same become due for payment or discharge, provided however, that the Guarantor's liability never shall exceed USD 80,000,000.

        This Guarantee shall be in addition to and not in substitution of any other security held by the Agent (on behalf of the Banks) from time to time in respect of the Guaranteed Obligations.

        For the purpose of the Norwegian Financial Contracts Act 1999 No. 46 (the "FA"), we hereby declare and confirm:

        (a) that the principal amount secured under hereunder is USD 80,000,000 in accordance with the terms of the Agreement; in each case plus all unpaid interest, default interest, fees, costs and expenses;

        (b) that we have received a copy of the Agreement, and we have thereby been informed of the security which is to be granted in respect of the amounts outstanding under the Agreement;

        (c) that we have been informed by the Borrower that no event of which would be an Event of Default under the Agreement has occurred as per today; and

        (d) that we are aware of the cross default provisions relating to ourselves contained in the Agreement.

3       Continuing security

        This Guarantee is a continuing security for the whole of the Guaranteed Obligations from time to time and shall remain in full force and effect until all of the Guaranteed Obligations have been finally settled and fulfilled, and notwithstanding the liquidation of the Borrower or any change in the constitution of the Borrower or of the Agent or the absorption of or amalgamation by the Agent in or with any other entity or the acquisition of all or any part of the assets or undertaking of the Agent by any other entity.

4       Payment and performance

        The Guarantor expressly undertakes to make payment of any amount due to the Agent and the Banks as a consequence of the Borrower not having fulfilled its obligations under the Agreement and the Security Documents, within five Business Days after receipt of notice for payment from the Agent. Any payments under this Guarantee shall be made in full without any deductions of counterclaims whatsoever.

5       Preservation of Guarantor's liability

        The Agent may without the prior written consent of the Guarantor and without notice to the Guarantor:

        (a)     materially amend, novate, supplement or replace the Agreement;

        (b) agree with the Borrower to increase or reduce the amount of the Facility, or vary the terms and conditions for its repayment (including, without limitation, the rate and/or method of calculation of interest payable on the Facility);

        (c) allow to the Borrower or to any other person any time or other indulgence;

        (d) renew, vary, release or refrain from enforcing the Agreement or any security, guarantee or indemnity which the Agent may now or in the future hold from the Borrower or from any other person;

        (e)     compound with the Borrower or any other person;

        (f) enter into, renew, vary or terminate any other agreement or arrangement with the Borrower or any other person; or

        (g) make any concession to the Borrower or do or omit or neglect to do anything which might, but for this provision, operate to release or reduce the liability of the Guarantor under this Guarantee.

        The liability of the Guarantor under this Guarantee shall not be affected by:

        (i) the absence of, or any defective, excessive or irregular exercise of, any of the powers of the Borrower;

        (ii) any security given or payment made to the Agent or the Banks by the Borrower or any other person being avoided or reduced under any law (whether Norwegian or foreign) relating to bankruptcy or insolvency or analogous circumstance in force from time to time;

        (iii) the liquidation, administration, receivership or insolvency of the Guarantor;

        (iv) the Agreement and/or any of the Security Documents and/or any other security, guarantee or indemnity now or in the future held by the Bank being defective, void or unenforceable, or the failure of the Bank to take any security, guarantee or indemnity;

        (v)     the novation of any of the Guaranteed Obligations; or

        (vi) anything which would not have released or reduced the liability of the Guarantor to the Agent or the Banks had the liability of the Guarantor under Clause 2 been as a principal debtor of the Agent or the Banks and not as a guarantor.

6       Waivers of the Guarantor

        The Guarantor hereby waives:

        (a) any requirement that the Agent and/or the Banks make demand upon or seek to enforce remedies against the Borrower for any payments or other performance of the Guaranteed Obligations before demanding payment or performance under this Guarantee,

        (b) notice of the occurrence of any event of default under the Agreement or any of the Security Documents,

        (c) its right of subrogation into the position of the Agent and/or the Banks under the Agreement or any of the Security Documents until and unless the Guaranteed Obligations shall have been finally settled and fulfilled; and

        (d) any right to limit the liability under this Guarantee resulting from any failure to comply with section 62 to 74 of the FA. In addition, section 67 of the FA shall not apply to this Guarantee.

7       Undertakings

        The Guarantor undertakes to the Agent (on behalf of the Banks) that as long as any monies are being owed or may become owing or any other performance may become due under this Guarantee, the Guarantor shall:

        (a) procure the compliance with all of the financial covenants and other undertakings as set out in the Agreement, of the terms of which it has full knowledge, and by this reference all such financial covenants and other undertakings are deemed to constitute an integral part of this Guarantee as if they were expressly incorporated herein;

        (b)     not make any distributions or dividends to its shareholders;

        (c) not agree to any transfer of its shares, granting of options of ownership or change in its ultimate ownership;

        (d) following receipt by the Guarantor of a notice from the Agent of the occurrence of any Event of Default under the Agreement, the Guarantor will make demand for or claim payment of any moneys due to the Guarantor from the Borrower, or exercise any other right or remedy to which the Guarantor is entitled in respect of such moneys unless and until all of the Guaranteed Obligations have been paid in full;

        (e) not, if the Borrower shall become the subject of an insolvency proceeding or shall be wound up or liquidated make any claim in such insolvency, winding-up or liquidation until the Guaranteed Obligations have been paid in full (unless so instructed by the Agent and then only on condition that the Guarantor holds the benefit of any claim in such insolvency or liquidation and pay any amounts recovered thereunder to the Agent (on behalf of the Banks));

        (f) if it, in breach of paragraph (d) and (e) above, receives or recovers any money pursuant to any such exercise, claim or proof as therein referred to, hold such money for the Agent to apply the same as if they were moneys received or recovered by the Agent (on behalf of the Banks) under this Guarantee; and

        (g) not take from the Borrower any security whatsoever for the moneys hereby guaranteed.

8       Assignment

        The Agent may assign or transfer its rights hereunder to any person to whom the rights and obligations as Agent and Bank may be assigned to under the Agreement.

        The Guarantor may not assign nor transfer any of its rights pursuant to the Guarantee without the prior written consent of the Agent (on behalf of the Banks).

9       Reinstatement

        Notwithstanding any payment received by the Agent and/or the Banks under the Agreement or any of the Security Documents or any other document referred to therein, this Guarantee will be reinstated if such payment is required by bankruptcy law or any other legal provision to be returned by the Agent and/or the Banks to the party or parties having made such payment.

10      Jurisdiction

        For the benefit of the Agent and each Bank, the Guarantor agrees that only the courts of Norway shall have jurisdiction to settle any disputes in connection with this Guarantee and accordingly submits to the non-exclusive jurisdiction of Oslo tingrett. Nothing in this Clause 10 shall limit the right of the Agent or any Bank to start proceedings against the Guarantor in any other court of competent jurisdiction.

11      Governing law

        This Guarantee shall be governed by Norwegian law.

12      Service of process

        Without prejudice to any other mode of service, the Guarantor:

        (a) irrevocably appoints Frontline Management AS as its agent for service of process relating to any proceedings before Norwegian courts in connection with this Guarantee;

        (b) agrees that failure by its process agent to notify it of the process will not invalidate the proceeding concerned; and

         (c) consents to the service of process to any such proceedings before the Norwegian courts by posting of a copy of the process to Frontline Management AS, Bryggegt. 3, P.O. Box 1327 Vika, 0112 Oslo, Norway.


For and on behalf of
GOLAR LNG LTD.

By:
Name:
Title:

                                   Schedule 11

                                Form of Mortgage

                             Dated: [ ] October 2002




                            SECOND PREFERRED MORTGAGE



                                       by



                                     [     ]
                                    as Owner



                                       to



                              NORDEA BANK NORGE ASA
                               as Second Mortgagee



                                  in respect of



                                    m/v "[ ]"
                              of Monrovia, Liberia
                                Official No. [ ]

                                    I N D EX

Recitals                                                             3

Article I      Definitions                                           4
Article II     Granting Clause                                       5
Article III    Covenants of Owner
               Section 1.   Payment of Indebtedness                  5
               Section 2.   Insurance and Maintenance                7
               Section 3.   Mortgage Recording                       7
               Section 4.   Prohibition of Liens                     7
               Section 5.   Notice of Mortgage                       8
               Section 6    No Sales, Transfers or other
                               Preferred Mortgages                   8
               Section 7.   Authority of the Mortgagee               8
Article IV     Events of Default and Remedies
               Section 1.   Events of Default; Remedies              9
               Section 2.   Power of Attorney - Sale                10
               Section 3.   Power of Attorney - Collection          10
               Section 4.   Delivery of Vessel                      10
               Section 5.   Mortgagee to Discharge Liens            10
               Section 6.   Remedies Cumulative                     11
               Section 7.   Cure of Default                         11
               Section 8.   Discontinuance of Proceedings           11
               Section 9.   Application of Proceeds                 11
               Section 10. Requisition Compensation                 11
               Section 11. Severability of Provisions               12
Article V      Sundry Provisions
               Section 1. Successors and Assigns                    12
               Section 2. Power of Substitution                     12
               Section 3. Preferred Status                          12
               Section 4. Notices                                   12
               Section 5. Recording and Total Amount                12
               Section 6  Discharge                                 13
Appendices

Appendix 1.    Second Loan Agreement dated 11 October 2002
Appendix 2.    Guarantee dated [     ] October 2002

THIS SECOND PREFERRED MORTGAGE (the "Second Mortgage") is made this [ ] day of [__________] October 2002 by

(1) [_____________________], a Liberian corporation having an address at 80 Broad Street, Monrovia, Liberia (the "Owner"); in favor of

(2) NORDEA BANK NORGE ASA, a Norwegian banking corporation acting through its offices at Middelthunsgt. 17, 0368 Oslo, Norway, (the "Second Mortgagee") as security trustee.

WHEREAS

(A) The Owner is the sole and absolute legal and beneficial owner of the whole of the Liberian flag motor vessel "[__________]", of [__________] gross tons and [ ] net tons, or thereabouts, built in [__________] at [__________] and duly documented in the name of the Owner under the laws of the Republic of Liberia with her home port at Monrovia, Liberia and with official number [__________] (the "Vessel").

(B) Pursuant to that certain Loan Agreement dated 31 May 2001, (the "First Loan Agreement") made among i.e. Golar Gas Holding Company, Inc, a corporate incorporated under the laws of the Republic of Liberia (the "Borrower"), the banks and financial institutions specified in the First Loan Agreement, as lenders (the "First Banks") and Den norske Bank ASA (as security agent for the lenders) as first mortgagee (the "First Mortgagee"), the First Banks have made available to the Borrower a term loan facility in the aggregate principal amount of United States Dollars Three Hundred and Twenty Five Million (USD325,000,000) (the "First Loan").

(C) Pursuant to the First Loan Agreement, the Owner has executed and delivered a certain first preferred mortgage in favour of the First Mortgagee dated 31 May 2001 and recorded against the Vessel in the Office of Deputy Commissioner of Maritime Affairs of the Republic of Liberia in New York at [time] on [__________] in Book PM [__________] at Page [__________] as security for the Borrower's obligations under the First Loan Agreement (the "First Mortgage").

(D) Pursuant to that certain Loan Agreement dated 11 October 2002 (the "Second Loan Agreement"), a copy of the form of which is attached hereto as Appendix 1 and shall be read together herewith) made among the Borrower, the financial institutions listed in Schedule 1 to the Second Loan Agreement, as lenders (the "Second Banks") and the Second Mortgagee, as agent and arranger, the Second Banks have agreed to made available to the Borrower a credit loan facility in the aggregate principal amount of United States Dollars Sixty Million (USD60,000,000) (the "Second Loan").

(E) The principal of the Second Loan shall be repaid as provided in Clause 3 of the Second Loan Agreement, and interest on the Second Loan at the rate of LIBOR plus the Margin for the relevant Interest Period (each as defined in the Second Loan Agreement) shall be paid as provided in Clause 7 of the Second Loan Agreement.

(F) Pursuant to the Second Loan Agreement, the Owner has executed and delivered to the Second Mortgagee a guarantee dated [__________] October 2002 (the "Guarantee"), of the Second Loan and interest thereon and all other sums payable or to become payable under the Second Loan Agreement, A copy of the Guarantee is annexed hereto as Appendix 2 and shall be read together herewith.

(G) It is a condition to advance of the Second Loan under the Second Loan Agreement that the Owner executes and delivers this Second Preferred Mortgage to the Second Mortgagee as security for the Owner's obligations under the Guarantee.

(H) Pursuant to the Second Loan Agreement, the Banks have appointed the Second Morgagee their security trustee/mortgage holder with full power to receive, hold, administer and enforce this Second Mortgage for the benefit of the Banks.

(I) In order to secure the payment to the Second Mortgagee of the Secured Indebtedness (as hereinafter defined), and to secure the performance and observance of and compliance with all of the agreements, covenants, terms and conditions of the Guarantee and this Second Mortgage contained, the Owner has duly authorized the execution and delivery of this Second Preferred Mortgage under and pursuant to Chapter 3 of Title 21 of the Liberian Code of Laws Revised, as amended.

NOW THEREFORE THIS MORTGAGE WITNESSETH:

                                    ARTICLE I

                                   Definitions

In this Second Mortgage, unless the context otherwise requires:

(i) "Environmental Affiliate" means any agent or employee of the Owner or any person in a contractual relationship with the Owner relating to the Vessel or her operation, whose acts or omissions would have a material adverse effect on the Owner's ability to meet its obligations to the Second Mortgagee with respect to the Secured Indebtedness or on the security provided to the Second Mortgagee with respect to the Secured Indebtedness;

(ii) "Environmental Approvals" means any and all consents, permits, licenses, approvals, rulings, variances, exemptions or other authorisations by any governmental or public body or authorities or courts, required under applicable Environmental Laws;

(iii) "Environmental Claims" means (i) any claim by, or directive from, or enforcement, clean-up, removal or any other governmental or regulatory actions initiated by, any applicable governmental, judicial, or other regulatory authority alleging breach of, or non-compliance with, any Environmental Laws or Environmental Approvals or otherwise howsoever relating to or arising out of an Environmental Release, or (ii) any claim by any other third party howsoever relating to or arising out of an Environmental Release (and in each such case "claim" shall include a claim for damages, clean-up costs, contribution, compliance, remedial action or otherwise);

(iv) "Environmental Laws" mean all national, international and state laws, rules, regulations, treaties, conventions and agreements whatsoever relating to pollution or protection of the environment (including, without limitation, the United States Oil Pollution Act of 1990, as amended, and any comparable laws of the individual States of the United States of America);

(v) "Environmental Release" means any release of an Environmentally Sensitive Material from the Vessel or as a result of her operation or navigation, for which the Owner has any liability under any applicable Environmental Laws or any Environmental Claim;

(vi) "Environmentally Sensitive Material" means and includes oil, oil products and any other substance which is polluting, toxic, contaminant or hazardous or any substance the release of which is regulated, prohibited or penalised by or pursuant to any Environmental Law;

(vii) "ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741(18) and A.788(19), as the same may be amended or supplemented from time to time. The terms "safety management system", "Safety Management Certificate", "Document of Compliance" and "major non-conformity" shall have the same meanings as are given to them in the ISM Code.

(viii) "Secured Indebtedness" means the aggregate of the Second Loan and interest thereon, default interest, expenses, fees, and all other sums of any kind at any time which may become owing by the Owner to the Second Mortgagee under the Guarantee and this Second Mortgage;

(ix) "Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by this Second Mortgage by payment in full of the Secured Indebtedness;

(x) "Vessel" means the whole of the vessel described in Recital A hereof and includes her engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable and other stores, freight, belongings and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to the said vessel, or any part thereof, or in or to the stores, belongings and appurtenances aforesaid; and

(xi) Terms and expressions used herein and not otherwise defined herein, shall bear the meanings ascribed to them in the Second Loan Agreement.

                                   ARTICLE II

                            Grant of Second Mortgage

NOW THEREFORE, in consideration of the premises and of other good and valuable consideration, the adequacy and receipt whereof are hereby acknowledged, and in order to secure the payment of the Secured Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions in the Guarantee and this Second Mortgage contained, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage, to and in favor of the Second Mortgagee, its successors and assigns (subject to the prior rights of the First Mortgagee pursuant to the First Mortgage), the whole of the Vessel TO HAVE AND TO HOLD the same unto the Second Mortgagee, its successors and assigns, forever, upon the terms set forth in this Second Mortgage for the enforcement of the payment of the Secured Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions in the Guarantee and this Second Mortgage contained SUBJECT AND SUBORDINATE, however, in all respects to the First Mortgage and all the terms, provisions and conditions thereof;

PROVIDED, ONLY, and the condition of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid to the Second Mortgagee, its successors and assigns, the Secured Indebtedness as and when the same shall become due and payable in accordance with the terms of the Guarantee and this Second Mortgage, and the Owner shall perform, observe and comply with all and singular of the covenants, terms and conditions in the Guarantee and this Second Mortgage contained, expressed or implied, to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then these presents and the rights of the Second Mortgagee under this Second Mortgage shall cease and determine and, in such event, the Second Mortgagee agrees by accepting this Second Mortgage, at the expense of the Owner, to execute all such documents as the Owner may reasonably require to discharge this Second Mortgage under the laws of the Republic of Liberia; otherwise to be and remain in full force and effect.

                                   ARTICLE III

                             Covenants of the Owner

The Owner covenants and agrees with the Second Mortgagee as follows:

Section 1. Payment of Secured Indebtedness
------------------------------------------

The Owner will pay the Secured Indebtedness as and when the same shall become due and payable and will observe, perform and comply with the covenants, terms and conditions herein and in the Guarantee, expressed or implied, on its part to be observed, performed or complied with.

Section 2. Insurance and Maintenance
------------------------------------

The Owner undertakes at all times throughout the Security Period to:

(a) insure and keep the Vessel insured in accordance with the provisions of Clause 17.14 of the Second Loan Agreement;

(b) keep and cause the Vessel to be kept in a good and efficient state of repair, maintain the highest class available for vessels of her type with a classification society acceptable to the Second Mortgagee, comply with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the flag of the Republic of Liberia, procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel, and permit the Second Mortgagee by surveyors or other persons appointed by them in that behalf to board the Vessel for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford all proper facilities for such inspections;

(c) submit or to cause the Vessel to be submitted to such periodic or other surveys as may be required for classification purposes and, if requested by the Second Mortgagee, to supply or to cause to be supplied to the Second Mortgagee copies of all survey reports and confirmations of class issued in respect thereof and to furnish to the Second Mortgagee a certificate by [ ] or such other classification society acceptable to the Second Mortgagee that the Vessel's aforesaid classification is maintained;

(d) pay and discharge or to cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel except to the extent permitted by Article III, Sections 2(i) and 4 hereof and in event of arrest of the Vessel pursuant to legal process or in event of her detention in exercise or purported exercise of any such lien as aforesaid, procure the release of the Vessel from such arrest or detention within ten (10) days of the occurrence of such event;

(e) not cause or permit the Vessel to be operated in any manner contrary to law, and not employ the Vessel or suffer her employment in any trade or business which is forbidden by the laws of the Republic of Liberia or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may expose the Vessel to penalty, forfeiture or capture or render her liable to condemnation or to destruction, seizure or confiscation and in event of hostilities in any part of the world (whether war be declared or not) not to employ the Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by the Vessel's war risks Insurers unless there shall have been effected by the Owner at its expense special insurance coverage to extend to such voyage;

(f) comply with all applicable Environmental Laws and obtain and comply with all required Environmental Approvals relating to the Vessel, her operation or management and the business of the Owner, including, without limitation, requirements relating to the establishment of financial responsibility (and shall require that all Environmental Affiliates of the Owner comply with all applicable Environmental Laws and obtain and comply with all required Environmental Approvals relating to the Vessel);

(g) upon the request of the Second Mortgagee, conduct and complete all reasonably necessary investigations, studies, sampling, audits and testings required by any known (or threatened) Environmental Release;

(h) promptly upon the occurrence of any of the following events, provide to the Second Mortgagee a certificate of an officer of the Owner specifying in detail the nature of such event and the proposed response of the Owner or its Environmental Affiliate;

        (i) the receipt by the Owner or any Environmental Affiliate (where the Owner has knowledge of such receipt) of any Environmental Claim; or

        (ii)    any (or any threatened) Environmental Release;

        and upon the written request by the Second Mortgagee, the Owner shall submit to the Second Mortgagee, at reasonable intervals, a report updating the status of any occurrence of an Environmental Claim or an Environmental Release,

(i) except for the First Mortgage and this Second Mortgage keep and cause the Vessel to be kept free and clear of all liens, charges, mortgages and encumbrances except where the Owner has received prior written consent of the First Mortgagee and the Second Mortgagee to the creation of any such liens, charges, mortgages and/or encumbrances;

(j)     (i)     to comply,  at all times,  and be responsible  for compliance by itself and by the Vessel, with the ISM Code;

        (ii)    at all times to ensure that:

                (a)     the Vessel has a valid Safety Management Certificate;

                (b) the Vessel is subject to a safety management system which complies with the ISM Code; and


                (c) to have a valid Document of Compliance for the Vessel, and to hold it on board the Vessel,

        and to  deliver  to the  Second  Mortgagee  on request a copy of a valid
        Safety Management Certificate and a valid Document of Compliance in respect of its Vessel in each case duly certified by an officer of the Owner;

        (iii)   to  promptly  notify  the  Second  Mortgagee  of any  actual  or
                threatened   withdrawal  of  an  applicable   Safety  Management
                Certificate or Document of Compliance;

        (iv) to promptly notify the Second Mortgagee of the identity of the person ashore designated for the purposes of paragraph 4 of the ISM Code and of any change in the identity of that person; and

        (v) to promptly notify the Second Mortgagee of the occurrence of any accident or major non-conformity requiring action under the ISM Code.

Section 3. Mortgage Recording
-----------------------------

The Owner will cause this Second Mortgage to be duly recorded in accordance with the provisions of Chapter 3 of Title 21 of the Liberian Code of Laws Revised, as amended, (hereinafter called the "Liberian Maritime Law") and will otherwise comply with and satisfy all of the provisions of the Liberian Maritime Law in order to establish and maintain this Second Mortgage as a second preferred mortgage on the Vessel.

Section 4. Prohibition of Liens
-------------------------------

Neither the Owner, any charterer, the Master of the Vessel nor any other person has or shall have any right, power or authority to create incur or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hire any lien whatsoever other than the lien created under the First Mortgage and this Second Mortgage, other liens in favour of the Second Mortgagee and liens for crew's wages and salvage.

Section 5. Notice of Second Mortgage
------------------------------------

The Owner will place, and at all times and places will retain, a properly certified copy of the Second Mortgage on board the Vessel with her papers and certificates and cause this Second Mortgage to be exhibited to all persons having business with the Vessel which might give rise to a maritime lien thereon, and will place and keep prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type reading as follows:


                               "NOTICE OF MORTGAGE

This Vessel is owned by [ ] and is covered by a Second Preferred Mortgage in favor of NORDEA BANK NORGE ASA, Middelthunsgt. 17, 0368 Oslo, Norway, as Second Mortgagee, under the authority of the Liberian Code of Laws Revised, as amended, and as the same may be or may have been further amended, modified and/or re-codified. Under the terms of said Second Mortgage, neither the Owner, any charterer, the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel, its freights, profits or hire, any other lien whatsoever except liens for crew's wages and salvage."

Section 6. No Sales, Transfers or Other Preferred Mortgage
----------------------------------------------------------

The Owner will not sell, mortgage, transfer or change the management (technical or commercial) of the Vessel, without the prior written consent of the Second Mortgagee, and any such written consent to any one sale, mortgage, transfer, or change of management shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, transfer or change of management. Any such sale, mortgage, transfer or change in management of the Vessel shall be subject to the provisions of this Second Mortgage.

Section 7. Authority of the Second Mortgagee
--------------------------------------------

Without prejudice to any other rights of the Second Mortgagee hereunder:

(i) in the event that the provisions of Article III Section 2.(a) hereof shall not be complied with, the Second Mortgagee shall be at liberty to effect and thereafter replace, maintain and renew all such insurances upon the Vessel as in their sole discretion they may think fit;

(ii) in the event that the provisions of Article III Section 2.(b) and/or (c) hereof shall not be complied with, the Second Mortgagee shall be at liberty to arrange for the carrying out of such repairs and/ or surveys as they deem expedient or necessary; and

(iii) any and all expenses incurred by the Second Mortgagee (including fees of counsel) in respect of their performances under the foregoing sub-sections (i) and (ii) shall be paid by the Owner on demand, with interest thereon at the rate provided for in sub-clause 7.4 of the Second Loan Agreement from the date when such expenses were incurred by the Second Mortgagee.

                                   ARTICLE IV

                         Events of Default and Remedies

Section 1. Events of Default; Remedies
--------------------------------------

In case of any one or more of the following events, herein termed "events of default", shall happen:

(a) an event of default stipulated in Clause 18 of the Loan Agreement shall occur; or

(b) a default in the due and punctual observance and performance of any of the covenants or provisions of the Second Loan Agreement or this Second Mortgage shall have occurred and be continuing; or

(c) any notice shall have been issued by the government or any bureau, department, officer, board or agency thereof of the country of registry of the Vessel to the effect that the Vessel is subject to cancellation from such registry or the certificate of registry of the Vessel is subject to revocation or cancellation for any reason whatsoever;

then:

The Second Mortgagee shall have the right to (subject to the rights of the First Mortgagee under the First Mortgage):

(i) declare all the then unpaid Secured Indebtedness to be immediately due and payable, and upon such declaration, the same, shall become and be due and payable;

(ii) exercise all of the enforcement rights and remedies in foreclosure and otherwise given to the Second Mortgagee by the provisions of the law of the country of registry of the Vessel or of any other jurisdiction where the Vessel may be at the relevant time or any other relevant jurisdiction;

(iii) bring suit at law, in equity or in admiralty, as they may be advised, to obtain judgement (if required by the laws of the relevant jurisdiction) against the Owner for the payment of the Secured Indebtedness, and collect the same out of any and all property of the Owner covered by this Second Mortgage;

(iv) take and enter into possession of the Vessel, at any time, wherever the same may be, without prior legal proceedings (if permitted by the laws of the relevant jurisdiction) and, without being responsible for possible loss or damage to the Owner, the Owner or other person in possession of the Vessel shall forthwith upon demand of the Second Mortgagee surrender possession of the Vessel to the Second Mortgagee;

(v) hold, lay up, lease, charter, operate or otherwise use the Vessel (without being responsible for possible loss or damage) for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, revenues, income, profits, return premiums, sale or insurance proceeds, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessel;

(vi) sell the Vessel by public auction or private contract (without being responsible for possible loss and damage) on such terms and conditions as the Second Mortgagee shall deem to be for its best advantage free from any claim of or by the Owner, by mailing notice of such sale, whether public or private, to the Owner at its last known address as set forth in this Second Mortgage, seven calendar days prior to the date fixed for entering into the contract of sale and, in the event of public auction, by first publishing notice of any such public sale for ten (10) consecutive days in a newspaper of general circulation published in the City of New York, State of New York. In the event that the Vessel shall be offered for sale by private sale, reasonable notice must be given to the Owner but need not to be more than seven days before the private sale and no newspaper publication shall be required nor notice of the adjournment of sale. Sale may be held at such place and at such time as the Second Mortgagee by notice may have specified and any sale may be conducted without bringing the Vessel to the place designated for such sale and any sale may be conducted in such manner as the Second Mortgagee may deem to be for their best advantage, and the Second Mortgagee may become the purchaser at any sale. The Owner agrees that any sale of the Vessel made in compliance with the provisions of this
        Section 1 shall be deemed made in a commercially reasonable manner as far as it is concerned.

        Anything in this Section to the contrary notwithstanding, this Second Mortgage is subject to the First Mortgage and the rights and powers granted to the Second Mortgagee herein are subject and subordinate (except for the rights to repayment of the Secured Indebtedness) to the corresponding rights and powers granted to the First Mortgagee under the First Mortgage and may not be exercised in such a manner as to impair such rights and powers under the First Mortgage.

Section 2. Power of Attorney - Sale
-----------------------------------

The Owner hereby irrevocably appoints the Second Mortgagee as its attorney-in-fact to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to execute, in the name and on behalf of the Owner, a bill of sale or other form of good conveyance of title to the Vessel so sold (subject to the rights of the First Mortgagee under the First Mortgage).

Section 3. Power of Attorney - Collection
-----------------------------------------

The Second Mortgagee is hereby appointed attorney-in-fact of the Owner, with full power, upon the happening of any event of default, in the name of the Owner (and subject to the rights of the First Mortgagee under the First Mortgage) to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, revenues, income, profits and sale proceeds of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as a return of premia or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any event of default as defined in Section 1 of Article IV hereof in respect of the Vessel, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Owner acquittances, receipts, releases or other discharges for the same, and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.

Section 4. Delivery of Vessel
-----------------------------

Whenever any right to enter and take possession of the Vessel accrues to the Second Mortgagee pursuant to this Second Mortgage, it may require the Owner to deliver, and the Owner shall on demand, at its own cost and expense, deliver to the Second Mortgagee the Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Second Mortgage, the Second Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the freights, hire, earnings, revenues, income and profits due or to become due and arising from the operation thereof.

Section 5. Mortgagee to Discharge Liens
---------------------------------------

The Owner authorizes and empowers the Second Mortgagee or its appointees to appear in the name of the Owner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them may seem proper towards the defence of such suit and purchase or discharge of such lien, and all expenditures made or incurred by them for the purpose of such defence or purchase or discharge shall be a debt due from the Owner, its successors and assigns, to the Second Mortgagee, and shall be secured by the lien of this Second Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 6. Remedies Cumulative
------------------------------

Each and every power and remedy herein given to the Second Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Second Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power of remedy. No delay or omission by the Second Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such event or default.

Section 7. Cure of Default
--------------------------

If at any time after an event of default and prior to the actual sale of the Vessel by the Second Mortgagee or prior to any enforcement or foreclosure proceedings the Owner offers completely to cure all events of default and to pay all expenses, advances and damages to the Second Mortgagee consequent on such events of default, with interest at the interest rate set forth in sub-clause
7.4 of the Second Loan Agreement, then the Second Mortgagee may, but shall not be obligated to do so, accept such offer and payment and restore the Owner to its former position, but such action, if taken, shall not affect any subsequent event of default or impair any rights consequent thereon.

Section 8. Discontinuance of Proceedings
----------------------------------------

In case the Second Mortgagee shall have proceeded to enforce any right, power or remedy under this Second Mortgage by foreclosure or otherwise, and such proceedings shall have been discontinued and abandoned for any reason or shall have been determined adversely to the Second Mortgagee, then and in every such case the Owner and the Second Mortgagee shall be restored to their former position and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 9. Application of Proceeds
----------------------------------

The proceeds of any sale of the Vessel and any and all other moneys received by the Second Mortgagee pursuant to or under the terms of this Second Mortgage or in any proceedings hereunder the application of which has not elsewhere herein been specifically provided for, shall (subject to the rights of the First Mortgagee under the First Mortgage) be applied as follows:

First: So much of such amounts as shall be required to pay all taxes, assessments or liens in respect of the Vessel having priority over liens or security interests in favour of the Second Mortgagee, shall be applied to the payment of such taxes, assessments or liens;

Second: So much of such  amounts as shall be required to pay in full the Secured
        Indebtedness   shall  be   applied  to  the   payment  of  the   Secured
        Indebtedness.

Third: Any surplus thereafter remaining, to the Owner or Owner's successors in interest and assigns, or to whomever may be lawfully entitled to receive the same.

Section 10. Requisition Compensation
------------------------------------

Subject to the rights of the First Mortgagee under the First Mortgage and the First Deed of Assignment, in the event that the title or ownership of the Vessel shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree, order or otherwise, the lien of this Second Mortgage shall be deemed to attach to the claim for compensation therefore, and the compensation is hereby agreed to be payable to the Second Mortgagee, who shall be entitled to receive the same and shall apply it as provided in Section 9 of this Article III. In the event of any such requisition, purchase or taking, the Owner shall promptly execute and deliver to the Second Mortgagee such documents, if any, as in the opinion of the Second Mortgagee may be necessary or useful to facilitate or expedite the collection by the Second Mortgagee of such compensation, purchase price, reimbursement or award as is payable to them hereunder.

Section 11. Severability of Provisions
--------------------------------------

In the event that any provision or provisions of this Second Mortgage shall be declared invalid, void or otherwise inoperative by any present or future court of competent jurisdiction in any country, the Owner will, without prejudice to any other right or remedy of the Second Mortgagee under the Second Loan
Agreement or the Guarantee or this Second Mortgage, execute and deliver such other and further instruments and do such things as in the opinion of the Second Mortgagee and its counsel will be necessary or advisable to carry out the time intent and spirit of this Second Mortgage. In any event, any such declaration of partial invalidity shall not affect the validity of any other provision or provisions of this Second Mortgage, or the validity of this Second Mortgage as a whole.

                                    ARTICLE V

                                Sundry Provisions

Section 1. Successors and Assigns
---------------------------------

No assignment shall be made in respect of this Second Mortgage except in accordance with the terms of Clause 24 of the Second Loan Agreement.

Section 2. Power of Substitution
--------------------------------

Wherever and whenever herein any right, power or authority is granted or given to the Second Mortgagee, such right, power or authority may be exercised in all cases by the Second Mortgagee or such agent or agents the Second Mortgagee may appoint, and the act or costs of such agent or agents when taken shall constitute the act or costs of the Second Mortgagee hereunder.

Section 3. Preferred Status of this Second Mortgage
---------------------------------------------------

Anything herein to the contrary not withstanding, it is intended that nothing herein shall waive the preferred status of this Second Mortgage and that, if any provision or portion thereof herein shall be construed to waive the preferred status of this Second Mortgage, then such provision to such extent shall be void and of no effect.

Section 4. Notices
------------------

Any notice or other communication to be given pursuant hereto shall be transmitted and addressed as set forth in this Second Mortgage.


Section 5. Recording And Total Amount
-------------------------------------

For the purpose of recording this Second Preferred Mortgage as required by Chapter 3 of Title 21 of the Liberian Code of Laws Revised, as amended, the total amount of this Second Mortgage is Sixty Million United States Dollars (USD 60,000,000) and interest thereon, default interest, costs, expenses, and performance of Second Mortgage covenants. The date of maturity is on demand.

It is not intended that this Second Mortgage shall include property other than the Vessel as the term "vessel" is used in subdivision (2) of Section 106 of Chapter 3 of Title 21 of the Liberian Code of Laws Revised, as amended. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Second Mortgage, the discharge amount is zero point zero one per centum (0.01%) of the total amount of this Second Mortgage.

Section 6. Discharge
--------------------

The Second Mortgagee shall, when the Secured Indebtedness has been paid to the Second Mortgagee in full, at the cost and expense of the Owner, provide for discharge and release of this Second Mortgage.

IN WITNESS WHEREOF, the Owner has caused this Second Mortgage to be duly executed the day and year first above written.



                                      [         ]
                                      By
                                        --------------------------------
                                        Attorney-in-Fact

                                 ACKNOWLEDGEMENT

STATE OF NORWAY  )
                     : ss.:
CITY OF OSLO     )

        On this _____ day of [ ], 2002, before me personally appeared [ _________________________ ], to me known, who being by me duly sworn, did depose and say that he/she resides at _______________________________________, that he/she is the Attorney-in-Fact of [ ], the corporation described in and which executed the foregoing instrument, and that he/she signed his/her name thereto pursuant to authority granted to him/her by the board of directors of said corporation.


                 ---------------------------

                                   Schedule 12

                   List of Charters and Management Agreements

M/V GOLAR SPIRIT

Charter

Time charter dated 9 September 1983 between Pertamina and Golar Gas Cryogenics Inc. as amended by Addendum No. 1 dated 2 July 1986 and Addendum No. 2 dated 20 February 1990 expiry on or about 1 December 2006 subject to charterer's option to extend.

Charter Guarantee

None.

Management Agreement

Management Agreement dated 1 January 1999 between Golar Gas Cryogenics Inc. and Osprey Maritime Management Limited.

M/V HILLI

Charter

Short term pre-emption charter dated 7 September 2000 between Golar Hilli Inc. and Methane Services Limited entered into pursuant to the Master Agreement covering period until delivery under long term charter.

Long term charter dated 25 October 2001 between Golar Hilli Inc. and Methane Services Limited.

Omnibus agreement dated 25 October 2001 between Methane Services Ltd., BG International Ltd., BG Asia Pacific PTE. Ltd., Osprey Maritime Ltd., Golar Management Ltd., Golar LNG Ltd., Golar Khannur Inc., Golar Freeze Inc., Golar Gimi Inc., Golar Hilli Inc., Golar LNG 2215 Corporation and Poten & Partners Inc.

Charter Guarantee

        (a) Guarantee dated 7 September 2000 from BG International Limited in favour of Golar Hilli Inc. (in respect of pre-emption charter).

        (b) Guarantee dated 8 May 2001 from BG International Limited in favour of Golar Hilli Inc. (in respect of long term charter).

Management Agreement

Management Agreement dated 1 January 1999 between Golar Hilli Inc. and Osprey Maritime Management Limited.

M/V GIMI

Charter

Short term pre-emption charter to be entered into between Golar Gimi Inc. and Methane Services Limited Pursuant to the Master Agreement covering period until delivery under long term charter.

Long term charter dated 25 October 2001 between Golar Gimi Inc. and Methane Services Limited.

Omnibus agreement dated 25 October 2001 between Methane Services Ltd., BG International Ltd., BG Asia Pacific PTE. Ltd., Osprey Maritime Ltd., Golar Management Ltd., Golar LNG Ltd., Golar Khannur Inc., Golar Freeze Inc., Golar Gimi Inc., Golar Hilli Inc., Golar LNG 2215 Corporation and Poten & Partners Inc.

Charter Guarantee

Guarantee dated 2 March 2000 from BG International Limited in favour of Golar Gimi Inc. (in respect of long term charter)

Management Agreement

Management Agreement dated 1 January 1999 between Golar Gimi Inc. and Osprey Maritime Management Limited.

M/V KHANNUR

Charter

Short term pre-emption charter dated 30 November 2000 between Golar Khannur Inc. and Methane Services Limited entered into pursuant to the Master Agreement covering period until delivery under long term charter.

Long term charter dated 25 October 2001 between Golar Khannur Inc. and Methane Services Limited.

Omnibus agreement dated 25 October 2001 between Methane Services Ltd., BG International Ltd., BG Asia Pacific PTE. Ltd., Osprey Maritime Ltd., Golar Management Ltd., Golar LNG Ltd., Golar Khannur Inc., Golar Freeze Inc., Golar Gimi Inc., Golar Hilli Inc., Golar LNG 2215 Corporation and Poten & Partners Inc.

Charter Guarantee

Guarantee dated 30 November 2000 from BG International Limited in favour of Golar Khannur Inc. (in respect of long term charter).

Management Agreement

Management Agreement dated 1 January 1999 between Golar Khannur Inc. and Osprey Maritime Management Limited.

M/V GOLAR FREEZE

Charter

Short term pre-emption charter dated 7 September 2000 between Golar Freeze Inc. and Methane Services Limited entered into pursuant to the Master Agreement, such charter to expire on 31 December 2009 subject to charterer's option to extend or enter into a long term charter in accordance with the terms of the Master Agreement as amended by Addendum No. 1 dated 25 October 2001.

Long term charter dated 25 September 2002 between Golar Freeze Inc. and Methane Services Limited.

Omnibus agreement dated 25 October 2001 between Methane Services Ltd., BG International Ltd., BG Asia Pacific PTE. Ltd., Osprey Maritime Ltd., Golar Management Ltd., Golar LNG Ltd., Golar Khannur Inc., Golar Freeze Inc., Golar Gimi Inc., Golar Hilli Inc., Golar LNG 2215 Corporation and Poten & Partners Inc.

Charter Guarantee

Guarantee dated 7 September 2000 from BG International  Limited and in favour of
Golar    Freeze    Inc.    (in    respect   of   the   short   term    charter).

Management Agreement

Management Agreement dated 1 January 1999 between Golar Freeze Inc. and Osprey Maritime Management Limited.


In this Schedule 12 "Master Agreement" means the master agreement dated 12 August 1999 as amended by addendum no. 1 thereto dated 5 January 2000 between Golar Khannur Inc., Golar Freeze Inc., Golar Gimi Inc., Golar Hilli Inc., Osprey Maritime and Methane Services Limited.

                                   Schedule 13

                                     Form of
                             Co-ordination Agreement

                                     between

                               Den norske Bank ASA
                               as First Mortgagee



                                       and


                         Golar Gas Holding Company, Inc.
                                   as Borrower


                                       and


                              Nordea Bank Norge ASA
                               as Second Mortgagee





                         -------------------------------
                                 Second Priority
                                 Credit Facility
                                Agreement for an
                                   amount not
                                  exceeding USD
                                60,000,000 dated
                                 11 October 2002
                         -------------------------------




                                 VOGT & WIIG AS

THIS CO-ORDINATION AGREEMENT (the "Agreement") dated [ ] October 2002 is made between:


1. GOLAR GAS HOLDING COMPANY, INC., a company incorporated in the Republic of Liberia, having its registered office is at 80 Broad Street, Monrovia. Liberia (the "Borrower");

2.      DEN NORSKE BANK ASA, Stranden 21, 0021 Oslo, Norway  (hereinafter called
        the  "First  Mortgagee",   which  expression   includes  its  respective
        successors and assignees); and

3.      NORDEA BANK NORGE ASA,  P.O.Box 1166  Sentrum,  Middelthunsgt.  17, 0368
        Oslo,  Norway  (hereinafter   called  the  "Second   Mortgagee",   which
        expression includes its respective successors and assignees).

WHEREAS:

(A) Golar Gas Cryogenics Inc., Golar Hilli Inc., Golar Gimi Inc., Golar Khannur Inc. and Golar Freeze Inc., all being companies incorporated and existing under the laws of the Republic of Liberia, (the "Owning Companies") are the owners of the following vessels; M/V "GOLAR SPIRIT", M/V "HILLI", M/V "GIMI", M/V "KHANNUR" and M/V "GOLAR FREEZE" (together referred to as the "Vessels") all registered in the Liberian Ship Registry.

(B) Pursuant to, and subject to the terms and conditions of a term loan facility agreement dated 31 May 2001 (as the same may have been and may hereafter from time to time be amended referred to as the "First Agreement") entered into by and between among others the Borrower and the First Mortgagee as security agent on behalf of a syndicate of banks (the "First Banks"), the First Banks have made available to the Borrower a loan in the amount of USD 325,000,000 (the "First Facility") for the purpose of enabling the Borrower to refinance certain existing indebtedness in respect of the Vessels, and provide liquidity support and working capital.

        As security for the First Facility and all other sums owing to the First Banks under the First Agreement and the First Securities (as defined below) (together the "First Indebtedness"), i.a. the following documents have been executed:

        (i) first priority Liberian mortgages (hereinafter called the "First Mortgages"), in favour of the First Mortgagee (on behalf of the First Banks) registered against each of the Vessels;

        (ii) first priority deeds of assignment dated 31 May 2001 between each of the Owning Companies and the First Mortgagee (on behalf of the First Banks) (the "First Deeds of Assignment") in respect of i.a. each of the Owning Companies' present and future interest under:

                (a) the earnings of the relevant Vessel payable to the relevant Owning Company,

                (b) the insurance proceeds in respect of all insurances for the relevant Vessel and all other amounts payable to the relevant Owning Company in relation to the relevant Vessel;

                (c)     the charters of the Vessels from time to time; and

                (d)     requisition   compensation   as  defined  in  the  First
                        Agreement,

        (iii) a first priority bank account pledges and assignments dated 31 May 2001 between the Borrower and the First Mortgagee (on behalf of the First Banks) (the "First Pledge of Accounts");

        (iv) first priority share pledges dated 31 May 2001between the Borrower and the First Mortgagee (on behalf of the First Banks) under which the Borrower has pledged all of its shares in each of the Owning Companies, Oxbow and Golar Maritime (the "First Pledge of Shares"); and

        (v) a guarantee issued by the Owning Companies, Oxbow and Golar Maritime dated 31 May 2001 in favour of the First Mortgagee as security for the Borrower's obligations under the First Agreement (the "First Guarantee").

        The First Mortgages, the First Deeds of Assignment, the First Pledge of Accounts, the First Guarantee and the First Pledge of Shares are hereinafter called the "First Securities" as the same may have been and may hereafter from time to time be amended.

(C) Pursuant to, and subject to a second priority credit agreement dated 11 October 2002 (the "Second Agreement") entered into by and between among others the Borrower and the Second Mortgagee as agent on behalf of a syndicate of banks (the "Second Banks"), the Second Banks have agreed to make available to the Borrower a second priority loan of up to USD 60,000,000 (the "Second Facility").

        As security for the Second Facility and all other sums owing to the Second Banks under the Second Agreement and the Second Securities (as defined below) (together the "Second Indebtedness"), i.a. the following documents will be executed:

        (i) second priority Liberian mortgages (hereinafter called the "Second Mortgages"), in favour of the Second Mortgagee (on behalf of the Second Banks) registered against each of the Vessels;

        (ii) second priority deeds of assignment dated [ ] between each of the Owning Companies and the Second Mortgagee (on behalf of the Second Banks) (the "Second Deeds of Assignment") in respect of i.a. each of the Owning Companies' present and future interest under:

                (a) the earnings of the relevant Vessel payable to the relevant Owning Company,

                (b) the insurance proceeds in respect of all insurances for the relevant Vessel and all other amounts payable to the relevant Owning Company in relation to the relevant Vessel;

                (c)     the charters of the Vessels from time to time; and

                (d) requisition compensation as defined in the Second Deeds of Assignment,

        (iii) a second priority bank account pledge dated [ ] between the Borrower and the Second Mortgagee (on behalf of the Second Banks) (the "Second Pledge of Accounts");

        (iv) second priority share pledges dated [ ] October 2002 between the Borrower and the Second Mortgagee (on behalf of the Second Banks) under which the Borrower has pledged all of its shares in each of the Owning Companies, Oxbow and Golar Maritime (the "Second Pledge of Shares");

        (v)     a  guarantee  issued by the  Owning  Companies,  Oxbow and Golar
                Maritime dated [ ] October 2002 in favour of the Second Mortgagee as security for the Borrower's obligations under the Second Agreement (the "Second Guarantee"); and

        (vi) first priority share pledge dated [ ] October 2002 between the Parent and the Second Mortgagee (on behalf of the Second Banks) under which the Parent has pledged all of its shares in the Borrower (the "Pledge of Borrower Shares").

        The Second Mortgages, the Second Deeds of Assignment, the Second Pledge of Accounts, the Second Pledge of Shares, the Pledge of Borrower Shares and the Second Guarantee are hereinafter called the "Second Securities" as the same may have been and may hereafter from time to time be amended.

(D) This Agreement sets out (inter alia) the terms and conditions upon and subject to which the First Mortgagee consents to the Borrower granting in favour of the Second Mortgagee the Second Securities.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1       Consent of the First Mortgagee

        Subject to the terms and conditions of this Agreement, the First Mortgagee (on behalf of the First Banks) hereby consents to the execution and registration (where relevant) of the Second Securities.

        The First Mortgagee agrees on behalf of itself and the First Banks that nothing contained in this Agreement, the First Agreement or the Second Agreement shall oblige the Second Mortgagee to monitor or otherwise be responsible for the Borrower's performance of its obligations under the First Agreement and the First Securities.

        The First Mortgagee agrees that so long as the First Pledge of Shares shall remain in full force and effect, the First Mortgagee shall, subject to the rights of the First Banks, hold the share certificates for the Second Mortgagee, as security agent for the Second Banks under the Second Pledge of Shares, and that upon release from the First Pledge of Shares, the First Mortgagee shall deliver the share certificates to the Second Mortgagee.

        The First Mortgagee (as security agent for the First Banks) upon the request of the Borrower and in consideration of the Second Mortgagee agreeing and undertaking in the manner hereinafter contained hereby consents to the granting by the Borrower in favour of the Second Mortgagee and the execution and registration (as the case may be) of the Second Securities.

2       The First Mortgagee's undertakings

        The First Mortgagee (on behalf of the First Banks) hereby agrees and undertakes with the Second Mortgagee that it will notify the Second Mortgagee as soon as practicable if it intends to enforce any of its rights or powers under the First Securities (other than its right to demand payment of any monies secured thereby) whereupon the Second Mortgagee shall have the option (to be exercised within 15 Norwegian banking days from receipt of such notification during which period the First Mortgagee will not complete enforcement of any of its said rights and powers, unless, in the case of emergency, the Second Mortgagee agrees to any such enforcement, such consent not to be unreasonably withheld) of paying to the First Mortgagee within the said period of 15 Norwegian banking days all monies then secured by the First Securities against an assignment and transfer of the First Securities that may be transferable to and at the expense of the Second Mortgagee such transfer to the Second Mortgagee to be by way of transfer certificates issued pursuant to clause 15 of the First Agreement in respect of all of the rights and obligations of the First Banks under the First Agreement in their capacity as First Banks and any related documents (including the First Agreement, the First Securities and this Agreement) evidencing or regulating or securing any moneys so due by way of documentation in a form and substance reasonably satisfactory to the Second Mortgagee but on a non-recourse basis and without any express or implied warranty or representation by the First Banks as to the validity or enforceability of the First Agreement and/or the First Securities and/or such related documents or as to the recoverability of any moneys thereunder). The First Mortgagee shall not be liable to the Second Mortgagee for any failure or delay in giving notice of its intention to enforce and shall not be liable to the Second Mortgagee in respect of any loss, damage or liability incurred by the Second Mortgagee arising out of or in connection with the First Mortgagee's failure or delay in giving such notice.

        Without prejudice to this Clause 2, nothing herein shall preclude the right of the First Mortgagee to demand payment of any money secured by the First Securities or preclude the First Mortgagee from taking any action whatsoever in accordance with the First Securities.

        The First Mortgagee is not responsible for the due performance by the other First Banks of the obligations undertaken on their behalf in this Agreement and no First Bank shall be liable to the Second Mortgagee for any failure on the part of another First Bank to perform the said obligations.

3        The Second Mortgagee's undertakings

        In consideration of the agreement herein contained, the Second Mortgagee (on behalf of the Second Banks) hereby agrees and undertakes that:

        a) the security constituted or to be constituted by the Second Securities shall in all respects be subordinated to and rank in priority subsequent to the security constituted or to be constituted by the First Securities;

        b) the Second Securities shall not be applied as security for loans, facilities or contracts other than the Second Facility, and shall never exceed USD 60,000,000, plus interest and cost and expenses as provided for in the Second Agreement;

        c) at the same time as giving any formal notice to the Borrower that an Event of Default (as defined in the Second Agreement) has occurred, notify the First Mortgagee thereof;

        d) in the event that the First Mortgagee declares an event of default under the First Agreement and following receipt by the Second Mortgagee of notice from the First Mortgagee pursuant to Clause 2, any monies received thereafter by the Second Mortgagee under the Second Securities, shall forthwith be paid to the First Mortgagee until all sums due under the First Facilities and/or the First Securities have been fully paid;

        e) it will not make or allow to be made any material variation, amendment or supplement to any of the Second Securities or agree to or make any accelerations in the repayment schedule under the Second Agreement unless the funds used for such accelerated repayment derive from funds generated outside the Borrower and Subsidiaries (including Oxbow and Golar Maritime), without the previous written consent of the First Mortgagee;

        f) it shall not assign, transfer or otherwise dispose of its rights or obligations under any of the Second Securities to any other party whatsoever unless such party has first entered into an agreement with the First Mortgagee in form and substance satisfactory to the First Mortgagee;

        g) it will not take any action to enforce any claim or seek to exercise any of its rights under the Second Securities or give any notice of redirection to the Charterers (as defined in the Second Deeds of Assignment) or Insurers (as defined in the Second Agreement) under the notices of assignment pursuant to the Second Deeds of Assignment, unless either (1) all monies due or to become due to the First Mortgagee and the First Banks (including all accrued interest and other monies) under the terms of the First Agreement and/or the First Securities, have been paid in full to the First Mortgagee or (2) the First Mortgagee shall have given its prior written consent thereto (which consent the First Mortgagee (acting on the instructions of the First Banks) shall have full liberty to withhold);

        h) without prejudice to its obligations under Clause 2, the First Mortgagee may enforce and make any claims or exercise any rights granted to it under the First Securities or exercise any rights which it has or may have at law or otherwise against the Borrower, the Owning Companies or any of the Vessels or any part thereof without prior consultations with the Second Mortgagee;

        i) in the event that the First Mortgagee shall exercise the rights and powers granted to it pursuant to the First Agreement and/or the First Securities and hereunder decide to sell any of the Vessels, whether by forced auction, or private treaty in its capacity as mortgagee thereof or as attorney in-fact for the Borrower, then the First Mortgagee shall notify the Second
                Mortgagee under the terms of Clause 2 whereupon the option referred to in Clause 2 shall apply. If said option is not exercised by the Second Mortgagee, the Second Mortgagee shall take all such actions as may be deemed necessary to consent to and ratify and confirm such sale and, whether or not the proceeds of such sale shall or will be sufficient after application thereof by the First Mortgagee in discharge of the First Indebtedness to discharge all sums owing to the Second Mortgagee, the Second Mortgagee shall co-operate fully with the First Mortgagee for the purpose of effecting such sale and, in particular, but without limitation, the Second Mortgagee shall forthwith upon each request of the First Mortgagee execute such discharges and/or reassignments as may be necessary to complete the sale of any of the Vessels free of any mortgage, charge, assignment or other encumbrances created by or pursuant to the Second Securities, provided that the First Mortgagee shall use its best endeavours to ensure that such discharges are effected in such manner as shall preserve the Second Mortgagee's right to recover any remaining proceeds of such sale following payment to the First Mortgagee of the sums secured by the First Securities; and

        j) it has not entered into and will not during the subsistence of the security constituted under the First Securities knowingly enter into any arrangement in respect of the Second Securities or any transactions related thereto or contemplated thereby with the Borrower and/or the Owning Companies and/or Oxbow and/or Golar Maritime whereby the First Mortgagee and its security is or will be prejudiced and, without prejudice to the generality of the foregoing, the Second Mortgagee will not serve, or permit there to be served, any notice of assignment contained in any of the Second Securities unless the form of such notice states that such assignment is subject and subordinate to the prior assignments contained in the First Securities.

        PROVIDED HOWEVER that nothing herein shall preclude the rights of the Second Mortgagee to demand and/or receive payment of any monies secured by the Second Securities or performance of other obligations set out therein or in the Second Agreement or take necessary action with a view to substantiating, preserving or protecting the Second Mortgagee's interest, always as long as such action does not interfere with the explicit rights of the First Mortgagee.


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

4       Borrower's undertakings

        The Borrower hereby acknowledges that the First Mortgagee has entered into this Agreement at the request of the Borrower and the Second Mortgagee and accordingly the Borrower consents to all of the terms hereof and their implementation and undertakes to the First Mortgagee to do all such things and execute all such documents whatsoever as the First Mortgagee may reasonably require from time to time in order to implement such terms.

5       Variations to the First Agreement and/or First Securities

        The First Banks may at any time and from time to time agree with the Borrower or any other party variations, amendments or supplements to the First Agreement and/or any of the First Securities without prior consultation with the Second Mortgagee, save for any increase in the amount of the First Facility which shall be subject to the prior written approval of the Second Mortgagee. Any and all documents executed pursuant to, or to implement, such variations, amendments or supplements shall from and after execution be deemed for the purpose of this Agreement to be an integral part of the First Securities and shall rank in priority to the relevant Second Securities and the Second Mortgagee shall enter into such documents with the First Mortgagee and/or the First Banks as the First Mortgagee may require to maintain or confer such priority.

6       Application of monies

        a) On completion of sale, either by forced auction or private treaty, the sale proceeds of any of the Vessels shall be applied as follows and in the order mentioned:

                (i) First: in respect of all costs and expenses whatsoever incurred in or about and incidental to the said sale.

                (ii) Second: in or towards satisfaction of all prior claims (being any claims, liabilities or debts owed and taking priority in respect of such proceeds over the security constituted by the First Securities and the Second Securities) secured on the relevant Vessel.

                (iii) Third: in or towards payment of all sums secured by the First Securities.

                (iv) Fourth: in or towards payment of all sums secured by the Second Securities.

                (v) Fifth: the balance, if any, shall be paid to the Borrower and/or to whomsoever shall be entitled thereto.

        b) Any amount received by the First Mortgagee under any of the First Securities shall be applied against any amounts outstanding under any obligations secured by the First Securities in accordance with the provisions of the First Securities.

                Subject  to the  Borrower  being in  default  under  the  Second
                Agreement, the balance, if any, shall be paid to the Second Mortgagee and be applied against the amount outstanding under the Second Facility at the time of default.

                The balance, if any, shall be paid to the Borrower, and/or to whomsoever shall be entitled hereto.

7       Notices

        All notices or other communications under the Agreement shall be in writing and shall be deemed to be duly given or made and received when delivered (in the case of personal delivery or letter) and when despatched (in the case of facsimile or other electronic communication) to such party addressed to it at the address appearing below (or at such address as such party may hereafter notify to the other) -

        a) To the Borrower: c/o Golar Management Limited, 30 Marsh Wall, London E14 9TP, United Kingdom, telefax number + 44 20 7517 8601


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

        b) To the First Mortgagee: Den norske Bank ASA, Stranden 21, 0021 Oslo, Norway, telefax number + 47 22 48 28 94

        c) To the Second Mortgagee: Nordea Bank Norge ASA, P.O. Box 1166 Sentrum, 0107 Oslo, Norway, telefax number + 47 22 49 66 68

        A written notice includes a notice by facsimile, or other means of communication in permanent written form. A notice or other communication received on a non-working day or after business hours in the place of receipt shall be deemed to be served and received on the next following working day in such place.

8       Costs and expenses

        The Borrower hereby agrees to pay to each of the First Mortgagee or the Second Mortgagee (a "Mortgagee") on demand all costs and expenses (including legal and out-of- pocket expenses) from time to time incurred by either Mortgagee (or the First Banks or the Second Banks) in connection with negotiation, preparation, execution, completion, enforcement, attempted enforcement and performance of, or preservation of any rights under this Agreement, together with interest at the default rate referred to in clause 3.4 of the First Agreement or clause
        7.4 of the Second Agreement (as the case may be) from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

9       Effect of this Agreement

9.1     Preservation of security

        Nothing contained in this Agreement shall as between the Borrower and the First Mortgagee and the Borrower and the Second Mortgagee affect or prejudice any rights, power or remedies of the First Banks or the Second Banks respectively under their First and Second Securities which shall remain in full force and effect according to their tenor as effective securities for all money obligations and liabilities therein mentioned without limit subject to the ranking of the securities as herein provided.

9.2     No enquiry

        No purchaser dealing with a Mortgagee or any receiver appointed by any Mortgagee shall be concerned in any way with the provisions of this Agreement but may assume that such Mortgagee or any such receiver as the case may be is acting in accordance with the provisions of this Agreement.

9.3     Waivers, etc.

        Each Mortgagee shall be entitled without reference to another Mortgagee to grant time or indulgence and to release compound or otherwise deal with or receive moneys from any person liable or to deal with exchange release modify or abstain from perfecting or enforcing any of the rights which it may now or hereafter have against the Borrower or otherwise without prejudicing its rights under this Agreement.

9.4     Duration

        This Agreement shall remain in full force and effect until either full and irrevocable payment and discharge of both the First Indebtedness and the Second Indebtedness or final discharge and release and reassignment of the security constituted by the Second Securities.

10      Counterparts

        This Agreement may be entered into in the form of two or more counterparts, each executed by one or more of the parties and, provided all the parties shall so execute this Agreement, each of the executed counterparts when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.


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

11      Severability of provisions

        Each of the provisions in this Agreement are severable and distinct from the others, and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

12      Jurisdiction

        For the benefit of the Second Mortgagee and each Second Bank, the Borrower and the First Mortgagee agree that only the courts of Norway shall have jurisdiction to settle any disputes in connection with this Agreement and accordingly submits to the non-exclusive jurisdiction of Oslo tingrett. Nothing in this Clause 12 shall limit the right of the Second Mortgagee or any Second Bank to start proceedings against the Borrower or the First Mortgagee in any other court of competent jurisdiction.

13      Governing law

        This Agreement shall be governed by Norwegian law.

14      Service of process

        Without prejudice to any other mode of service, the Borrower:

        a) irrevocably appoints Frontline Management AS as its agents for service of process relating to any proceedings before the Norwegian courts in connection with this Agreement;

        b) agrees that failure by its process agent to notify them of the process will not invalidate the proceedings concerned; and

        c) consents to the service of process to any such proceedings before the Norwegian courts by posting of a copy of the process to Frontline Management AS, Bryggegt. 3, P.O. Box 1327 Vika. 0112 Oslo, Norway.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered the day and the year first above written.

The Borrower:

GOLAR GAS HOLDING COMPANY, INC.

By:
Name:
Title:

The First Mortgagee:
--------------------

DEN NORSKE BANK ASA

By:
Name:
Title:


The Second Mortgagee:
---------------------

NORDEA BANK NORGE ASA

By:
Name:
Title:

                                   SIGNATORIES

The Borrower:
-------------

GOLAR GAS HOLDING COMPANY, INC.

By:
Name:
Title:

The Agent:
----------

NORDEA BANK NORGE ASA

By:
Name:
Title:

The Banks:
----------

NORDEA BANK NORGE ASA

By:
Name:
Title:


DEN NORSKE BANK ASA

By:
Name:
Title:


FORTIS BANK (NEDERLAND) N.V.

By:
Name:
Title:


The Arrangers:
--------------

NORDEA BANK NORGE ASA

By:
Name:
Title:

DEN NORSKE BANK ASA

By:
Name:
Title:

FORTIS BANK (NEDERLAND) N.V.
C
By:
Name:
Title:



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